UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the registrant  ☒

Filed by a party other than the registrant  ☐

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☐	Preliminary proxy statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14-a6(e)(2))
☒	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material under Rule 14a-12

New York Community Bancorp, Inc.

(Name of Registrant as specified in its Charter)

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Proxy Statement & Notice of Annual

Meeting of Shareholders

10:00 a.m. June 3, 2020

April 24, 2020

Fellow Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of New York Community Bancorp, Inc., the holding company for New York Community Bank. The safety of our stockholders is important to us, and given the current guidance by public health officials surrounding COVID-19 and group gatherings, the Annual Meeting will be a “virtual meeting” conducted exclusively via live webcast on Wednesday, June 3, 2020, at 10:00 a.m. Eastern Daylight Time. You will be able to attend the Annual Meeting, vote, and submit questions by visiting www.virtualshareholdermeeting.com/NYCB2020.

The attached Notice and Proxy Statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of New York Community Bancorp, Inc., as well as representatives of KPMG LLP, the Company’s independent registered public accounting firm, will be present to respond to any questions you may have.

On April 24, 2020, under rules established by the Securities and Exchange Commission, we sent the majority of those shareholders who are eligible to vote at the Annual Meeting a notice that explains how to access their proxy materials and our 2019 Annual Report online, rather than receive them in traditional printed form. The notice also explains the simple steps our eligible shareholders can follow in order to vote their shares online. If you are among the shareholders who received the notice explaining this process and would prefer to receive your proxy materials in the traditional hard copy format, the notice also explains how to arrange to have the printed materials sent to you in the mail. If you are among those who received their proxy materials in printed form, rather than the notice, you may still access these materials and vote your shares online by going to the following website: www.proxyvote.com and following the prompts.

To cast your vote, please sign, date, and return the enclosed proxy card promptly, or vote online or by telephone as instructed on the proxy card. As the holders of a majority of the common stock entitled to vote must be represented, either in person or by proxy, to constitute a quorum at the meeting, we would appreciate your timely response.

In light of on-going developments related to coronavirus (COVID-19) and after careful consideration, the Board of Directors determined to hold a virtual annual meeting in order to facilitate shareholder attendance and participation by enabling shareholders to participate from any location and at no cost. We believe this is the right choice for the Company at this time, as it enables engagement with our shareholders, regardless of size, resources, or physical location while safeguarding the health of our shareholders, Board, management, and other partners. We are committed to ensuring that shareholders will be afforded the same rights and opportunities to participate in the annual meeting as they would at an in-person meeting.

On behalf of the Board of Directors, officers, and employees of New York Community Bancorp, Inc. we thank you for your continued interest and support.

Sincerely,

Dominick Ciampa	Joseph R. Ficalora
Chairman of the Board	President and Chief Executive Officer

MEETING NOTICE

NOTICE OF 2020 ANNUAL MEETING OF SHAREHOLDERS

OF NEW YORK COMMUNITY BANCORP, INC.

DATE AND TIME:	Wednesday, June 3, 2020 at 10:00 a.m., Eastern Daylight Time

PLACE:	The 2020 Annual Meeting of Shareholders of New York Community Bancorp, Inc. (the “Company”) will be a virtual meeting conducted exclusively via live webcast at www.virtualshareholdermeeting.com/NYCB2020

ITEMS OF BUSINESS:	1) The election of four directors to three-year terms;
2) The ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2020;
3) Approval, on a non-binding advisory basis, of New York Community Bancorp, Inc.’s Named Executive Officer compensation;
4) A proposal to amend the Amended and Restated Certificate of Incorporation and Bylaws of the Company in order to eliminate the supermajority voting requirements;
5) Approval of the New York Community Bancorp, Inc. 2020 Omnibus Incentive Plan;

6)  To consider a shareholder proposal requesting Board action to eliminate the classified Board by amending the Amended and Restated Certificate of Incorporation of the Company as described in the accompanying Proxy Statement, if properly presented at the meeting;

7) To consider a shareholder proposal regarding director age and term limits as described in the accompanying Proxy Statement, if properly presented at the meeting; and
8) Such other matters as may properly come before the meeting or any adjournments thereof, including whether or not to adjourn the meeting.

WHO CAN VOTE:	You are entitled to vote if you were a shareholder of record at the close of business on Tuesday, April 7, 2020.

VOTING:	We urge you to participate in the meeting, either by attending and voting in person or by voting as promptly as possible by telephone, through the Internet, or by mailing your completed proxy card (or voting instruction form, if you hold your shares through a broker, bank, or other nominee). Each share is entitled to one vote on each matter to be voted upon at the annual meeting. Your vote is important and we urge you to exercise your right to cast it.

MEETING ADMISSION:	To be admitted to the meeting at www.virtualshareholdermeeting.com/NYCB2020, you must enter the control number found on the proxy card, voting instruction form, or notice you received. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.

2019 ANNUAL REPORT:	A copy of our 2019 Annual Report to Shareholders, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2019, accompanies this Notice and Proxy Statement.

DATE OF DISTRIBUTION:	This Notice, the Proxy Statement, and the proxy card are first being made available or mailed to shareholders on or about April 24, 2020.

By Order of the Board of Directors,

R. Patrick Quinn
Executive Vice President,
Chief Corporate Governance Officer, and Corporate Secretary Westbury, New York

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 3, 2020

The Company’s Notice of Annual Meeting, Proxy Statement, and 2019 Annual Report to Shareholders are available, free of charge, at www.proxyvote.com.

PROXY SUMMARY

PROXY STATEMENT SUMMARY

This summary highlights selected information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting. For more complete information regarding our 2019 performance, please review our 2019 Annual Report on Form 10-K, which accompanies this document.

VOTING MATTERS:

Voting Matters:		Recommendation of the Board:

Proposal 1	The election of four directors to three-year terms.	FOR ALL

Proposal 2	Ratification of the appointment of KPMG, LLP as our independent registered public accounting firm for 2020.	FOR

Proposal 3	Approval, on a non-binding advisory basis, of New York Community Bancorp, Inc.’s Named Executive Officer compensation.	FOR

Proposal 4	A proposal to amend the Amended and Restated Certificate of Incorporation and Bylaws of the Company to eliminate the supermajority voting requirements.	FOR

Proposal 5	Approval of the New York Community Bancorp, Inc. 2020 Omnibus Incentive Program.	FOR

Proposal 6	A shareholder proposal requesting Board action to eliminate the classified Board by amending the Amended and Restated Certificate of Incorporation, as described in the accompanying Proxy Statement, if properly presented at the meeting.	AGAINST

Proposal 7	A shareholder proposal requesting Director Age and Term Limits as described in the accompanying Proxy Statement, if properly presented at the meeting.	AGAINST

HIGHLIGHTS:

Company Profile:

New York Community Bancorp, Inc. is the largest thrift holding company in the nation and one of the leading thrift depositories in most of the markets we serve. Our roots go back to 1859, when we were chartered by the State of New York in Queens, a borough of New York City. Since then, we have grown from a single branch in Flushing to 238 branch offices in five states.

Based in Westbury, NY, New York Community Bancorp, Inc. is a leading producer of multi-family loans on non-luxury, rent-regulated apartment buildings in New York City, and the parent of New York Community Bank. At December 31, 2019, the Company reported assets of $53.6 billion, loans of $41.7 billion, deposits of $31.7 billion, and shareholders’ equity of $6.7 billion.

• We originate multi-family loans on non-luxury apartment buildings in New York City that are subject to rent regulation and feature below-market rents.

• We underwrite our loans in accordance with conservative credit standards in order to maintain a high level of asset quality.

• We grow through accretive acquisitions of other financial institutions, branches, and/or deposits.

• We originate asset-based loans, dealer floor-plan loans, and equipment loans and leases through the Community Bank’s specialty finance subsidiary, NYCB Specialty Finance LLC.

• We are a low-cost provider, resulting in our having an efficient operation.

Page i

PROXY SUMMARY

Performance Highlights:

•  In 2019, our Company reported net income available to common shareholders of $362.2 million, or diluted earnings per common share of $0.77. This represents a return on average tangible assets of 0.80% and a return on average tangible common equity of 9.70%.

•  We paid our shareholders an annual dividend of $0.68 per common share, which translates into total cash dividends of $317.4 million for our common shareholders. As of the record date for the Annual Meeting, this reflected a 7.4% dividend yield on our stock.

• During 2019, we executed on our strategy to grow our loan portfolio, reinvest our cash position into higher yielding assets, and significantly reduce our operating expenses.

• Over the course of our public life, we have produced multi-family loans totaling $90 billion, including $6.0 billion in 2019.

• Likewise, we have produced commercial real estate loans totaling $21.5 billion, including $1.2 billion in 2019 alone.

•  From 1993 through the end of 2019, we recorded a mere 104 basis points of losses (cumulative charge-offs as a percent of average loans), in contrast to an industry average of 2,345 basis points during the same time.

• From 1993 through 2019, our average efficiency ratio was 39.9%, in contrast to the 60.54% industry average (as reported by S&P Global Market Intelligence).

• Over the course of our public life, we have expanded our balance sheet by $35.3 billion through 10 mergers and acquisitions, involving seven in-market competitors and two out-of-market banks.

•  Reflecting our profitability – and our capital position – we have distributed $6.1 billion of quarterly cash dividends over the past 103 quarters and repurchased more than $1.2 billion of our shares.

Executive Compensation Highlights:

The following provides an overview of executive compensation:

•  The Compensation Committee reviewed the base salaries of our named executive officers in March 2019 and March 2020 and did not make any adjustments. The Committee determined that the current base salary levels were competitive and provided an appropriate benchmark for establishing award opportunities under the Company’s incentive programs.

•  Our executive incentive compensation program is designed to encourage our executives to deliver superior financial results and strong shareholder returns, both on an annual basis and over the long-term.

   Fiscal year 2019 was the first year in which the Compensation Committee fully implemented the revised executive incentive compensation program developed in 2018. The Committee’s careful consideration of material concerns raised by shareholders and proxy advisory groups about the prior program resulted in a complete revision of the Company’s short- and long-term incentive plans to improve the alignment of these plans with similar plans in place at peer institutions and with industry best practices.

The 2019 program was consistent with the revised program developed by the Compensation Committee in 2018 and included the following:

•  A short term cash incentive plan that measured Company performance based on one absolute metric (budgeted pre-tax operating earnings) with a 50% weighting and two metrics (efficiency ratio and return on average tangible assets) weighted 25% each that consider Company results relative to a designated peer group. As reflected in the Executive Compensation Table on page 41, the new program resulted in a payout of 106.44% of target paid in 2020. The payout reflected an adjustment authorized by the plan based on the Company’s relative one-year total shareholder return ranking at the 90th percentile of the peer group.

•  A long-term equity incentive plan with two components: (i) an award of time-based vested restricted stock and (ii) a three-year (2019-2021) performance-based equity award with payouts based on the Company’s performance with respect to two metrics (earnings per share growth and return on average tangible common equity) relative to an industry index group.

• For a detailed discussion of our 2019 executive compensation program, see Compensation Discussion and Analysis in this Proxy Statement.

Page ii

PROXY SUMMARY

Governance Highlights:

We are committed to maintaining the highest standards of corporate governance. Strong corporate governance practices help us achieve our performance goals and maintain the trust and confidence of our shareholders and other constituents. Highlights of our governance standards and policies include:

•  Our Board of Directors is comprised of individuals possessing a well-rounded variety of skills, knowledge, experience and perspectives and who have unique experience and perspectives on our business.

•  82% of our Board members satisfy New York Stock Exchange independence standards, and each of the Compensation, Audit, and Nominating and Corporate Governance Committees are comprised wholly of independent directors.

• Our Board Chairman and our Presiding Director are independent directors, and our Presiding Director has significant governance responsibilities.

• Our By-laws provide for “proxy access,” allowing eligible shareholders to include their own nominees for director in the Company’s proxy materials.

• Our Board and Board Committees perform annual self-evaluations and adopt action plans to implement changes when deemed necessary or appropriate.

•  Our Board Risk Assessment Committee, which meets the requirements for U.S. Bank Holding Companies under the Dodd-Frank Act’s Enhanced Prudential Standards, meets at least on a monthly basis and oversees a robust and exacting enterprise risk management program.

Page iii

PROXY STATEMENT SUMMARY	i

Information About Our Annual Meeting and Solicitation of Proxies	1

Benefit Plan Voting	5

Security Ownership of Certain Beneficial Owners	6

Shareholder Outreach and Recent Initiatives	7

Corporate Governance Philosophy	10

Director Independence	10

Board Leadership Structure	11

Board’s Role In Risk Oversight	12

Other Governance Practices	13

Board Committees	15

Director Attendance at Annual Meetings	19

Communication With The Board of Directors	19

Procedures For Shareholders To Recommend Directors	20

Information with Respect to Nominees, Continuing Directors, and Executive Officers	21

Executive Compensation and Related Information	22
III. EXECUTIVE COMPENSATION TABLES	41

Proposal 1: Election of Directors	48
Director Qualifications and Business Experience	50
Business Experience of Named Executive Officers Who are Not Directors	56
Director Succession	57
Directors’ Compensation	57
Transactions with Certain Related Persons	60
Section 16(a) Beneficial Ownership Reporting Compliance	60

Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm	61
Audit Committee Report to Shareholders	61
Audit and Non-Audit Fees	62

Proposal 3: Advisory Vote on Approval of Compensation of the Company’s Named Executive Officers	63

Proposal 4: Approval of Amendments to the Company’s Amended and Restated Certificate of Incorporation and Bylaws to Eliminate the Supermajority Voting Requirements	64

Proposal 5: Approval of the New York Community Bancorp, Inc. 2020 Omnibus Incentive Plan	67

Shareholder Proposals	77

Proposal 6: Shareholder Proposal Requesting Board Action to Eliminate the Classified Board By Amending the Amended and Restated Certificate of Incorporation of the Company	78

Proposal 7: Shareholder Proposal Regarding Director Age and Term Limits	81

Additional Information	83

Appendix A: Discussion and Reconciliation of GAAP and non-GAAP Financial Measures	A-1

Appendix B: New York Community Bancorp, Inc. 2020 OMNIBUS Incentive Plan	B-1

INFORMATION ABOUT OUR ANNUAL MEETING AND SOLICITATION OF PROXIES

INFORMATION ABOUT OUR ANNUAL MEETING AND SOLICITATION OF PROXIES

Why am I being provided this proxy statement?

This proxy statement summarizes information you need to know in order to vote at the 2020 Annual Meeting of Shareholders. The 2020 Annual Meeting of Shareholders of New York Community Bancorp, Inc. (the “Company”) will be a virtual meeting conducted exclusively via live webcast at www.virtualshareholdermeeting.com/NYCB2020 on June 3, 2020 at 10:00 a.m., Eastern Daylight Time (the “Annual Meeting”). This proxy statement is being sent to you because the Board of Directors (the “Board of Directors” or “Board”) of the Company is soliciting your proxy to vote your shares of common stock of the Company (the “Common Stock”) at the Annual Meeting. On or about April 24, 2020, the proxy statement and proxy materials, or a notice advising how to access these documents online, will be sent to shareholders of record as of April 7, 2020. The 2019 Annual Report to Shareholders, which includes the Annual Report on Form 10-K featuring the Company’s consolidated financial statements for the fiscal year ended December 31, 2019 accompanies this proxy statement.

What is a proxy?

A proxy is your designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. One or more of the Company’s directors will serve as the designated proxy to cast the votes submitted by the Company’s shareholders at the Annual Meeting.

What is a proxy statement?

It is a document that the Company is required to give you, or provide you with access to, in accordance with regulations of the Securities and Exchange Commission (the “SEC”), when asking you to designate proxies to vote your shares of the Common Stock at a meeting of shareholders. The proxy statement includes information regarding the matters to be acted upon at the meeting and certain other information required by regulations of the SEC and the rules of the New York Stock Exchange (the “NYSE”).

On what matters are the shareholders of record voting?

The shareholders of record will vote on the following proposals:

Proposal 1: Election of Directors. In Proposal 1, four director nominees have been recommended for election to the Board of Directors by the Nominating and Corporate Governance Committee of the Board. Directors are elected by a majority of the votes cast, meaning that the number of votes cast “FOR” a nominee must exceed the number of votes cast “AGAINST” that nominee, with broker non-votes and abstentions not counted as a vote cast either “FOR” or “AGAINST” that nominee. Shares not voted will have no impact on the election of directors. A properly executed proxy marked “FOR ALL” of the four nominees for director will be voted for each of the nominees, unless you mark the proxy card, or select the corresponding option in the electronic form, “WITHHOLD ALL” or “FOR ALL EXCEPT.” Marking the proxy card, or selecting the corresponding option in the electronic form, “WITHHOLD ALL” will withhold your vote as to all nominees for director. Marking the proxy card, or selecting the corresponding option in the electronic form, “FOR ALL EXCEPT” will direct that your shares be voted for all nominees except that your shares will be withheld as to any nominees you may specify.

Proposal 2: Ratification of Auditors. The affirmative vote of a majority of votes cast at the Annual Meeting is required to approve Proposal 2, a proposal to ratify the reappointment of KPMG LLP as the Company’s independent registered public accounting firm for 2020. In connection with such proposal, shares as to which the “ABSTAIN” box has been selected on the proxy card, or selected in the corresponding option in the electronic form, and shares underlying broker non-votes or in excess of the Limit (as described below) will not be counted as votes cast, and will have no effect on the vote on the matter presented.

Proposal 3: Approval, on a non-binding advisory basis, of the Company’s Named Executive Officer Compensation. As to the advisory approval of the 2019 Named Executive Officer compensation, the proxy card being provided by the Board of Directors enables a shareholder to check the appropriate box on the card, or select the corresponding option in the electronic form, to (i) vote “FOR” the proposal, (ii) vote “AGAINST” the proposal, or (iii) “ABSTAIN” from voting on the proposal. To approve Proposal 3, the affirmative vote of a majority of the votes cast at the Annual Meeting is required. In connection with such proposal, shares as to which the “ABSTAIN” box has been selected on the proxy card, or selected in the corresponding option in the electronic form, and shares underlying broker non-votes or in excess of the Limit (as described below) will not be counted as votes cast, and will have no effect on the vote on the matter presented. Your vote on Proposal 3 is an advisory vote, which means that the Company and the Board of Directors are not required to take any action based on the outcome of the vote.

INFORMATION ABOUT OUR ANNUAL MEETING AND SOLICITATION OF PROXIES

Proposal 4: Eliminate the current supermajority voting requirements by approving amendments to the Amended and Restated Certificate of Incorporation and Bylaws of the Company. To be approved, at least 80 percent of the shares outstanding as of the record date must vote in favor of Proposal 4, a proposal to eliminate the charter document supermajority voting requirements for certain matters to be replaced by a majority of votes cast, or entitled to be cast, voting requirement, as applicable, on matters to be brought before the Company’s shareholders. In connection with such proposal, shares as to which the “ABSTAIN” box has been selected on the proxy card or corresponding option in the electronic form and shares underlying broker non-votes or in excess of the Limit (as described below) will count as a vote against the proposal.

Proposal 5: Approval of the New York Community Bancorp, Inc. 2020 Omnibus Incentive Plan. As to the approval of the New York Community Bancorp, Inc. 2020 Omnibus Incentive Plan, the Board of Directors is enabling a shareholder to check the appropriate box on the proxy card or corresponding option in the electronic form to (i) vote “FOR” the proposal, (ii) vote “AGAINST” the proposal, or (iii) “ABSTAIN” from voting on the proposal. To approve Proposal 5, a majority of the votes cast at the Annual Meeting is required. In connection with such proposal, shares as to which the “ABSTAIN” box has been selected and shares underlying broker non-votes or in excess of the Limit (as described below) will not be counted as votes cast, and will have no effect on the vote on the matter presented.

Proposal 6: A shareholder proposal, as described herein, if properly presented at the meeting, requesting Board action to eliminate the classified Board of Directors.

Proposal 7: A shareholder proposal, as described herein, if properly presented at the meeting, regarding director age and term limits.

The affirmative vote of a majority of votes cast at the Annual Meeting is required to approve each of Proposals 6 and 7. In connection with each such proposal, shares as to which the “ABSTAIN” box has been selected on the proxy card or corresponding option in the electronic form and shares underlying broker non-votes or in excess of the Limit (as described below) will not be counted as votes cast, and will have no effect on the vote on the matter presented.

As discussed below, under NYSE Rules, if your broker holds shares in your name and delivers this proxy statement to you, the broker is not entitled to vote your shares on any non-routine proposal (Proposals 1 and 3 through 7) without your specific instructions.

Who may vote and what constitutes a quorum at the meeting?

The close of business on April 7, 2020 has been fixed by the Board of Directors as the record date (the “Record Date”) for the determination of shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting and at any adjournments thereof.

In order to conduct the Annual Meeting, shareholders of record of at least a majority of the total number of shares of Common Stock entitled to vote (after subtracting any shares in excess of the Limit pursuant to the Company’s Certificate of Incorporation) must be present in person or by proxy. This is called a quorum. Shareholders who deliver valid proxies or vote in person at the meeting will be considered part of the quorum. Once a share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjourned meeting. Abstentions will be counted as being present and entitled to vote for purposes of determining a quorum. Broker “non-votes” are counted as being present and entitled to vote for purposes of determining a quorum only for routine matters. In the event that there are not sufficient shares present for a quorum, or votes to approve or ratify any management proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

How many votes do I have?

The securities that may be voted at the Annual Meeting consist of shares of Common Stock, with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting, except as described below. There is no cumulative voting for the election of directors (in a cumulative voting system, each shareholder would be entitled to one vote per share multiplied by the number of directors to be elected). The total number of shares of Common Stock outstanding and entitled to vote as of the Record Date was 463,958,344.

INFORMATION ABOUT OUR ANNUAL MEETING AND SOLICITATION OF PROXIES

How do I vote?

A shareholder may vote online during the Annual Meeting by visiting www.virtualshareholdermeeting.com/NYCB2020 and completing a ballot while the polls are open. You will need the control number printed on your proxy card, voting instruction form, or notice. A shareholder may also vote in advance of the Annual Meeting by using a proxy to authorize a proxy to vote on his or her behalf. There are three ways to use a proxy:

Mail: If you received your proxy materials by mail, you may vote by completing, signing, and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope. You are urged to indicate your votes in the spaces provided on the proxy card.

Internet: You may access the proxy materials on the Internet at www.proxyvote.com and follow the instructions on the proxy card or on the Notice of Internet Availability.

Telephone: You may call toll free at 1-800-690-6903 and follow the instructions on the proxy card or on the Notice of Internet Availability.

The Internet and telephone voting procedures are designed to authenticate shareholders’ identities and allow shareholders to provide their voting instructions and confirm that the instructions have been properly recorded. Specific instructions for shareholders of record who wish to vote their proxies over the Internet or by telephone are set forth on the proxy card for the Annual Meeting.

The Company encourages shareholders to take advantage of the options to vote using the Internet or by telephone. Voting in this manner will result in cost savings for the Company.

Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for eligible shareholders of record will close at 11:59 p.m., Eastern Daylight Time, on June 2, 2020.

Your vote as a shareholder is important. Please vote as soon as possible to ensure that your vote is recorded.

How are the proxy materials delivered?

The Company is again reducing its costs by taking advantage of SEC rules that allow companies to furnish proxy materials to shareholders primarily through the Internet. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to shareholders who (i) own shares directly in the Company (“shareholders of record”) and not through a broker, bank, or intermediary directly to their mailing address unless they have directed the Company to provide the materials in a different manner or (ii) hold shares of Common Stock through the Company’s stock-based benefit plans. See Benefit Plan Voting below. Shareholders whose shares are held for them by brokerage firms, banks, or other intermediaries (“beneficial owners”) will have the proxy materials or the Notice forwarded to them by the intermediary that holds their shares. The Notice provides instructions on how to access and review all of the important information contained in the Company’s proxy statement and 2019 Annual Report to Shareholders, as well as how to cast your vote, over the Internet.

Shareholders who receive the Notice and who would still like to receive a printed copy of the Company’s proxy materials, including the 2019 Annual Report to Shareholders, can find instructions for requesting these materials included in the Notice. The Company plans to mail the Notice to shareholders on April 24, 2020.

What is a broker non-vote?

If you hold your shares in “street name” (i.e., through a broker, bank, or other nominee), it is critical that you cast your vote if you want it to count in the election of directors. SEC regulations currently prohibit brokers or nominees to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, with respect to the proposal to approve, on a non-binding advisory basis, the Company’s named executive officer compensation, with respect to the Company’s 2020 Omnibus Incentive Plan, or with respect to any of the shareholder proposals, if properly presented, no votes will be cast on your behalf with respect to these matters. These uncast “votes” are referred to as broker non-votes. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 2).

INFORMATION ABOUT OUR ANNUAL MEETING AND SOLICITATION OF PROXIES

What effect do broker non-votes and abstentions have?

A broker or other nominee may generally vote your shares without instruction on routine matters, but not on non-routine matters. A broker “non-vote” occurs when your broker submits a proxy for your shares, but does not indicate a vote for a particular “non-routine” proposal (such as Proposals 1 and 3 through 7) because your broker does not have your authority to vote on that proposal and has not received specific voting instructions from you. Broker non-votes are not counted as votes for or against the proposal in question or as abstentions, nor are they counted to determine the number of votes present for a non-routine proposal. However, when a proposal requires the affirmative vote of a percentage of the Company’s outstanding shares entitled to vote in order to be approved (such as Proposal 4), a broker non-vote will have the same effect as a vote against the proposal.

If you abstain from voting on Proposals 1 and 3 through 7, your vote will be counted as present for determining whether a quorum exists but will not be treated as cast for or against that matter.

What if I sign and date my proxy but do not provide voting instructions?

Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. If you are a shareholder of record and do not provide voting directions, signed and dated proxy cards will be voted as follows:

•	FOR the election of each of the nominees for director named in this proxy statement;

•	FOR the ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company;

•	FOR approval of the Named Executive Officer compensation;

•

FOR the approval of amendments to the Amended and Restated Certificate of Incorporation and Bylaws of the Company eliminating the supermajority voting requirements to be replaced with a majority of the votes cast, or entitled to be cast, voting requirement, as applicable;

•	FOR the approval of the New York Community Bancorp, Inc. 2020 Omnibus Incentive Plan;

•	AGAINST approval of a shareholder proposal, if properly presented; and

•	AGAINST approval of a shareholder proposal, if properly presented.

Other than the matters listed on the attached Notice of 2020 Annual Meeting of Shareholders, the Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. However, execution of a proxy or voting online or by telephone confers on the designated proxy holder discretionary authority to vote the shares represented by the proxy in accordance with his or her best judgment on such other business, if any, which may properly come before the Annual Meeting or any adjournments thereof, including whether or not to adjourn the meeting.

May I revoke my proxy?

A proxy may be revoked at any time prior to its exercise by filing a written notice of revocation with the Corporate Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, by voting online or by telephone on a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not itself constitute revocation of your proxy.

Who pays the costs of soliciting proxies?

The cost of the solicitation of proxies on behalf of management will be borne by the Company. In addition to the solicitation of proxies by mail, Equinti (US) Services LLC, a proxy solicitation firm, will assist the Company in soliciting proxies for the Annual Meeting and will be paid a fee of $7,000 plus out-of-pocket expenses. Proxies also may be solicited, personally or by telephone, by directors, officers, and other employees of the Company and its subsidiary, New York Community Bank (the “Community Bank” or the “Bank”), without receipt of additional compensation.

The Company also will request that persons, firms, and corporations holding shares in their names, or in the names of their nominees that are beneficially owned by others, send proxy materials to, and obtain proxies from, such beneficial owners. The Company will reimburse such holders for their reasonable expenses in doing so.

If your Company shares are held in street name, your broker, bank, or other nominee will provide you with instructions that must be followed in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the Internet or by telephone. Please see the instruction form that was provided by your broker or bank with this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form, you will need to contact your broker or bank in order to do so.

INFORMATION ABOUT OUR ANNUAL MEETING AND SOLICITATION OF PROXIES

What is the admission policy for the Annual Meeting?

Attendance at the Annual Meeting is limited to:

(1) shareholders of record of Common Stock;

(2) beneficial holders of Common Stock; and

(3) authorized representatives of entities who are beneficial holders of Common Stock.

You will be able to attend the meeting online, vote your shares electronically, and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/NYCB2020. To participate in the virtual meeting, you will need the 16-digit control number included on your Notice, proxy card or voting instruction form. The meeting webcast will begin promptly at 10:00 a.m., Eastern Daylight Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:00 a.m., Eastern Daylight Time, and you should allow ample time for the check-in procedures. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting login page. Technical support will be available beginning at 9:30 a.m. Eastern Daylight Time on June 3, 2020 and will remain available until the meeting has ended.

What is the Limit on voting securities?

As provided in the Company’s Certificate of Incorporation, holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the “Limit”) are not entitled to any vote with respect to the shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as by, persons acting in concert with such person or entity. The Company’s Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board of Directors to implement and apply the Limit.

Based solely on information in reports filed with the SEC, certain persons or entities are known by management to be the beneficial owners of more than 5% of the outstanding shares of Common Stock as of the Record Date and in some cases have indicated beneficial ownership of up to 10% of the Common Stock outstanding as of that date. If such owners were to increase their holdings above 10% or if other shareholders were to acquire beneficial ownership of shares in excess of that amount, they would not be entitled to any vote with respect to the shares held in excess of 10%.

Proxies solicited hereby will be tabulated by inspectors of election designated by the Board of Directors. The inspectors of election will not be employed by, or be directors of, the Company or any of its affiliates.

BENEFIT PLAN VOTING

Active employee-participants in the Company benefit plans who hold Common Stock will receive an e-mail that contains a link to this proxy statement, along with procedures to follow in order to vote the shares of Common Stock credited to each participant’s account under the Company benefit plans and the shares of Common Stock (if any) held independent of the Company benefit plans. Retired and inactive employee-participants will receive their proxy materials via U.S. mail. Benefit plan voting instructions will be delivered to the trustee for the Company benefit plans and the shares will be voted as directed by participants. Shares for which no voting instructions are provided or are not timely received by the Company will be voted by the trustee for the Company’s tax-qualified plans holding Common Stock in the same proportion as the voting instructions the trustee receives from other participants or, in the case of the Company’s equity incentive plans, as directed by the Company. Benefit plan voting instructions must be received by 11:59 p.m., Eastern Daylight Time, on May 28, 2020.

INFORMATION ABOUT OUR ANNUAL MEETING AND SOLICITATION OF PROXIES

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information as to those persons or entities known by management to be beneficial owners of more than 5% of the outstanding shares of Common Stock on April 7, 2020. Other than those persons or entities listed below, the Company is not aware of any person or entity or group that beneficially owned more than 5% of the Common Stock as of that date.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	52,891,672	(1)	11.3%
Barrow Hanley Mewhinney & Strauss, LLC 2200 Ross Avenue, 31st Floor Dallas, Texas 75201	49,929,144	(2)	10.68%
The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	43,292,845	(3)	9.26%

(1)	Based solely on information filed in a Schedule 13G/A with the SEC on February 10, 2020.
(2)	Based solely on information filed in a Schedule 13G with the SEC on March 10, 2020.
(3)	Based solely on information filed in a Schedule 13G/A with the SEC on February 12, 2020.

SHAREHOLDER OUTREACH AND RECENT INITIATIVES

SHAREHOLDER OUTREACH AND RECENT INITIATIVES

Our management and Board value direct and transparent engagement with our shareholders and regularly seek opportunities to obtain feedback in connection with our governance, management compensation, and strategies. We embrace engagement as an important tenet of good governance and we value the views of our shareholders and other stakeholders. We believe that positive dialogue builds informed relationships that promote transparency and accountability, allowing us to respond more fully to the interests of our shareholders as they adjust to evolving governance and compensation norms in our competitive industry.

Our shareholder outreach program consists of regular management dialogue with the investor community (the “Management Outreach Program”) and formal outreach by our independent Board members to institutional shareholders (the “Board Outreach Program”).

As part of our Management Outreach Program, our CEO, Chief Financial Officer, and other senior members of management conduct regular investor communications, including conferences, non-deal road shows and individual and group conference calls with portfolio managers and industry analysts. Each quarter’s earnings press release is thoroughly reviewed in open investor conference calls with broad participation and significant Q&A by the analyst community. Our senior management regularly makes themselves available for such communications across the United States and in Europe, focusing on elements of our strategic plans, consolidated business results and capital structure, and other topics of interest to shareholders. We believe that management can strengthen its ability to lead the Company by constructively discussing our business and strategy in such settings.

As part of the Management Outreach Program, our CEO and Chief Financial Officer met with shareholders at 13 investment conferences and held 26 investor meetings in person or by teleconference during the last 12 months. In total, management met with 273 shareholders or prospective shareholders from 120 discrete institutions.

Additionally, as part of the Board Outreach Program, our Presiding Director, a member of the Board’s Compensation Committee, Audit Committee Chairman, and other independent members of the Board participate in meetings with shareholders. For several years, the Company has conducted formal shareholder outreach in this manner in order to allow our Board members to hear directly from investors regarding their perspectives on our business. During such calls the Board members solicit feedback from institutional investors that is taken into account by the Board in making strategic and other corporate governance and compensation decisions.

The Board encourages participation from our shareholders in its outreach program. Participation levels vary from year-to-year. For this year’s Board Outreach Program, which began in early 2020, we contacted our 25 largest stockholders, who represented approximately 66.13% of our then-outstanding shares. Of those contacted, investors representing over 23% of the then-outstanding shares made themselves available to speak with us, including 3 of our 10 largest shareholders. The 3 largest shareholders included two of the top 3 shareholders listed on page 6.

Not all investors we spoke with expressed the same views about each topic discussed during our calls, but we listened carefully to each and gave each equal weight.

The feedback we received was generally supportive, and the conversations included in-depth discussion about various compensation and corporate governance issues, including with respect to shareholder opinions about the benefits and drawbacks of our incentive compensation program, board composition, risk oversight, and other governance matters. On the whole, we also learned that, although some consistent themes exist, our shareholders have varying views on compensation and governance topics, and much effort was made to balance the differing and sometimes contrasting viewpoints. On the whole, we also learned that, although some consistent themes exist, our shareholders have varying views on compensation and governance topics, and much effort was made to balance the differing and sometimes contrasting viewpoints. Shareholders have generally been consistent in their view that the Company should provide greater detail on the scope of its shareholder outreach efforts and describe the specific nature of shareholder concerns. Accordingly, beginning in 2019 we have included greater specifics on the scope of our shareholder outreach efforts and on the feedback we received, including with respect to shareholder views regarding our compensation programs (see Engaging with Our Shareholders in the Compensation Discussion and Analysis section of this proxy statement beginning on page 22).

Shareholders were generally consistent in their view that the Company should provide greater detail on the scope of its shareholder outreach efforts and describe the specific nature of shareholder concerns. Accordingly, we are including in this year’s proxy statement greater specifics on the scope of our shareholder outreach efforts and on the feedback we received, including with respect to shareholder concerns that triggered the adverse say-on-pay advisory vote in 2018.

SHAREHOLDER OUTREACH AND RECENT INITIATIVES

The Board was particularly disappointed in the vote against our 2018 say-on-pay resolution. While many of our institutional shareholders, who control significant blocks of the ownership interests in our company, defer their decision-making to one or another of the world’s largest proxy advisory services, many of the investors with whom we have met and conferred with have said that while they do review the recommendations of proxy advisory services on say-on-pay votes as part of their voting determination process, they do not always vote consistent with such recommendations. The information we received from our investors, which covered compensation program design, shareholder voting processes, corporate governance, and disclosure matters, was shared with the Compensation Committee and the full Board. In response, the Board in 2018 undertook to refresh the Compensation Committee and restructure our executive compensation plans to their current form, as described below and in our Compensation Discussion and Analysis beginning on page 22. Shareholder feedback has been an essential element of the Committee’s evaluation of revisions to the program. While many of the outreach sessions ranged beyond executive pay to topics including the Company’s business and strategy, common themes relating to executive pay did emerge from these discussions.

In 2020, although management held many meetings and direct conversations with investors, various circumstances, including those relating to the emergence of the COVID-19 pandemic, led many of our institutional investors to decline our requests to conduct outreach discussions with their governance teams.

The following lists certain corporate governance themes addressed in our outreach discussions during the last two annual shareholder meeting cycles:

What we heard		Our Response

The Board members should have a deep and thorough understanding of the Company’s business model and operations.	✓	The Board members each have significant knowledge and experience in our principal business areas, including our core real estate and real estate finance businesses. Our Board members maintain active oversight of the Company’s operations, meeting on a weekly basis to review lending activity in our core multi-family, commercial residential real estate, and other lending businesses and meeting on a monthly basis to review the full scope of operational, governance, credit, risk management, and other matters important to our condition and performance.

Shareholders who have a meaningful interest in voicing proposals in the best interests of the Company should have the opportunity to have their proposals published in the Company’s proxy statement.	✓	The Company Bylaws include “proxy access” provisions allowing eligible shareholders (those owning at least 3% of the Company’s Common Stock) to include their own nominees for director in the Company’s proxy materials.

The Company should maintain a robust and comprehensive risk management program, incorporating rigorous oversight by the Board of Directors.	✓	Our Board has maintained an active Risk Assessment Committee that meets each month and oversees a broad-based risk management program led by an experienced Chief Risk Officer and in accordance with requirements for exacting standards for U.S. Bank Holding Companies under the Dodd-Frank Act.

Some shareholders favor declassification of the Board of Directors, while others favor a Board whose members are elected in multiple classes over three years.	✓	Proposal 6 reflects a shareholder proposal to eliminate the classified Board by amending the Amended and Restated Certificate of Incorporation of the Company. Based in part upon feedback from our investors, the Board believes that the declassification proposal is not in the best interests of the Company (see The Board’s Statement in Opposition to Proposal 6 beginning on page 78).

The Board of Directors should seek to refresh its members from time to time so that its composition reflects an appropriate mix of individuals by tenure, skills, expertise, experience, age, and gender in connection with current and future Company business needs.

	✓	The Board maintains a policy to consider a mix of individuals by tenure, skills, expertise, experience, age, gender, race, and ethnicity in connection with current and future Company business needs.

The Board should be composed of individuals who bring a variety of relevant skills and experience to their position.	✓	Our Board of Directors is comprised of individuals possessing a well-rounded variety of skills, knowledge, experience and perspectives and who have unique perspectives on our business, all of which are listed in enhanced proxy statement disclosures, including Board skills, recruitment and related matters. (Additional disclosure regarding our Directors’ skill sets and how they align with our corporate strategy appears on page 50 of this proxy statement).

The Company should plan for succession in senior management positions.	✓	Formal succession plans are maintained for the Chief Executive Officer and other Named Executive Officers as well as for certain other senior Company officers, and the NEO plans are reviewed at least annually by the Board of Directors.

SHAREHOLDER OUTREACH AND RECENT INITIATIVES

Additional disclosure regarding the relationship between our NEO compensation programs and long-term value creation appears on page 30 of this proxy statement. Stockholders are urged to read the Compensation Discussion & Analysis section and other information in this Proxy Statement to better understand how the Company’s executive compensation program engages and aligns with the Company’s performance.

Results of Election of Directors at 2019 Annual Meeting – At our 2019 annual meeting of shareholders, Michael J. Levine, Ronald A. Rosenfeld, Lawrence J. Savarese, and John M. Tsimbinos were re-elected to the term of the Board that expires at the 2022 annual meeting of shareholders. All received the affirmative vote of more than 90% of the votes cast for their re-election.

We value shareholder input and we encourage you to share your opinions with us. You can do so by writing to us at the address on page 85 of this proxy statement. You can also provide feedback on our executive compensation program by contacting us through our Investor Relations Department (please visit our website www.myNYCB.com) or through the other contacts identified on page 19 of this proxy statement.

Community Support – Service to our customers and the community is an important part of the New York Community Bank culture. We support the communities we serve through lending, investments, services, and charitable giving, including through New York Community Bank Foundation and Richmond County Savings Foundation, with the following notable highlights:

✓	Annually, the Bank and the Foundations contribute more than $3 million through grants, employee giving, sponsorships, pro bono, and in-kind donations.

✓	New York Community Bank employees volunteered 2000 hours for community organizations in 2019.

✓	More than 100 Bank employees have leadership roles within community organizations.

✓	Employees participated in more than 700 community events in 2019.

✓

The Foundations have awarded more than $92 million in grants to more than 5,800 community organizations since 2000, including $14.6 million for health and human services, $12.7 million for education, $15.8 million for civic and community organizations, and $15.4 million for arts and culture.

✓	The Community Bank’s corporate philanthropy program contributes nearly $1.0 million annually to community organizations.

The Community Bank provides multi-family lending to borrowers with collateral properties in low and moderate income areas of the communities we serve. The Community Bank’s multi-family lending in low and moderate income areas represents 53% of total loans and 48% of total loan amount.

The Community Bank also provides lending for borrowers in the low and moderate income areas of the communities we serve, including financing for 51% of the number of loans and 46% of loan amounts that were in the low and moderate areas of New York where we committed to continuing our leadership role in the New York City multi-family housing market including by lending in low and moderate income areas.

Additionally, we support communities impacted by disasters through corporate donations to relief organizations. We also provide our employees with paid time off to volunteer with community organizations and encourage our employees to lead philanthropic initiatives that matter to them. In response to the COVID-19 pandemic, the Community Bank has demonstrated that the health, safety, and financial well-being of our customers and to the communities we serve remains a top priority. Some notable actions that the Community Bank has taken to assist its customers include: temporarily waiving certain fees including ATM, overdraft fees, and, on a case-by-case basis, early Certificate of Deposit withdrawal fees; addressing customer requests for loan modifications; providing customers with access to certain Small Business Administration Pandemic related lending programs; and targeting investments to select New York City not-for-profit companies that address small business lending needs.

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE PHILOSOPHY

Our Board, as stewards of shareholder interests, is committed to maximizing long-term shareholder value creation and to maintaining sound corporate governance principles consistent with current rules and practices. Under the leadership of the Nominating and Corporate Governance Committee, we have concentrated significant efforts and resources on ensuring that our overall corporate governance practices serve the best interests of the Company and its shareholders, focusing on the changing needs for financial institution boards in the current regulatory environment; we have taken into consideration the governance policies and practices of our peers; and we have also developed an active shareholder outreach program to better understand the views and concerns of our large shareholders. In recent years, the Board has adopted various corporate governance policies and practices to address such views and concerns.

We have a Risk Assessment Committee comprised of independent directors to assist the Board in overseeing and reviewing information regarding our enterprise risk management program, risk exposure, and risk governance policies and practices. See page 18 for a description of the committee.

Certain governance policies and practices in effect during 2019 are listed in the chart below.

Board and Governance Information	2019

Size of Board	11

Number of Independent Directors	9

Staggered Election of Directors	Yes

Majority Voting for Directors	Yes

Proxy Access for Shareholders	Yes

Separation of the Chairman of the Board and Chief Executive Officer Positions	Yes

Independent Presiding Director	Yes

Code of Business Conduct and Ethics	Yes

Annual Board & Committee Evaluations	Yes

Risk Assessment Committee	Yes

Executive Compensation	Yes

Claw Back Provision	Yes

Board Member and Executive Ownership of Shares	Yes

Anti-Pledging and Hedging	Yes

No Poison Pill	Yes

The Board-adopted Corporate Governance Guidelines are available on the corporate governance pages of the Investor Relations portion of our Company’s website, www.myNYCB.com, and also are available in print to any shareholder who requests a copy. These guidelines address, among other matters, the qualifications and responsibilities of directors; functions of the Board and Board committees; director compensation, training, and performance evaluations; and management performance evaluations and succession.

We will continue to actively monitor, and consider additional changes to, our corporate governance practices in the future.

DIRECTOR INDEPENDENCE

The Board has determined that the nine of our eleven directors are “independent” within the meaning of the rules of the New York Stock Exchange including: Dominick Ciampa, Hanif “Wally” Dahya, Leslie D. Dunn, Michael J. Levine, James J. O’Donovan, Lawrence Rosano, Jr., Ronald A. Rosenfeld, Lawrence J. Savarese, and John M. Tsimbinos. Additionally, the Board has determined that each of the members of the Audit, Nominating and Corporate Governance, and Compensation Committees are independent in accordance with the listing standards of the NYSE and, in the case of the members of the Audit Committee, the rules of the SEC. In determining the independence of its members, the Board broadly considers all facts and circumstances it deems to be relevant and does not limit such review to a specific set of categorical independence standards. Such determinations are made not merely from the standpoint of the director, but also from that of persons or organizations with whom or which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships, among others.

In arriving at its conclusions with respect to the directors named above, the Board determined that the directors had no material relationships (as such term is defined under the listing standards of the NYSE) with the Company either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company. Directors Levine and Rosano

CORPORATE GOVERNANCE

are principals in, or have ownership interests in, organizations that maintain lending relationships with the Community Bank. These directors have fully disclosed such relationships to the Board, and the Board has determined that the subject loans do not involve more than normal risk of collectability or present other unfavorable features, and were made on substantially the same terms (including interest rates and collateral requirements) as those prevailing at the same time for comparable transactions with unaffiliated persons. All loans to the two directors are fully performing in accordance with their terms. Accordingly, the lending relationships maintained by the Community Bank with Messrs. Levine and Rosano would not be inconsistent with a determination that they are independent directors of the Company.

Further, Directors Levine and Rosano possess significant knowledge of, and each is a principal in companies that actively participate in, the New York metropolitan area real estate market, where the Community Bank currently conducts significant portions of its lending business. The Board has determined that it is in the best interests of the Community Bank and the Company not to exclude such potential borrowers from conducting business with the Community Bank in accordance with the arms-length terms described above, and under circumstances that are no more favorable than those available to the Community Bank’s other borrowers.

BOARD LEADERSHIP STRUCTURE

The Company relies on a three-part leadership structure, with Mr. Ciampa serving as Chairman of the Board of Directors, Mr. Levine serving as Presiding Director, and Mr. Ficalora serving as President and Chief Executive Officer. The Board considers this structure an effective one for enabling the Chairman, Presiding Director, and CEO to share knowledge and responsibilities, for preserving Board independence, and for carrying out other important governance principles. Generally, the structure is intended to promote synergies among the three leadership positions, with the Chairman overseeing the functioning of the Board and its stewardship of the Company, the Presiding Director assisting the Chairman and overseeing certain Board stewardship and other governance functions, including by leading the independent members of the Board, and the President and Chief Executive Officer serving as senior managing officer of the Company, overseeing day-to-day operations and carrying out its strategic goals and objectives.

The Chairman of the Board is an independent director. The Company does not have a formal policy with respect to the separation or combination of the offices of Chairman of the Board and CEO. Rather, the Board has the discretion to combine or separate these roles as it deems appropriate from time to time, which provides the Board with the necessary flexibility to adjust to changed circumstances. The Board has determined that separating the roles of Chairman and President and CEO allows the CEO to devote the requisite significant time to, and focus on, managing our business and maintaining our financial strength.

The Company’s independent Presiding Director functions as a Lead Director, but the Board prefers the term Presiding Director to emphasize that all directors share equally in their responsibilities as members of the Board. The Presiding Director presides at all Board meetings and executive sessions at which the Chairman is not present and is responsible for coordinating the annual self-evaluations of the members of the Board. Additionally, the Presiding Director is available for consultation and communication with shareholders as part of the Board’s shareholder outreach program and performs such other functions as the Board directs. The Presiding Director is appointed annually by, and from among, the independent directors.

Committee Chairs – All Committee chairpersons are independent and are appointed annually by the Board. They approve agendas and materials for their respective committee meetings and serve as the liaisons between committee members and the Board and between committee members and senior management.

CORPORATE GOVERNANCE

BOARD’S ROLE IN RISK OVERSIGHT

Our Board devotes significant attention to the oversight of risks inherent in our banking business, including information security risk, credit risk, interest rate risk, liquidity risk, operational risk, strategic risk, and reputational risk. Management of risk is important to the success of our operations and business strategies.

The Board reviews the key risks associated with the Company’s strategic plan annually and regularly throughout the year as part of its consideration of the strategic direction of the Company as well as reviewing the output of the Company’s risk management process each year and reviewing risks associated with specific business units and corporate functions.

While the Board of Directors as a whole is responsible for risk management oversight, management is responsible for the day-to-day management of the risks faced by the Company. As part of our risk oversight processes, our Chief Risk Officer reports to the Risk Assessment Committee; the Chairman of the Board’s Risk Assessment Committee meets regularly with management to discuss strategies and the risks facing the Company; and senior members of management attend Board meetings and are available to address questions or concerns raised by the Board on risk management and other matters.

In carrying out its responsibilities in this area, the Board has delegated important duties to its committees. The Risk Assessment Committee has responsibility to oversee the functioning of the Company’s enterprise risk management program and to ensure that risk is appropriately identified, measured, mitigated, monitored, and reported within approved governance structures. Among its duties, the Risk Assessment Committee reviews with management Company policies regarding risk assessment and management of risks that may be material to the Company, the Company’s system of disclosure controls and system of internal controls over financial reporting, the Company’s governance structure and processes, related person transactions, certain compliance issues and Board and committee structures, and the Company’s compliance with legal and regulatory requirements. The Chairman of the Risk Assessment Committee is independent and has the requisite risk experience required under the Dodd Frank Act’s Enhanced Prudential Standards for large banks.

The Risk Assessment Committee also is actively involved in oversight of the Company’s cybersecurity risks. Information security breaches and other cybersecurity events can lead to significant financial losses and reputational harm to a breached company, and information security, including cybersecurity, is a high priority for our Company. Accordingly, we continue to develop policies and utilize technology to protect our information and that of our customers from cyberattacks or other corruption or loss. Our Chief Information Security Officer is responsible for developing, implementing, and maintaining an effective information security program, which includes, but is not limited to, the performance of risk assessments for the purpose of identifying and documenting risks and mitigating controls. The information security program is subject to independent testing and relies upon the Federal Financial Institutions Examination Council’s Cybersecurity Assessment framework to gauge the program’s maturity level, New York State Department of Financial Services information security regulations, and other evolving standards. The Board, directly and through the Risk Assessment Committee, actively oversees management’s efforts to maintain and enhance our cybersecurity practices, reviewing and approving information security policies and programs, including those relating to cybersecurity, security risk assessment, security strategies, disaster recovery, business continuity, and incident response plans. The CISO conducts training and awareness programs for the Board to ensure that the Board remains aware and informed of information security incidents and response plans.

The Audit Committee also serves a key role in managing our risk, mainly through its oversight of the external and internal audit function, which assesses and tests the adequacy of internal controls and the financial reporting process. The Audit Committee oversees risks related to the Company’s financial statements, the financial reporting process, other financial matters, certain compliance issues, and accounting and legal matters.

Finally, the Compensation Committee has responsibility for overseeing certain risks in the Company’s incentive compensation practices and has authority to conduct annual reviews of such compensation arrangements and practices to ensure that they do not encourage inappropriate risk-taking. The Compensation Committee also oversees succession planning for possible successors to the positions of Chief Executive Officer and Chief Operating Officer and planning for other key senior management positions. The Compensation Committee has concluded that the Company’s the compensation arrangements do not encourage inappropriate risks.

In performing these risk oversight functions, the Risk Assessment, Audit, and Compensation Committees of the Board each have full access to management in the Enterprise Risk Management and Internal Audit areas and in other first and second line functions within the Company, as well as the ability to engage advisors, and each committee reports back to the full Board and works with all members of the Board to fulfill risk oversight objectives.

The entire Board reviews and approves, on an annual basis, all significant policies that address risk within our consolidated organization, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk, and reputational risk. The Board monitors risk through reports received on a monthly or more frequent basis from management.

CORPORATE GOVERNANCE

OTHER GOVERNANCE PRACTICES

Majority Voting in Director Elections – Our Certificate of Incorporation requires that nominees for Director in uncontested elections receive a majority of the votes cast in respect of their election as directors. If an election is uncontested, each of our director nominees has agreed to tender his or her irrevocable contingent resignation if he or she is not elected by a majority of votes cast by shareholders. The Board’s Nominating and Corporate Governance Committee will promptly consider the director’s resignation and recommend to the Board whether to accept or reject the resignation. Our Board will act on the Nominating and Corporate Governance Committee’s recommendation within ninety days of the applicable shareholder meeting and will then publically disclose its decision.

Shareholder Rights Plan – We do not have a shareholder rights plan and are not currently considering adopting one.

Corporate Governance Guidelines – Our Corporate Governance Guidelines formalize certain of the Community Bank’s and the Board of Directors’ existing governance policies and practices with respect to board membership; leadership; roles, procedures and practices; committees; and executive officer evaluations, compensation and succession and also address the new governance policies discussed below. These Corporate Governance Guidelines are available on the Company’s website (www.myNYCB.com) under Investor Relations.

Board Self-Evaluations – The Board of Directors annually assesses its effectiveness, the operations of its committees, and the contributions of director nominees. The independent Presiding Director coordinates the evaluation of the Board as a whole and its committees, as well as individual evaluations of those directors who are being considered for possible re-nomination to the Board.

Proxy Access – Our amended and restated Bylaws permit a shareholder, or a group of up to 20 shareholders, that owns three percent or more of the Company’s common stock continuously for at least three years, to nominate and include in the Company’s proxy materials candidates for election as directors. Such shareholder(s) or group(s) of shareholders may nominate up to the greater of two individuals or 20% of the Board, provided that the shareholder(s) and the nominee(s) satisfy the eligibility, notice, and other requirements specified in the Bylaws.

Code of Business Conduct and Ethics – The Company maintains a Code of Professional Conduct, applicable to all Company and Community Bank employees, which sets forth requirements relating to ethical conduct, conflicts of interest, and compliance with the law. The Code of Professional Conduct requires that the Community Bank’s employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in the Company’s and the Community Bank’s best interests. The CEO, Chief Operating Officer, and Chief Financial Officer are bound by the Code of Professional Conduct. In addition, the Board of Directors has adopted a Code of Business Conduct and Ethics for the CEO, Chief Operating Officer, and Chief Financial Officer of the Company. Copies of both Codes, which also apply to the directors of the Company, are available, free of charge, on the corporate governance pages of the Investor Relations portion of our website, www.myNYCB.com, and are available in print to any shareholder who requests a copy.

Stock Ownership Policy – The Company maintains a Stock Ownership Policy which is intended to align the interests of senior executives and non-executive directors of the Company with the interests of the Company’s shareholders, and to support sound risk management by requiring each of them to attain and maintain a target level of stock ownership. The target level of stock ownership in the Company that each must attain and maintain shall differ depending on the applicable officer’s or director’s category and is expressed, for the year being measured, as a multiple of annual base salary for executives and as a multiple of annual retainer for non-executive directors. For the CEO, the multiple is six times base salary, for senior executives (including the NEOs), the multiple is four times base salary, and for the non-executive directors, the multiple is five times the annual retainer exclusive of any compensation for committee fees, meeting fees, and leadership roles.

Executive Sessions of the Board – In 2019, the Board met 12 times in executive session with the CEO and COO present and, in keeping with the Company’s Corporate Governance Guidelines, met two times in executive session with no members of management present.

Board Diversity and Tenure – The Nominating and Corporate Governance Committee has a commitment to diversity, and is guided by the Company’s diversity philosophy in its review and consideration of potential director nominees. In this regard, the Board and the Committee view diversity holistically. As set forth in the Company’s Corporate Governance Guidelines, the Board and the Committee consider:

➢	Whether the individual meets the requirements for independence;

CORPORATE GOVERNANCE

➢	The individual’s general understanding of the various disciplines relevant to the success of a large publicly-traded company in today’s global business environment;
➢	The individual’s understanding of the Company’s business and markets;
➢	The individual’s professional expertise and experience;
➢	The individual’s educational and professional background; and
➢	Other characteristics of the individual that promote diversity of views and experiences, including diversity with respect to gender, age, race and ethnicity.

The Nominating and Corporate Governance Committee has not established any specific minimum qualification standards for nominees to the Board and evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of directors who will best enhance the Company’s success and represent shareholder interests through the exercise of sound judgment and the application of its diversity of experience. In determining whether to recommend a director for re-election, the Committee also considers the director’s past attendance at meetings and participation in, and contributions, to the activities of the Board. In addition, the Committee considers whether the Board has specific needs for certain skills or attributes at a given time (for example, financial or chief executive officer experience). Other criteria for Board membership are set forth in the Company’s Corporate Governance Guidelines and Nominating and Corporate Governance Committee Charter, copies of which are available, free of charge, on the corporate governance pages of the Investor Relations portion of our website, www.myNYCB.com, and are available in print to any shareholder who requests a copy.

Long-tenured directors can offer significant benefits in the governance of the Company due to the deep knowledge of our business and functioning they acquire through years of service. They provide continuity and stability at the highest governance level, as well as historical perspectives that are indispensable in determining the Company’s strategic vision. Long-tenured directors maintain significant institutional knowledge and offer stability. In addition, due to their historical knowledge of the Company, long-tenured directors can be particularly well suited to exercise Board-level influence and to provide an effective challenge mechanism when required. Over the course of time, in addition to their stature, long-tenured directors develop important working relationships with other Board members and management, resulting in effective collaboration in carrying out the Company’s objectives and management oversight. Our Board believes that director tenure, like other governance policies and structures, should be tailored to the Company’s unique governance needs and challenges.

Our Bylaws provide that, unless otherwise determined by a majority of the disinterested members of the Board, no person may be elected, appointed, or nominated as a director after December 31 of the year in which such person attains the age of 80. Based upon, among other things, the significant experience, knowledge, and value they offer the Board, the Board has previously and unanimously determined to exempt certain members from this retirement age requirement.

CORPORATE GOVERNANCE

BOARD COMMITTEES

The Board conducts its business through periodic meetings and through the activities of its committees. In 2019, the Board held 12 regular monthly meetings and various standing committees of the Board met another 34 times, for an aggregate of 46 meetings. All incumbent directors of the Company attended at least 75% of the aggregate number of meetings of the Board and committees on which such directors served during fiscal year 2019. Board members are expected to make reasonable efforts to attend all Board meetings and all meetings of the Board committees on which they serve. Absences are excused only for good cause.

The Board has four standing committees as follows: (i) Audit Committee, (ii) Compensation Committee, (iii) Nominating and Corporate Governance Committee, and (iv) Risk Assessment Committee. Each committee has a written charter adopted by the committee and ratified by the Board. As required by NYSE Rules, charters for the Audit, Compensation, and Nominating and Corporate Governance Committees can be found on the Investor Relations portion of the Company’s website at www.myNYCB.com, and are available in hardcopy to any shareholder who requests them. Each member of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee has been determined by the Board to be independent for purposes of the NYSE corporate governance listing standards and within the meaning of regulations of the SEC.

CORPORATE GOVERNANCE

The following table presents the membership of our Board members on the various Board committees as of April 7, 2020:

Director

Dominick Ciampa†

Hanif “Wally” M. Dahya#

Leslie D. Dunn

Michael J. Levine*@

James J. O’Donovan

Lawrence Rosano, Jr.

Ronald A. Rosenfeld

Lawrence J. Savarese*#

John M. Tsimbinos

Joseph R. Ficalora

Robert Wann

Meetings Held in 2019	13	7	2	12	52	51

(1)	All Company Board Committees are replicated at the Community Bank level. Additionally, the Community Bank Board maintains a Mortgage and Real Estate Committee and Commercial Credit Committee.

Chairman of the Committee Member of the Committee
†	Chairman of the Board of Directors
*	Designated as Audit Committee Financial Expert
@	Designated independent Presiding Director
#	Designated as Risk Committee Expert

A description of the nature and purpose of each of the Board committees follows.

The Board Committees act under written charters adopted by the Board of Directors which include detailed lists of the respective Committees’ functions. Copies of the charters for the Audit, Compensation, Nominating and Corporate Governance, and Risk Assessment Committees are available, free of charge, on the corporate governance pages within the Investor Relations portion of our website at www.myNYCB.com, and are available in print to any shareholder who requests a copy.

CORPORATE GOVERNANCE

Audit Committee

Members:

Lawrence J. Savarese (Chair)

Hanif M. Dahya

Leslie D. Dunn

Michael J. Levine

Ronald A. Rosenfeld

The Board of Directors has determined that Messrs. Savarese and Levine are “audit committee financial experts” under the rules of the SEC.

Meetings held in 2019: 13

The purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities, including with respect to review and, as applicable, approval of (1) the integrity of the Company’s financial statements; (2) the Company’s compliance with applicable legal and regulatory requirements; (3) the independent registered public accounting firm’s qualifications and independence; (4) the performance of the Company’s internal audit function and independent auditors; (5) the system of internal controls relating to financial reporting, accounting, legal compliance, and ethics established by management and the Board; and (6) the Company’s internal and external auditing processes.

This Committee meets with the Company’s and the Community Bank’s internal auditors to review the performance of the internal audit function.

A detailed list of the Committee’s functions is included in its written charter adopted by the Board of Directors, a copy of which is available free of charge on the corporate governance pages within the Investor Relations portion of our website at www.myNYCB.com, and is available in print to any shareholder who requests a copy.

Compensation Committee
Members: John M. Tsimbinos (Chair) Leslie D. Dunn Lawrence Rosano, Jr. Meetings held in 2019: 7

This committee meets to establish compensation for the executive officers and to review the Company’s incentive compensation programs when necessary. (See Compensation Discussion and Analysis beginning on page 22 for further information on the Company’s processes and procedures for the consideration and determination of executive and director compensation.)

Consistent with SEC disclosure requirements, the Compensation Committee has assessed the Company’s compensation programs and has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

At the Committee’s direction, management of the Company maintains an Incentive Compensation and Performance Management Committee responsible for overseeing and monitoring non-executive incentive compensation objectives, performance management, and incentive compensation plans. The Committee, which consists of various senior officers, including the Chief Operating Officer and the Chief Risk Officer, has assessed the Company’s non-executive incentive compensation plans to determine if the programs’ provisions and operations create undesired or unintentional risk of a material nature. This risk assessment process includes a review of plan policies and practices; an analysis to identify risks and risk controls related to the plans; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, risk controls, and the consistency of the programs and their risks with regard to the Company’s strategies. Compensation agreements are subject to risk reviews by first and second lines of defense: an attorney designed by the Chief Operating Officer performs a first line review, which is followed by the Chief Risk Officer’s second line review. Reporting by the Incentive Compensation and Performance Management Committee to the Compensation Committee occurs at least annually.

Although the Compensation Committee reviews all compensation programs, it focuses on the programs with variability of payout, the ability of a participant to directly affect payout, and the controls on participant action and payout.

In response to the results of the 2018 shareholder advisory vote on executive compensation, the Compensation Committee was restructured and took several steps to revise the executive compensation program resulting in overwhelming support in the 2019 shareholder advisory vote on executive compensation.

Based on the foregoing, we believe that our executive compensation policies and practices do not create inappropriate or unintended significant risk to the Company as a whole. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond the organization’s ability to effectively identify and manage significant risks; are compatible with effective internal controls and our risk management practices; and are supported by the oversight and administration of the Compensation Committee.

CORPORATE GOVERNANCE

Nominating and Corporate Governance Committee

Members:

Michael J. Levine (Chair)

Dominick Ciampa

Hanif M. Dahya

James J. O’Donovan

Leslie D. Dunn

Lawrence Rosano, Jr.

Ronald A. Rosenfeld

Lawrence J. Savarese

John M. Tsimbinos

Meetings held in 2019: 2

The Committee considers and recommends the nominees for director to stand for election at the Company’s Annual Meeting of Shareholders.

The Nominating and Governance Committee is responsible for recommending to the Board the qualifications for Board membership, identifying, assessing, and recommending qualified director candidates for the Board’s consideration, assisting the Board in organizing itself to discharge its duties and responsibilities, and providing oversight of the Company’s corporate governance practices and policies, including an effective process for shareholders to communicate with the Board. The Committee is composed entirely of independent directors as defined by the NYSE Corporate Governance Standards and operates under a written charter. The Nominating and Corporate Governance Committee’s charter is available on the corporate governance pages within the Investor Relations portion of the Company’s website at www.myNYCB.com and is available in print upon request.

The Committee’s role in, and process for, identifying and evaluating prospective director nominees is described herein and above in Board Diversity and Tenure. See also Procedures for Shareholders to Recommend Directors. In addition, the Committee makes recommendations to the Board concerning director independence, Board committee assignments, committee chairman positions, Audit Committee “financial experts,” the financial literacy of Audit Committee members, and Risk Assessment Committee “risk management experts.”

Risk Assessment Committee

Members:

Michael J. Levine (Chair)

Lawrence Rosano, Jr. (Vice Chair)

Dominick Ciampa

Hanif M. Dahya

Leslie D. Dunn

James J. O’Donovan

Ronald A. Rosenfeld

Lawrence J. Savarese

The Board of Directors has determined that Messrs. Dahya and Savarese are “risk management experts” under the enhanced prudential standards of the Dodd-Frank Act.

Meetings held in 2019: 12

The Risk Assessment Committee has been appointed by the Company’s Board of Directors to assist the Board in fulfilling its responsibilities with respect to oversight of the Company’s risk management program, including as it relates to the risk appetite of the Company and the policies and procedures used to manage various risks, including credit, market, interest rate, liquidity, legal/compliance, regulatory, strategic, operational, reputational, and certain other risks.

The Risk Assessment Committee’s role is one of oversight, recognizing that management is responsible for designing, implementing, and maintaining an effective risk management program. The Company’s departmental managers are the first line of defense for managing risk in the areas for which they are responsible. As a second line of defense, the Company’s Chief Risk Officer provides overall leadership for the Company’s enterprise risk management framework, including risk identification, risk measurement, risk monitoring, risk mitigation, risk reporting, and model risk.

At each regularly scheduled meeting of the Risk Assessment Committee, the Committee receives a monthly report from the Chief Risk Officer with respect to the Company’s approach to the management of major risks, including the implementation of the enterprise risk management program and risk mitigation efforts. The Chief Risk Officer is responsible for an integrated effort to identify, assess, and monitor risks (including through risk measurement, risk monitoring, risk mitigation, and risk reporting) that may affect the Company’s ability to execute on its corporate strategy, perform in accordance with approved risks limits and warning levels, and fulfill its business objectives. The Risk Assessment Committee enhances the Board’s oversight of risk management.

The Risk Assessment Committee responsibilities include oversight of the Company’s capital and stress testing program as required under the applicable rules and regulations of the Dodd-Frank Act and oversight of the Company’s exposure to cyber risk as an integral aspect of the Company’s overall risk management strategies.

In addition to the above described committees of the Company Board, the Community Bank Board maintains committees with important oversight responsibilities for the Community Bank’s lending functions: the Mortgage and Real Estate Committee and the Commercial Credit Committee of the Community Bank Board serve important governance functions in the lending businesses of the Company. The multi-family, commercial real estate, commercial and industrial, and other non-residential loans we originate all are made in accordance with loan underwriting policies and procedures approved by the respective Committees, which maintain active oversight of management’s loan origination, servicing, and collections processes. Committee members, who have significant experience in real estate businesses as well as real estate and other lending, apply their knowledge and expertise in key policy and risk-management decisions relating to these core business areas.

CORPORATE GOVERNANCE

Mortgage and Real Estate Committee – The Mortgage and Real Estate Committee is a committee of the Community Bank Board of Directors and was appointed by that Board to oversee the Community Bank’s credit management policies and procedures. The authority of the Committee includes, among other things, oversight regarding the administration and implementation of loan policies, review of the risks associated with loans approved by management, and the delegation of credit authority. Each member has expertise in relevant areas of commercial and residential real estate; lending and lending risk; and the business of financial institutions.

The members of the Mortgage and Real Estate Committee are Messrs. O’Donovan (Chair), Ciampa, Ficalora, Levine, Rosano, and Tsimbinos. The Mortgage and Real Estate Committee met 52 times in 2019.

Commercial Credit Committee – The Commercial Credit Committee is a committee of the Community Bank Board of Directors and was appointed by that Board in September 2018 to oversee the Community Bank’s credit management policies and procedures, and the lending activities of the Bank’s specialty finance company subsidiary, which originates asset-based loans, dealer floor-plan loans, and equipment loans and leases. The authority of the Committee includes, among other things, oversight regarding the administration and implementation of commercial and industrial loan policies, review of the risks associated with such loans approved by management, and the delegation of credit authority. Each member has expertise in relevant areas of commercial and industrial lending, lending risk, and the business of financial institutions.

The members of the Commercial Credit Committee are Messrs. Dahya (Chair), Ciampa, Ficalora, Levine, O’Donovan, Rosano, Savarese, and Tsimbinos. The Commercial Credit Committee of the Community Bank Board met 51 times in 2019.

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

The Board of Directors expects all directors to attend the Annual Meeting of Shareholders. All of the then-serving Board members attended the Annual Meeting of Shareholders held on June 4, 2019.

COMMUNICATION WITH THE BOARD OF DIRECTORS

Shareholders and other parties interested in communicating directly with the Company by directing correspondence to any of the individuals listed below. Letters addressed to the Presiding Director will be opened by the Company’s Corporate Secretary, who will review them and forward a summary of such correspondence to the Presiding Director and, if applicable, the Board. If the Corporate Secretary determines that an item of correspondence relates to the functions of the Board or its committees, or otherwise requires their attention, he will direct the item itself to the Presiding Director or other Board members. Directors may at any time review a log of all correspondence received by the Company that is addressed to the Presiding Director as provided above, and request copies of any correspondence.

How to contact us:

Chief Governance Officer	New York Community Bancorp, Inc. 615 Merrick Avenue, Westbury, NY 11590 Attention: Chief Governance Officer
Investor Relations	New York Community Bancorp, Inc. 615 Merrick Avenue, Westbury, NY 11590 Attention: Investor Relations Investors@myNYCB.com
Board of Directors	New York Community Bancorp, Inc. c/o Office of the Corporate Secretary 615 Merrick Avenue, Westbury, NY 11590
Presiding Director	New York Community Bancorp, Inc. c/o Office of the Corporate Secretary 615 Merrick Avenue, Westbury, NY 11590 Attention: Michael J. Levine, Presiding Director
Audit Committee of the Board of Directors	New York Community Bancorp, Inc. c/o Office of the Corporate Secretary 615 Merrick Avenue, Westbury, NY 11590 Attention: Lawrence J. Savarese, Audit Committee Chairman

CORPORATE GOVERNANCE

PROCEDURES FOR SHAREHOLDERS TO RECOMMEND DIRECTORS

It is the policy of the Nominating and Corporate Governance Committee to consider director candidates who appear to be qualified to serve on the Board and who are recommended by shareholders. The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and if the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board. To avoid the unnecessary use of its resources, the Nominating and Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below. To submit a recommendation of a director candidate to the Nominating and Corporate Governance Committee, a shareholder should submit the following information in writing, addressed to the Chairman of the Nominating and Corporate Governance Committee, care of the Corporate Secretary, at the main office of the Company:

a.	the name of the person recommended as a director candidate;

b.

all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

c.	the written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

d.

the name and address of the shareholder making the recommendation, as they appear on the Company’s books; provided, however, that if the shareholder is not a registered holder of Common Stock, the shareholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Common Stock;

e.	a statement disclosing whether such shareholder is acting with, or on behalf of, any other person and, if applicable, the identity of such person; and

f.	such other information as the Company may require in accordance with its established nomination procedures then in effect.

In order for a director candidate to be considered for nomination at the Company’s Annual Meeting of Shareholders, the recommendation must be received at the principal executive office of the Company not less than 90 days prior to the date of the meeting; provided, however, that in the event that less than 100 days’ notice or prior disclosure of the date of the annual meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

Under the proxy access provisions of our Bylaws, eligible shareholders and/or shareholder groups were permitted to include shareholder-nominated director candidates in our proxy materials for the 2020 annual meeting of shareholders. No such proposals were received. For details about the process to include shareholder-nominated director candidates in our proxy materials, please see Additional Information – Proxy Access Nominations and refer to Article I, Sections 6, 7, and 8 of our Amended and Restated Bylaws. A copy of the Amended and Restated Bylaws of the Company are available, free of charge, in print to any shareholder who requests a copy.

BENEFICIAL OWNERSHIP

INFORMATION WITH RESPECT TO NOMINEES, CONTINUING DIRECTORS, AND EXECUTIVE OFFICERS

The following table sets forth, as of April 7, 2020, the names of the nominees, continuing directors, and executive officers of the Company, their ages and, as applicable, the year in which he or she became a director and the year in which his or her term (or in the case of the nominees, their proposed terms) as director of the Company expire. The table also sets forth the amount and percentage of Common Stock beneficially owned by each director, by each named executive officer (as defined on page 22), and by all directors and executive officers as a group as of April 7, 2020.

Name	Age	Director Since		Shares of Common Stock Beneficially Owned (1) (2)		Percent of Class

Nominees (Whose Terms Would Expire in 2023):

Dominick Ciampa	86	1995		511,821	(3,4)	0.110%

Leslie D. Dunn	74	2015		25,604	(3)(4)	0.006%

Lawrence Rosano, Jr.	67	2014		31,104	(3,4)	0.007%

Robert Wann	65	2008		2,416,794	(3,5)	0.521%

Directors Whose Terms Expire in 2021

Hanif “Wally” Dahya	64	2007		169,009	(3,4)	0.036%

Joseph R. Ficalora	73	1989	(7)	7,103,211	(3,4,5)	1.531%

James J. O’Donovan	77	2003		1,360,814	(3,4,5)	0.293%

Directors Whose Terms Expire in 2022:

Michael J. Levine	75	2004		328,369	(3,4)	0.071%

Ronald A. Rosenfeld	80	2012		106,270	(3,4)	0.023%

Lawrence J. Savarese	63	2013		110,684	(3,4)	0.024%

John M. Tsimbinos	82	2003		1,210,841	(3,4)	0.261%

Named Executive Officers Who Are Not Directors:

Thomas R. Cangemi	51	—		1,240,0422	(3,4,5,6)	0.267%

James J. Carpenter	59	—		669,651	(3,4)	0.144%

John J. Pinto	49	—		529,263	(3,5)	0.114%

All directors and executive officers as a group (14 persons)				15,813,477		3.408%

(1)

Includes the following shares of common stock held directly: Mr. Ciampa: 10,008; Mr. Ficalora: 3,847,627; Mr. Levine: 3,000; Mr. O’Donovan: 721,846; Mr. Rosano: 17,800; Mr. Savarese: 66,675; Mr. Tsimbinos: 983,527; Mr. Wann: 1,422,356; Mr. Cangemi: 939,625; Mr. Carpenter: 512,789; and Mr. Pinto: 382,184.

(2)

Each person effectively exercises sole (or shares with spouse or other immediate family member) voting or dispositive power as to shares reported herein (except as noted). Figures include all of the shares held directly and indirectly by directors and the Company’s executive officers, as well as the shares underlying stock awards that have been granted to, and are currently exercisable or exercisable within 60 days by, such directors and executive officers under the Company’s various stock-based benefit plans.

(3)

Includes the following shares of unvested restricted stock awards: Mr. Ciampa – 56,914; Mr. Dahya – 34,509; Ms. Dunn – 12,204; Mr. Ficalora – 356,994; Mr. Levine – 34,509; Mr. O’Donovan – 33,509; Mr. Rosano – 10,804; Mr. Rosenfeld – 10,804; Mr. Savarese – 34,509; Mr. Tsimbinos – 14,205; Mr. Wann – 173,753; Mr. Cangemi – 107,581; Mr. Carpenter – 80,616; and Mr. Pinto – 72,301.

(4)

Includes the following shares that are owned by spouses of the named nominees, continuing directors, and executive officers or are held in individual retirement accounts, trust accounts, custodian accounts, or foundation accounts for which the directors and the executive officers are deemed beneficial owners: Mr. Ciampa – 444,899; Mr. Dahya – 134,500; Ms. Dunn – 13,400; Mr. Ficalora – 300,863; Mr. Levine – 293,860; Mr. O’Donovan – 5,318; Mr. Rosano – 2,500; Mr. Rosenfeld – 95,466; Mr. Savarese – 9,500; Mr. Tsimbinos – 213,109; Mr. Cangemi – 60,335; and Mr. Carpenter – 76,246.

(5)

Includes the following shares allocated under the NYCB Employee Stock Ownership Plan (“ESOP”) (and in the case of Messrs. Ficalora, Cangemi and Pinto, acquired for their ESOP accounts pursuant to dividend reinvestments): Mr. Ficalora – 698,024; Mr. O’Donovan – 190,049; Mr. Wann – 402,849; Mr. Cangemi – 40,710; and Mr. Pinto – 42,939. Also includes 1,175,347; 348,000; and 293,285 shares allocated under the Community Bank’s Supplemental Benefits Plan (and acquired for their Supplemental Employee Retirement Plan (the “SERP”) accounts pursuant to dividend reinvestment) to the accounts of Messrs. Ficalora, O’Donovan and Wann, respectively. Further includes shares held by the trustee of the New York Community Bancorp, Inc. Employee Savings Plan (“401(k)”) for the accounts of the following officers: Mr. Ficalora – 724,356; Mr. Wann – 124,551; Mr. O’Donovan – 62,092; Mr. Cangemi – 91,791; and Mr. Pinto – 31,307; which include shares acquired in Messrs. Ficalora’s, Cangemi’s, and Pinto’s accounts pursuant to dividend reinvestment. The Community Bank Supplemental Benefit Plan, SERP, and Employee Savings Plan are more particularly described in the Compensation Discussion and Analysis section of this proxy statement beginning on page 22.

(6)

Mr. Cangemi has pledged 515,729 shares of Common Stock pursuant to margin account arrangements. The margin balances outstanding, if any, pursuant to such arrangements may vary from time to time. All pledge obligations entered into before the adoption of the new policy on pledging stock are grandfathered for the duration of the pledge commitment. See page 40 for a summary of our policy on hedging and pledging of Common Stock.

(7)	Includes years of service as a trustee or director of the Community Bank.

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION AND RELATED INFORMATION

I. COMPENSATION DISCUSSION AND ANALYSIS

A. INTRODUCTION

We are pleased to provide our shareholders with an overview and analysis of the compensation programs in which the following executive officers (our “named executive officers” or “NEOs”) participated during 2019 and the process we use to make specific compensation decisions for our NEOs:

•	Joseph R. Ficalora, President and Chief Executive Officer

•	Robert Wann, Senior Executive Vice President and Chief Operating Officer

•	Thomas R. Cangemi, Senior Executive Vice President and Chief Financial Officer

•	James J. Carpenter, Senior Executive Vice President and Chief Lending Officer

•	John J. Pinto, Executive Vice President and Chief Accounting Officer

➢ Scope of the Compensation Discussion and Analysis

The Compensation Discussion and Analysis provides shareholders with important information regarding the context and details of our executive compensation program, including the following:

✓	a discussion of our 2019 say-on-pay advisory vote and our shareholder engagement process during 2019 and early 2020;

✓	an overview of the Company’s business environment in 2019;

✓	a description of each element of our executive compensation program and the purpose it serves;

✓	a review of the process by which the Compensation Committee makes compensation decisions, including an overview of the timeline, the parties involved, risk considerations and tax considerations; and

✓	a discussion of the Compensation Committee’s 2019 incentive compensation decisions and the key factors that influenced those decisions.

➢ Our 2019 Say-on-Pay Advisory Vote

We are pleased that over 92% of the votes cast on our say-on-pay advisory vote at the 2019 Annual Meeting were in favor of our executive compensation program. The positive 2019 vote reflected shareholder’s approval of the significant changes we made in response to an adverse 2018 say-on-pay vote. We believe that the 2019 vote reflected strong shareholder support for the decisive action and program changes that the Board and Compensation Committee took to address specific shareholder concerns and restore shareholder confidence in our executive compensation program. The Committee has continued to work diligently to ensure that our executive incentive compensation program is consistent with our philosophy, market best practices and the feedback we receive from our shareholders. The Committee will continue to monitor the results of the 2020 say-on-pay vote to ensure continued support for our incentive pay program among our shareholders.

➢ Engaging With Our Shareholders

Shareholder engagement is a continuous and year-round process for the Board and executive management. Our dialogue with shareholders is a critical element in the evaluation of our executive compensation program and corporate governance practices. We take the shareholder engagement process seriously, and take action based on the feedback that we receive. We recognize that accountability to our shareholders is the cornerstone of sound corporate governance and essential to the attainment of our business objectives.

Building on prior year outreach efforts and information we learned, our shareholder outreach process began in early 2020. In support of the Compensation Committee’s ongoing efforts to understand shareholder concerns relating to executive compensation, Committee members, joined by other key Board members and key management personnel in the areas of investor relations, legal and human resources, made contact with the representatives of shareholders representing over 23% of our outstanding shares, including our two largest institutional shareholders. We anticipate that, following the mailing of this Proxy Statement, additional shareholder outreach meetings will be held. During the same period, our CEO and CFO met with shareholders at 13 investment conferences and held 26 investor meetings in person or by teleconference. In total, management met with 273 shareholders or prospective shareholders from 120 discrete institutions.

EXECUTIVE COMPENSATION

Our discussions provided the Committee with confirmation that shareholders considered the revision of our executive compensation program a reversal of the past practices that attracted criticism from both shareholders and proxy advisory firms. Our favorable 2019 say-on-pay vote and our engagement with shareholders in 2019 and 2020 provided strong support for the Committee’s decision to maintain the revised plans in 2020. Although our shareholder outreach sessions also touched on topics related to the Company’s business and strategy, common themes relating to executive pay emerged from these discussions:

✓

Shareholders commented favorably on the Company’s changes to its executive incentive compensation programs that aligned with market and best practices. Specifically, shareholders appreciated the elimination of certain features of the prior program, such as the exclusive use of relative metrics, the averaging of percentile rankings for relative performance results, and the use of a backward-looking performance period that contributed to a misalignment of pay and performance.

✓

Shareholders encouraged the Committee to continue to monitor peer programs and industry best practices and adjust the program as necessary to ensure consistency with these benchmarks. After fully implementing the plans for the first time in 2019, the Committee maintained the revised plans in 2020 in the same format after discussions with the Committee’s independent consultant confirmed that the plans were still consistent with a mainstream approach to incentive plan design. The Committee will continue to monitor the plans in light of market trends and emerging best practice.

✓

Shareholders commented favorably on the transition to a program that incorporated a transparent and formulaic structure that substantially eliminated the need for the Committee to intervene to achieve an appropriate alignment of pay and performance. Shareholders noted that, by relying on weighted metrics and increased performance thresholds, the new program was more aligned with their pay-performance alignment goals.

✓	Shareholders commented favorably on the use of metrics in the long-term incentive plan (the “LTIP”) that were significant to investors who take a long-term view of their investment in our stock.

✓	Shareholders commented favorably on the transition to the use of a 3-year, forward looking performance period for the LTIP.

✓

Shareholders commented favorably on the use of weighted metrics in the short-term incentive plan (the “STIP”) and the elimination of the “averaging of the percentile ranks” feature of the prior plan that tended to mask the effect of poor performance with respect to a particular metric. Shareholders also favored the use of an absolute metric (pre-tax operating earnings) tied to the Company’s budget at a 50% weighting.

✓

Shareholders commented favorably on the adjustment of the target performance for relative metrics in both the STIP and LTIP to the 55th percentile and the increase in the threshold performance level to the 35th percentile.

✓

Shareholders advised the Committee to review the Company’s designated peer group to ensure consistency with the Company’s size and business model. Based on this guidance, the Committee revised the peer group to exclude three institutions (Fifth Third Bancorp, Citizens Financial Group, and Northern Trust Corp.) that had been singled out by shareholders as possibly not suitable candidates for inclusion in the peer group. Shareholders also suggested that the disclosure reflect in more detail the reasons why certain companies were selected for inclusion in the peer group or excluded (which we address under Benchmarking and Peer Group Analysis beginning on page 29).

✓

Shareholders encouraged the Committee to monitor the positioning of NEO pay levels relative to similarly situated executives at peer institutions. The Committee continued to hold NEO base salaries flat and will continue to review the positioning of overall NEO compensation relative to peers as the Committee evaluates the impact of full implementation of the revised NEO incentive compensation plans.

✓	Shareholders also recommended that the disclosure regarding the Company’s business strategies and business advantages be expanded to provide more detail on their implementation.

EXECUTIVE COMPENSATION

➢ 2019 Company Performance

We believe shareholders should continue to benefit from the fundamental soundness of our business model as reflected in the following factors:

•	We are among the largest bank holding companies with total assets of $53.6 billion in assets, $41.7 billion in loans ($31.2 billion in multi-family loans) and total deposits of $31.7 billion.

•	Our asset quality in any credit cycle has consistently outperformed our peers with very few non-performing loans resulting in actual losses.

•	We maintain a strong capital position.

•	We successfully implemented broad cost-cutting initiatives in 2018 and 2019 and maintain an efficiency ratio that places us in the top ranks among of our peers.

•	Our loan mix has remained consistent, and we have maintained our status as a market leader in multi-family lending to non-luxury, rent regulated properties.

•	Our approach to credit underwriting is conservative in all respects, and our experienced Board members are actively involved in the evaluation and approval of loans.

•

Our multi-family portfolio is well insulated from recent changes in New York rent regulations laws. Our loan-to-value ratio on these properties remains low and our lending policy focuses on current, rather than projected, cash flows.

•	We have successfully extended our lending activity into specialty finance, which has experienced significant year-over-year growth since we started this business at the end of 2013.

In 2019 and continuing into 2020, we emphasized the continuation of our core business strategies, focusing on the factors that we can control to create future earnings growth:

•

We resumed asset growth immediately after the passage of legislation that raised the Dodd-Frank asset threshold for a “systemically important financial institution” (“SIFI”) from $50 to $250 billion, and we continue to benefit from the new rules as we continue to reduce the significant compliance costs we were incurring to prepare for meeting SIFI requirements.

•	We believe that the Company will benefit from significant repricing opportunities for loans, deposits and wholesale borrowings.

•	We are maintaining a focus on expense containment, and we expect our efficiency ratio will continue to improve through operating leverage.

We remain committed to a strategy that allows us to grow through accretive transactions and enhance long-term shareholder value.

EXECUTIVE COMPENSATION

➢ Selected 2019 Financial Benchmarks

$53.6 Billion	$31.7 Billion	$362 Million	35%
Assets	Deposits	Net Income Available to Common Shareholders	Speciality Finance Loan Growth

$0.77	0.80%	9.70%	49.08%
EPS (Fully Diluted)	ROATA	ROATCE	Efficiency Ratio

$41.7 Billion	-6.5%	11.22%	0.15%
Loans Held for Investment	Decline in Non-Interest Expense	Tier 1 Risk-Based Capital	Non-Performing Loans/Total Loans

➢ 2019 Executive Compensation Highlights

In 2019, the NEOs received awards under both the revised STIP and LTIP. The Compensation Committee had authorized significant revisions to both the STIP and the LTIP in the latter part of 2018. While payouts for the 2018 performance year were made under the new STIP, the Committee deferred implementation of the new LTIP to 2019 (i.e., no equity grants were made in 2018). The delay reflected the consensus view of the Committee and management that deferring implementation of the new LTIP to 2019 was in the best interests of the Company and its shareholders. As a result, the first grant under the new LTIP was made in 2019. The 2019 LTIP awards resulted in a significant increase in year-over-year total direct compensation (base salary + cash incentives + equity incentives) for our CEO and our other NEOs. However, shareholders should consider this increase with reference to the fact that our CEO and other NEOs did not receive any equity-based compensation in 2018 and, as described more fully below, the largest share of the LTIP award (75%) is purely performance-based and actual awards, if any, will not be determined until after the close of the 2019-2021 performance period.

The Committee continues to believe that the new incentive programs addressed the material concerns that we heard from our investors while continuing to meet the basic objectives of our compensation philosophy. Moreover, the Committee believes that the new program provides a sound basis for rewarding our senior management team and effectively aligns pay and performance without relying on the Committee’s exercise of negative discretion to reach appropriate results.

Below is a summary of the 2019 pay decisions:

✓	No Change to Base Salaries

The Compensation Committee reviewed the base salaries of our CEO and the other NEOs in March 2019 and did not authorize any adjustments. The Committee determined that current base salaries were consistent with the objectives of our compensation philosophy and were appropriately positioned relative to peers and as a driver of award opportunities under the executive incentive pay program. Our CEO’s base pay has not changed since 2015 and the other NEOs have not received base pay increases since 2016.

✓	STIP Awards Slightly Above Target

Our NEOs received awards under the revised STIP at 106.44% of the target level. This award reflected the Company’s performance under the new program design taking into account the weighted value of the three applicable metrics: (i) actual performance relative to the Company’s budgeted pre-tax operating earnings (50% weighting), (ii) return on average tangible assets (“ROATA”) relative to the Company’s designated peer group (25% weighting), and (iii) efficiency ratio relative to the Company’s designated peer group (25% weighting). The Company exceeded the target level for budgeted pre-tax operating earnings (102.31% of target) and the Company’s efficiency ratio was at the 90th percentile of the peer group. For the 2019 measurement period, the Company’s ROATA fell below the threshold level relative to the peer group and, therefore, this metric did not contribute to the total award. In response to shareholder

EXECUTIVE COMPENSATION

feedback, the program also incorporated a modifier based on relative total shareholder return (“TSR”). The modifier triggers a 20% reduction in awards if the Company’s 1-year TSR falls below the 35th percentile of the peer group and a 20% increase in awards if the Company’s 1-year TSR falls above the 75th percentile of the peer group. Before taking the TSR adjustment into account, the award determined by reference to the three weighted metrics was at 88.7% of target. The Company’s 2019 TSR was at the 90th percentile of the peer group, resulting in an upward 20% adjustment of the award to 106.44% of target. For a detailed discussion of award determinations under the 2019 STIP, see Overview of our Incentive Compensation Program below and the Executive Compensation Tables – Summary Compensation Table and the related tables that provide specific information on awards.

✓	Revised LTIP Was Implemented in 2019 (75% Performance-Based Shares / 25% Restricted Stock)

As a result of the deferred implementation of the LTIP, the NEOs did not receive equity-based awards in 2018. In 2019, the revised LTIP was implemented and the NEOs received awards under each of the two components of the program: (i) an time-based vested restricted stock award (“RSA”) with a value equal to 25% of each NEO’s total LTIP opportunity at target and (ii) an award of performance-based restricted stock units (“PBRSUs”) with a value equal to 75% of each NEO’s total LTIP opportunity at target. The number of units at target was determined on the grant date (April 29, 2019) based on closing price of the Common Stock ($11.42) and will vest in early 2022 based on the Company’s results over three-year performance period (2019 – 2021).

The Committee selected two metrics – relative average return on tangible common equity (“ROATCE”) and relative earnings per share (“EPS”) growth – for the 2019-2021 performance period. The Company’s performance with respect to these metrics will be evaluated at the end of the three-year performance period on a percentile ranking basis relative to an industry index consisting of 31 banks with assets between $25 billion—$250 billion selected from the KBW Regional Bank Index and the KBW Banking Index. Each performance metric has an equal weighting and the result for each metric contributes separately to the determination of the actual award, if any, at the end of the performance period.

The Committee also granted dividend equivalent unit awards in tandem with the PBRSUs but specified that dividend equivalents would only be paid when actual awards are determined after the end of the performance period and then only to the extent the related PBRSUs are earned.

For a detailed discussion of award determinations under the 2019 LTIP, see Overview of our Incentive Compensation Program below and the Executive Compensation Tables – Summary Compensation Table and the related tables that provide specific information on awards.

B. THE BUSINESS CONTEXT AND GOVERNANCE FRAMEWORK FOR OUR COMPENSATION DECISIONS

➢ Our Business Model and Approach to Driving Shareholder Value

We have historically built value for shareholders by executing on a unique business model that has provided consistently superior results over the long-term. The strength of our business model has enabled us to weather periods of economic downturn with greater success than our peers and to benefit from periods of economic expansion. The performance metrics we use to drive our incentive compensation programs encourage behavior that supports our business model.

✓

Building shareholder value – We have built long-term value for our shareholders with our growth through acquisition strategy and by maintaining the strength of our core business over decades. The total return on an investment in our stock since December 31, 1999 is 4,281%. Our business model has been enhanced by a history of accretive transactions that reflect the capacity of our management team to identify sound acquisition candidates and our capacity to achieve a successful integration of each transaction.

✓

Maintaining leadership in our core business niche – We have been a leader in the New York City multi-family lending market for more than 40 years. Our expertise in lending to borrowers in the non-luxury building/rent-regulated segment in the New York Metro area is unmatched in the industry. Nearly 78% of our loans are in the New York market and, in 2019, we maintained an average loan to value of 53.17% on loans we made to owners of rent-regulated properties in the New York market.

✓

Maintaining exceptional asset quality – Through conservative underwriting and operating standards, we have maintained exceptionally strong asset quality to ensure that our core sources of income will remain healthy through the long term. Even during challenging credit cycles, our asset quality measures remains exceptionally strong and better than those of our peers. Since our 1993 initial public offering, our cumulative loan losses stand at 104 basis points as compared to the banks in the broader SNL Bank and Thrift Index at 2,345 basis points. The trend in 2019 was consistent with our past performance.

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✓

Holding the line on expenses – We consistently rank in the top tier of bank holding companies based on efficiency. Our management team has moved aggressively to reduce expenses over the last two years. After achieving significant expense cuts in 2018 ($95 million), management was able to reduce expenses by an additional $35 million in 2019.

✓

Growing our business in a competitive market – We have successfully extended our expertise in the multi-family space into commercial real estate lending while sustaining our history of minimal to no net charge-offs. Our specialty finance lending has experienced a compound annual growth rate of 34% since 2014 when we expanded the Company’s lending mix to include this asset class. Our net charge-offs on specialty finance loans have remained at $0 since we entered the business.

✓

Maintaining our capital strength – Recognizing the importance of capital strength to our regulators and investors, our efforts to ensure low credit losses have enabled us to maintain strong earnings and capital. By all measures, our capital position compares favorably to our peers and to the banks included in the broader SNL Bank and Thrift Index

✓

Managing risk to preserve the value of our business. We operate our business within the limits of our risk appetite and support the mitigation of risk by creating a business environment that focuses on the maintenance of effective controls and sound governance. A measure of the success of our efforts to manage risk is reflected in our highly favorable asset quality metrics.

➢	Our Compensation Philosophy

Our approach to executive compensation is reflected in five guiding principles:

➢	Support our strategic objectives and drive the creation of shareholder value through the attainment of positive business results.

➢	Place a significant portion of each executive’s total compensation at risk based on the Company’s short- and long-term performance on an absolute basis and relative to our peers.

➢	Be competitive in the market for executive talent and provide a means for the Company to attract and retain key executives.

➢	Align the interests of our executives with our shareholders by providing our executives with a meaningful equity stake in the Company.

➢	Not provide incentives for our executives to take unnecessary or excessive risks that could compromise the value of our business.

EXECUTIVE COMPENSATION

➢	The Governance Framework for Our Executive Compensation Program

All decisions on executive compensation are made within the context of a strong governance framework that helps ensure that the outcome is consistent with our compensation philosophy, the creation of shareholder value, and the safety and soundness of our banking operations. To that end, we use the following principles to guide the development and implementation of our executive compensation program:

➢

We make all key executive compensation decisions and all decisions affecting our NEOs through a committee of independent directors, and the committee seeks advice from an independent compensation consultant on key executive compensation matters.

➢	We engage in shareholder outreach at the Board and management levels to help us evaluate our governance structure and executive compensation program.

➢

We require a strong ownership commitment from our officers and directors. Our executives hold a significant equity interest in the Company, reflecting levels greatly in excess of our stock ownership guidelines.

➢	We have a “clawback” policy that allows us to recapture amounts paid on the basis of financial results in the event that such results are found to be materially misstated.

➢

We do not allow our executives to hedge or pledge Company stock. (One pledge obligation that was in effect prior to our adoption of a formal no hedging/no pledging policy in April 2016 was grandfathered from this prohibition.)

➢	We do not allow “single trigger” payouts under our employment and change-in-control agreements.

➢

We have eliminated a legacy commitment to provide our NEOs with tax reimbursement payments covering income they realize upon the vesting of restricted stock awards. This Committee ended this practice with respect to the vesting of awards granted for performance periods beginning after 2014. In prior years, the Company provided tax reimbursement payments to the NEOs to encourage their retention of all stock granted under the Company’s long-term incentive programs. Beginning with the 2015 performance period, the Company discontinued this practice prospectively with respect to all newly granted equity awards. The final reimbursement payment was made in March 2020 following the vesting of the last installment of an award granted in March 2015 for the 2014 performance period.

➢	We do not allow stock option repricing without shareholder approval.

C. OUR EXECUTIVE COMPENSATION DECISION MAKING PROCESS

➢ Key Participants

☐	The Compensation Committee

Our Compensation Committee, all the members of which all of which are independent directors under NYSE listing standards, makes decisions on the compensation of our key executives, including our NEOs. This responsibility is discharged within the framework of a formal committee charter, which delegates a wide range of strategic and administrative issues to the Committee. Key among the Committee’s tasks is the development of, and monitoring of adherence to, the Company’s executive compensation philosophy. In addition, the Committee is responsible for ensuring that our plans and programs comply with all regulatory directives, including consideration of the risk profile of our compensation programs to ensure that such programs do not encourage unnecessary risk taking by participants. Finally, the Committee is charged with the annual administration of our executive incentive programs, including the development of plan design, the selection of performance metrics, the designation of specific performance goals and award opportunities, and the certification of performance results. See Board Committees-The Compensation Committee for a detailed discussion of the Committee’s responsibilities and membership. The Committee’s charter is posted on the corporate governance pages within the Investor Relations portion of our website at www.myNYCB.com.

The Committee met seven times in 2019, each time including discussions in executive session without management present.

EXECUTIVE COMPENSATION

The Committee reviews the compensation of each NEO annually to evaluate whether the executive’s pay level is consistent with our compensation philosophy, risk profile, and the performance of both the Company and the individual, and whether market practices dictate an adjustment in the form or level of the executive’s compensation. As part of this annual review, the Committee considers the executive’s individual contributions to the financial success of the Company, management of subordinates, contribution to safety and soundness objectives, and their long-term potential as a senior executive.

The Committee does not delegate any substantive responsibilities related to the determination of compensation for our NEOs, and the Committee members exercise their independent judgment when they make executive compensation decisions.

☐	Our CEO

Although the Compensation Committee makes independent determinations on all matters related to compensation of the NEOs, the CEO provides the Committee with his evaluation of the NEOs’ performance and makes recommendations regarding base salary and incentive compensation awards. However, the Committee has absolute discretion to accept, reject, or modify the CEO’s recommendations. Our CEO plays no role in, and is not present during, discussions regarding his own compensation or final decisions of the Committee regarding compensation of the other NEOs.

☐	The Independent Compensation Consultant

The Compensation Committee has retained Meridian Compensation Partners LLC (“Meridian”) as an independent compensation consultant. Meridian works with the Committee to review our executive compensation program and assess our program relative to our performance and the market. Meridian attends Committee meetings as requested and participates in general discussions regarding executive compensation matters. While the Committee considers input from Meridian, the Committee’s decisions are a reflection of many factors and considerations. Management works with Meridian at the direction of the Committee to develop materials and analyses that are critical to the Committee’s evaluations and determinations. Such materials include competitive market assessments of NEO compensation and guidance on regulatory and legal developments. Meridian also helps the Committee to identify an appropriate peer group and annually provides the Committee with comparative financial information for the peer group to establish and approve award levels under the Company’s incentive compensation program.

Meridian coordinates with the Chair of the Committee and participates with members of the Committee in executive session (without management personnel present) to discuss compensation matters. Meridian does not provide other services to the Company and has no direct or indirect business relationships with the Company or its affiliates. The Compensation Committee has considered Meridian’s independence for the 2019 fiscal year and whether its work raised conflicts of interest under the NYSE listing standards. Considering these factors, the Committee determined that the work performed by Meridian did not create any conflict of interest and that Meridian is independent of the Company’s management.

➢ Benchmarking and Peer Group Analysis

A critical element of our compensation philosophy, and a key reference point for compensation decisions for our executives, is the analysis of our executive compensation structure and financial performance relative to a peer group of similarly sized, publicly traded financial institutions. We seek to ensure proper alignment between our performance and compensation relative to our peers, and to attract and retain top talent, by providing competitive and appropriate compensation. To monitor our programs and decisions, we periodically benchmark our performance against that of our peers to assess the reasonableness of our compensation, ensure proper pay-for-performance alignment, and to establish total compensation opportunities for our named executive officers. Our peer group is selected with the assistance of our independent compensation consultant based on objective criteria. We consider a variety of factors such as their business footprint, business mix, how they compare to the Company in terms of asset size, revenue, market capitalization, and their status as a competitor for customers, executive talent, and investment capital. We believe the 20 banks included in the 2019 peer group all reflect the Committee’s consideration of these factors. As a general matter, the three most significant characteristics that determined the selection of our 2019 peer group were asset size, business mix, and market capitalization. In addition to meeting the foregoing criteria, certain peer banks, including BankUnited, M&T Bank Corp., Peoples United Financial, Inc., Popular, Inc., Signature Bank, Sterling Bancorp, Inc. and Valley National Bancorp, are direct competitors in our markets and, therefore, were deemed essential to the peer group.

The peer group is reviewed annually and changes periodically as a result of the Company’s growth, industry consolidation, and changes in a peer company’s business focus or condition. The 2019 peer group had a median asset size of approximately $39.4 billion, positioning the Company at the 69th percentile. Two companies were added to the 2019 peer group – Valley National Bancorp and Wintrust Financial Corporation. These additions reflected several considerations, including the growth of these companies into the asset range of the Company’s peer group criteria. In

EXECUTIVE COMPENSATION

direct response to feedback expressed during our shareholder engagement process, three companies that were included in the 2018 peer group – Citizens Financial Group, Inc., Fifth Third Bancorp, and Northern Trust Corporation – were excluded from the 2019 peer group on the basis of their larger size relative to the Company and, in the case of Northern Trust, differences in business model. Several other banks that match up well with the Company in asset size, such as SVB Financial Group and CIT group, Inc., were excluded from the peer group due to significant differences in their business model. In addition, nine banks in the asset range from $20-30 billion were excluded based on their smaller size relative to the Company. The Committee will continue to assess the universe of banks to evaluate possible candidates for inclusion in the peer group.

The 2019 peer group included the following 20 financial institutions:

Associated Banc-Corp

Bank United

BOK Financial Corp.

Comerica Incorporated

Cullen/Frost Bankers, Inc.

First Citizens Bancshares, Inc.

First Horizon National Corporation

F.N.B. Corporation

Huntington Bancshares Inc.

KeyCorp

M&T Bank Corp.

Peoples United Financial, Inc.

Popular, Inc.

Regions Financial Corporation

Signature Bank

Sterling Bancorp

Synovus Financial Corp.

Valley National Bancorp

Wintrust Financial Corporation

Zions Bancorporation

➢ Executive Performance Assessments

Our NEOs receive annual individual performance assessments following a process established by the Compensation Committee. Our CEO provides the Committee with an assessment of the other NEOs, and the Committee, in turn, provides our CEO with an assessment of his performance and considers the CEO’s evaluation of his direct reports. While the scope of the assessment may vary from year to year, the focus of the Committee’s review is on whether the executive is meeting the functional responsibilities of the position, oversight of regulatory compliance, progress toward strategic objectives, leadership and management of external relationships.

D. ELEMENTS OF COMPENSATION

➢ Introduction

Our NEOs participate in a competitive compensation program that emphasizes pay for performance and the creation of shareholder value. The elements of our program, the specific objectives for each element, and a summary of how we implemented each element in 2019 are summarized in the table below:

Compensation Element		Objective	Implementation

Base Salary	✓	Provides each executive with fixed compensation that reflects the executive’s position and responsibilities, market dynamics and our overall pay structure.	Base salary is subject to review in March of each year based on the Compensation Committee’s assessment of the executive’s individual performance during the prior year, a review of peer group practices and consideration of the impact of base salary levels on incentive compensation opportunities.

Short-Term Incentives	✓	Provide a cash-based, market-competitive annual award opportunity linked to financial measures that are important to our business model.	The 2019 STIP was linked to three weighted financial metrics with the greatest weight (50%) tied to meeting a specific Company earnings goal. The other metrics measured the Company’s performance relative to our peer group. Awards were subject to adjustment in limited circumstances based on the Company’s relative 2019 TSR. See 2019 Executive Compensation Decisions below for additional information on the structure of, and results under, the 2019 STIP.

EXECUTIVE COMPENSATION

Compensation Element		Objective	Implementation

Long-Term Incentives	✓ ✓	Provide an incentive for our executives to create shareholder value over the long term through equity awards. Align the interests of our executives with shareholders by awarding equity in the Company.	The 2019 LTIP included two components: (i) a grant of time-based vested restricted stock with a value equal to 25% of each NEO’s target award opportunity under the LTIP and (ii) a grant of PBRSUs equal to 75% of the target award opportunity to be earned over the 2019-2021 performance period. For the PBRSU grant, the Committee established two metrics – 3-year EPS growth and 3-year ROATCE – to evaluate the Company’s performance relative to an industry index. See 2019 Executive Compensation Decisions below for additional information on the structure of, and results under, the 2019 LTIP.

Retirement Benefits	✓	Provide tax-qualified benefit plans on the same terms as our rank-and-file employees to provide our executives with additional income after retirement.	Our current retirement program consists of our ESOP, which is funded with an annual Company contribution determined on a uniform basis for all employees as a percentage of eligible compensation and our 401(k) plan, which includes a “safe harbor” employer match. Our supplemental retirement benefit “excess” plan has been frozen since 1999.

Perquisites	✓	Limit perquisites so they represent a minor portion of the overall annual compensation of our NEOs.	Perquisites are limited and are provided only to the extent that such items that help each executive fulfill the requirements of his position.

Employment Agreements	✓ ✓ ✓

Help to ensure the continued availability of our NEOs in key positions.

Establish market-competitive terms and conditions for the continuing employment of our NEOs, including severance benefits that reflect prevailing practices among our peers.

Assist with an orderly transition of management if a change in control of the Company were to occur.

Our current NEO employment agreements have been in place without amendment since 2006. The agreements contain “double trigger” change-in-control protection (i.e., a severance obligation is triggered only by a change in control followed by the executive’s termination in specified circumstances). (See Other Executive Benefits below for additional details on the terms of these agreements). Although our legacy agreements indemnify our executives for liabilities related to the “golden parachute” excise taxes, the Compensation Committee has determined that any new agreements will not contain such indemnification.

➢ Target Pay Mix

On an annual basis, the Compensation Committee establishes a target pay mix for each NEO that is intended to ensure that the largest part of each NEO’s annual compensation is at risk and depends on the level of attainment of specific performance objectives. In 2019, over three-quarters of our CEO’s compensation, at the target level, was directly linked to the performance of the Company. The following charts classify the sources of NEO compensation in 2019 based on the target pay mix established by the Committee:

EXECUTIVE COMPENSATION

➢ 2019 Executive Compensation Decisions

☐ Base Salary

The Compensation Committee reviewed the base salaries of our CEO and the other NEOs in March 2019 and did not authorize any adjustments. The Committee determined that current base salaries were consistent with the objectives of our compensation philosophy and were appropriately positioned relative to peers and as a driver of award opportunities under the executive incentive pay program. Our CEO’s base pay has not changed since 2015 and the other NEOs have not received base pay increases since 2016. The Committee again reviewed base salaries in early 2020 but did not authorize any changes.

➢ 2019 Executive Incentive Compensation Program

Our 2019 executive incentive compensation program was maintained under applicable provisions of our 2012 Stock Incentive Plan, which was approved by shareholders in 2012. If shareholders approve Proposal 5, relating to the 2020 Omnibus Incentive Plan, our executive incentive compensation program will continue under the new plan.

In 2019, our executive incentive compensation program had two components that incorporated the revisions adopted by the Compensation Committee in 2018: (i) a short-term performance-based award opportunity that was paid in cash based on 2019 performance and (ii) a long-term performance-based award opportunity consisting of an award of PBRSUs (75% of the total award at target) that are earned over a forward-looking performance period (2019-2021) and a grant of time-based RSAs (25% of the total award at target) that vests over three years.

➢ 2019 STIP

The following provides a summary of the key provisions of our 2019 STIP:

✓	Covered the 2019 calendar year and provided a cash award based on performance goals set by the Compensation Committee at the beginning of the year and communicated to the NEOs.

✓

Target cash incentive opportunities were defined as a percentage of 2019 base salary. For our CEO, the target opportunity was set at 125% of 2019 base salary. Target opportunities were based on peer/market practice. Additional details on award opportunities are provided in the section below.

✓

Award determinations were based on the Company’s performance relative to three weighted metrics. A description of each metric and reasons why the Committee selected the metric is set forth in the table below. Each metric had a separate weighting and the result for each metric contributed separately to the actual award, if any.

✓

Fifty percent of the total award was linked to the Company’s internal projection for 2019 pre-tax operating earnings. The target performance level for this metric reflected the value included in the 2019 budget approved by the Board of Directors. Pre-tax operating earnings was subject to adjustment for extraordinary items, accounting and tax law changes, discontinued operations, acquisition expenses, balance sheet restructuring charges and/or similar non-recurring or special items.

✓

The other two metrics (ROATA and efficiency ratio) were each weighted at 25% of the total award opportunity and measured the Company’s performance relative to the compensation peer group, as noted above. The Committee believed that the two relative metrics in the STIP were significant measures of the Company’s performance and that evaluating these metrics on a relative basis would provide an objective assessment of Company performance in the context of changing business conditions that affect the peer group generally. Additionally, the Committee considered the separate weighting of the metrics and the use of a TSR modifier as a means to provide a balanced assessment of Company performance.

✓

For the two relative metrics (ROATA and efficiency ratio), target performance was set at the 55th percentile of the compensation peer group to ensure that the target payout required the Company to exceed median performance at target. The threshold payout required the Company to exceed the 35th percentile of the peer group. The Committee believed that the increased threshold level set a more appropriate performance objective in the context of a relative metric. Stretch performance at or above the 75th percentile would position our Company in the top quartile relative to peers and support the maximum payout.

✓

After the aggregate award, if any, was determined by reference to the Company performance relative to the three financial metrics, a 1-year total shareholder return (“TSR”) modifier was applied to adjust the award downward (by 20%) if Company TSR was below the 35th percentile of peer group TSR and upward (by 20%) if

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the Company’s 1-year TSR was above the 75th percentile of peer group TSR. The plan does not provide for an adjustment if 1-year Company TSR was negative, regardless of peer results. This provision was added based on shareholder feedback and a desire to recognize how our performance is perceived by shareholders.

➢ 2019 STIP Performance Metrics

The following table identifies the financial metrics established by the Committee for 2019 under the STIP, provides our rationale for the use of each metric in the context of our strategic plan and shows how we apply it in the context of the new STIP. Please see Appendix A for a reconciliation of non-GAAP measures presented below.

Performance Metric	How We Define and Apply It	Why We Use It

Pre-Tax Operating Earnings

Net income before the effect of income taxes and any after-tax items, including minority interest and any extraordinary items. Pre-tax operating earnings is subject to adjustment for extraordinary items, accounting and tax law changes, discontinued operations, acquisition expenses, balance sheet restructuring charges and/or similar non-recurring or special items. This metric is an absolute metric based on the company’s budget target and has a 50% weight in determining the actual award.

Provides direct insight into the financial health of the Company by measuring the revenue and expenses associated with the company’s primary business activities.

Return on Average Tangible Assets

Net income as a percentage of average tangible assets. This metric is measured by reference to the Company’s percentile ranking in the designated peer group and has a 25% weight in determining the actual award.

Shows the profitability of our assets by measuring how effectively management is deploying our assets to generate a positive return.

Efficiency Ratio

Non-interest expense before foreclosed property expense, amortization of intangibles and goodwill impairments as a percentage of net interest income and non-interest income, excluding gains from securities sales and non-recurring items. This metric is measured by reference to the Company’s percentile ranking in the designated peer group and has a 25% weight in determining the actual award.

Shows how effectively we manage our expenses and use our resources to create revenue. We believe efficient use of our resources, particularly given our acquisition strategy, is a significant competitive advantage.

1-Year Total Shareholder Return (“TSR”)

Represents the total return on share of the Company’s common stock over the calendar year, including price appreciation and the reinvestment of dividends (at the closing price of the common stock on the ex-dividend date). The STIP applies a 1-year TSR as a modifier to adjust awards to reflect the common stock’s weak or exceptional performance relative to the designated peer group, thereby, including annual shareholder return as an element of the award determination in specified circumstances.

Provides a measure of how the market valued our stock during the year relative to the stock of other companies in the financial sector.

➢ 2019 STIP Award Opportunities, Performance Results and Award Determinations

The following table show the award opportunities established by the Compensation Committee for our CEO and the other NEOs under the 2019 STIP. Actual awards were determined by reference to the specific award opportunities assigned to each NEO and weighted results with respect to each designated performance metric as detailed in the following tables. By way of example, if the Company had achieved maximum results with respect to all three metrics, our CEO would have received a payout at 187.5% of 2019 base salary (150% of target), subject to adjustment for the 1-year TSR modifier.

EXECUTIVE COMPENSATION

2019 Short-Term Incentive Plan Award Opportunities (as % of 2019 Base Salary)

Executive	Threshold	Target	Maximum

Mr. Ficalora	62.5%	125%	187.5%

Mr. Wann	45	90	135

Mr. Cangemi	35	70	105

Mr. Carpenter	35	70	105

Mr. Pinto	35	70	105

The following table shows the Company’s actual 2019 results with respect to the three weighted performance measures under the revised short-term incentive plan. With respect to pre-tax operating earnings, the Company’s performance measured slightly above target at 102.39%. As authorized under the STIP and approved by the Committee, the Company’s actual performance, as reported in the table below, incorporated a net adjustment to pre-tax operating earnings of approximately $7.6 million, or less than 1.5% of reported pre-tax operating earnings, to reflect the effect of certain unusual items. The largest adjustment, $6.5 million, related to severance and salary accruals paid in arrears during 2019. With respect to the two relative metrics measured against the Company’s designated peer group – ROATA and efficiency ratio – only the efficiency ratio metric contributed to the NEOs’ payout as illustrated in the table below. Taking into account the results with respect to the three weighted metrics, the payout was calculated at 88.7% of target. However, the 1-Year TSR modifier was triggered as the Company’s relative one-year TSR was at 90th percentile of the peer group, resulting in a 20% upward adjustment to the award determined by reference to the three weighted metrics. After applying the TSR modifier, the final payout, as a percent of target, was 106.44%.

Performance Measure		Performance Goals			Actual Performance	Payout as % of Target Award Opportunity
	Weight	Threshold	Target	Maximum
Pre-tax Operating Earnings	50%	$475,501,717	$528,335,241	$581,168,765	$530,863,031	102.39%
Relative ROATA	25%	35th percentile	55th percentile	75th percentile	0 percentile	0
Relative Efficiency Ratio	25%	35th percentile	55th percentile	75th percentile	90th percentile	150
Payout Range	100%	50%	100%	150%	—	88.7%
1-Yr. TSR Modifier	+/-20%	<35th percentile 20%	35th-75th percentile No Change	>75th percentile +20%	90th percentile	120%
Total Payout:	100%	50%	100%	150%	—	106.44%

The following table shows actual calculated awards under the 2019 STIP based on performance relative to the designated metrics and taking into account the effect of the TSR modifier. At the Compensation Committee’s March 17, 2020 meeting, the Committee reviewed and confirmed the awards without adjustment. The Committee noted that the management team executed the Company’s business strategy in a difficult operating environment to meet the budget target for pre-tax operating earnings. Further, the Committee cited the 2019 efficiency ratio as evidence of the success of the Company’s multi-year cost cutting initiative, which allowed the Company to maintain a top ranking (second) relative to peer institutions. Although results with respect to ROATA were disappointing, the Committee believed that the STIP functioned appropriately to ensure that this metric did not contribute to the NEOs’ payout. Finally, the Committee concluded that an adjustment to the payout was appropriate in light of the Company’s superior 1-year TSR of 35.38%, which ranked third among the 20 peer institutions. Overall, the Committee believed that the 2019 STIP functioned as intended to create an appropriate alignment of pay and financial performance and that the STIP results were also confirmed by the strong individual performance of each NEO.

Executive	Base Salary	Target		Maximum Awards (106.44% of Target)
		% of Base
Mr. Ficalora	$1,400,000	125%	$1,750,000	$1,863,000
Mr. Wann	1,100,000	90	990,000	1,054,000
Mr. Cangemi	850,000	70	595,000	633,000
Mr. Carpenter	775,000	70	543,000	577,000
Mr. Pinto	575,000	70	403,000	428,000

EXECUTIVE COMPENSATION

☐ 2019 LTIP Awards

As noted earlier, the Company’s revised equity-based, long-term incentive plan was implemented for the first time in 2019 after a one-year hiatus from providing the NEOs with equity awards. The following provides an overview of the key features of the 2019 LTIP and provides insight into factors considered by the Committee in developing the plan design:

The 2019 LTIP grant consisted of two distinct components:

✓

25% of the target LTIP award consisted of time-based RSAs vesting ratably over three years. The Committee determined that the inclusion of a relatively modest time-based vested component in the new plan is consistent with the desire to base the significant majority of LTIP on future performance and serve as best practice. In addition, the use of time-based restricted stock supports our goal for executives to receive a portion of their pay in equity while also providing a retention incentive. Consistent with the Company’s long-standing practice for all employees who are awarded RSAs, dividends paid on the restricted shares are paid at the same time dividends are paid to other shareholders.

✓

75% of the target LTIP award consisted of a grant of performance-based restricted stock units (“PBRSUs”) where the actual award earned will be determined based on the Company’s performance with respect to two weighted metrics over the 2019-2021 performance period relative to an objectively designated index of financial institutions (see below). The award, if any, will be determined by the Committee in early 2022 after consideration of the Company’s performance with respect to the designated metrics relative to the performance of banks included in the index group. All awards will be settled in fully vested shares of Company common stock.    The Committee awarded dividend equivalent rights in tandem with the PBRSUs but no dividend equivalent payments will be made prior to the date that the Committee determines the level at which the PBRSUs have been earned and only to the extent of the dividends that would have accrued over the performance period with respect to the shares underlying the earned PBRSUs. The Committee selected two metrics – relative ROATCE and relative EPS growth – for the 2019-2021 performance period. The Company’s performance with respect to these metrics will be evaluated at the end of the three-year performance period on a percentile ranking basis relative to an industry index consisting of 31 banks with assets between $25 billion-$250 billion selected from the KBW Regional Bank Index and the KBW Banking Index. Each performance metric has an equal weighting and the result for each metric contributes separately to the determination of the actual award at the end of the performance period, if any. The LTIP specifies that, if at the end of the performance period, a bank included in the index is not a public company or is acquired, the bank will be removed from the index for the entire performance period and the percentile results will be calculated accordingly.

✓

For the 2019 LTIP, award opportunities were determined by reference to the 2019 base salary of each NEO. For our CEO, the 2019 target opportunity was set at 200% of 2019 base salary and allocated as described above between a grant of time-based restricted stock (25% of the target opportunity value) and the grant of PBRSUs (75% of the target opportunity value).

✓

The Committee set target performance for the PBRSU grants at the 55th percentile of the industry index to ensure that a target level payout requires the Company to outperform the median of the Index. The Committee set the threshold level at the 35th percentile to ensure that no payouts would be made for sustained weak performance. The Committee believed that these increased levels established more appropriate performance targets in the context of a relative metric that is measured over a multi-year period.

☐ Award Opportunities under the 2019 LTIP

The following table provides detail on the total 2019 LTIP award opportunities for each NEO. As noted above, the total award opportunity at target was allocated to time-based RSAs granted (25% of the target opportunity) and PBRSUs (75% of the target opportunity).

EXECUTIVE COMPENSATION

2019 Long-Term Incentive Plan Award Opportunities (as % of 2019 Base Salary)

Executive	Threshold	Target	Maximum

Mr. Ficalora	100%	200%	300%

Mr. Wann	62.5	125	187.5

Mr. Cangemi	50	100	150

Mr. Carpenter	50	100	150

Mr. Pinto	50	100	150

➢	Time-Based Vested RSAs Under the 2019 LTIP

The following table provides detail on the time-based vested RSAs made to the NEOs under the 2019 LTIP on April 29, 2019. The awards were based on the dollar value of 25% of each NEO’s total target opportunity under the 2019 LTIP and the number of shares awarded was determined by reference to the $11.42 per share closing price of the Company’s common stock on the grant date. All awards vest ratably over three years.

Executive	2019 Time-Based Vested Restricted Stock Awards (# shares)

Mr. Ficalora	61,296

Mr. Wann	30,101

Mr. Cangemi	18,608

Mr. Carpenter	16,965

Mr. Pinto	12,588

➢ 2019 PBRSU Performance Metrics

The following table identifies the financial metrics established by the Committee with respect to the award of PBRSUs for the 2019-2021 performance period under the LTIP, provides our rationale for the use of each metric in the context of our strategic plan and shows how we apply it to determine actual awards. Please see Appendix A for a reconciliation of non-GAAP measures presented below.

Performance Metric	How We Define and Apply It	Why We Use It

3-Year Earnings Per Share Growth (relative to index group)

Measured as the compound 3-year annual growth rate of the Company’s earnings per share. The Company’s result is evaluated by reference to the Company’s percentile ranking in the designated index group of financial institutions and has a 50% weight in determining the actual award.

Provides a clear measure of profitability over time and relative to other companies in the sector.

3-Year Return on Average Tangible Common Equity (relative to index group)

Net income available to common shares adjusted for amortization of intangibles and good will impairment as a percentage of average tangible common equity. This metric is measured by reference to the Company’s percentile ranking in the designated index group of financial institutions and has a 50% weight in determining the actual award.

Provides a measure of the return on our shareholders’ investment over time and demonstrates our financial health relative to other companies in the sector.

EXECUTIVE COMPENSATION

➢ 2019 PBRSU Performance Metric Goals

The following table provides detail on the goals established by the Committee for the 2019 PBRSU awards with respect to the two designated performance metrics for the 2019-2021 performance period and the weighting assigned to each metric.

Performance Metrics	Weight	Performance Goals
		Threshold	Target	Maximum

3-Year Relative EPS Growth	50%	35th percentile	55th percentile	75th percentile

3-Year Return on Average Tangible Common Equity	50%	35th percentile	55th percentile	75th percentile

Payout Range (% Target)	100%	50%	100%	150%

➢ 2019 PBRSU Award Opportunities

The following table provides detail on the award opportunities established by the Committee for the NEOs with respect to their 2019 PBRSU awards. The target award opportunities are based on 75% of each NEOs’ total target award opportunity under the 2019 LTIP. As noted, 25% of the total target award opportunity was provided to the NEO in the form of a time-based vested restricted stock award as detailed in the table above. Actual awards will be determined after the end of the 2019-2021 performance period based on the Company’s performance relative to the designated index of banks.

2019 PBRSU Award Opportunities (as % of 2019 Base Salary)

Executive	Threshold (50% of Target)	Target	Maximum (150% of Target)

Mr. Ficalora	75%	150%	225%

Mr. Wann	47%	94%	141%

Mr. Cangemi	38%	75%	113%

Mr. Carpenter	38%	75%	113%

Mr. Pinto	38%	75%	113%

➢ 2019 PBRSU Awards

The following table provides detail on the PBRSUs awarded to each NEO at target under the 2019 LTIP. Each NEO received PBRSUs at the target level (which represents 75% of the total 2019 LTIP target opportunity as described above). The PBRSUs shown in the table are not guaranteed and will vest based solely on our performance results over the 2019-2021 performance period in accordance with the performance goals described in the preceding table.

Executive	2019 PBRSU Awards at Target (# shares)
Mr. Ficalora	183,888
Mr. Wann	90,302
Mr. Cangemi	55,823
Mr. Carpenter	50,898
Mr. Pinto	37,763

As noted above, each award was granted in tandem with dividend equivalent rights. In addition, consistent with the provisions of the 2012 Plan, the Committee determined that, in the event of a change in control of the Company (as defined in the 2012 Plan), the PBRSUs would deemed earned at the greater of target or an amount determined by reference to actual performance through the latest date prior to the change in control where peer financial information is available. It should be noted that under the Company’s new 2020 Omnibus Incentive Plan, for which the Company is seeking shareholder approval at this Annual Meeting, future PBRSU awards will only vest awards following a change in control upon the holder’s subsequent involuntary or constructive (i.e., a termination by the executive for good reason as defined in the 2020 Plan) termination of employment within two years of the change in control unless the successor to the Company as a result of the change in control declines to assume the awards or replace them with similar awards.

EXECUTIVE COMPENSATION

➢ Other Executive Benefits

☐	Employment Agreements and Change-in-Control Benefits

All of our NEOs have entered into employment agreements that provide severance benefits and benefit continuation in the event of their termination without cause or for good reason, disability, and after a change in control. (Mr. Carpenter’s agreement terminated upon his transition to a consulting relationship with the Company on January 1, 2020.) The current agreements, which are identical in form, have been in place since 2006 without modification. No severance benefits are payable if the executive is terminated for cause or upon the executive’s voluntary resignation without good reason (as defined in the agreement). In the change-in-control context, the agreements are “double trigger” requiring both the occurrence of a change in control and the executive’s involuntary termination of employment or constructive termination by the executive for good reason. These legacy agreements also provide the executive with indemnification against tax liabilities arising under the “golden parachute” provisions of federal tax law. For additional information regarding the terms of these employment agreements, see the section headed Executive Compensation Tables –Potential Post-Termination Payments and Benefits.

The Committee, with management support, has followed a policy that all new employment agreements for senior management must reflect the following terms: (i) “double trigger” change in control benefits and (ii) no indemnification for golden parachute excise tax liabilities. The limit on the use of indemnification for golden parachute liabilities has not been applied to the legacy agreements maintained with our NEOs. Given the long duration of the agreements and the reasonable expectation of our NEOs that the agreements would remain in place, the Committee has decided to retain the agreements in their present form. In addition, the Committee believes that the retention of these agreements (i) will help retain the NEOs and facilitate an orderly transition during a change in control, (ii) will provide the NEOs with financial protection so they will continue to act in the best interests of the Company during the change-in-control process, and (iii) reflects an important element of a competitive compensation package for the NEOs.

☐	Retirement Benefits; Employee Welfare Benefits

Our principal retirement savings vehicle is our tax-qualified Employee Stock Ownership Plan (the “ESOP”). Since our initial public offering in 1993, the ESOP has been the primary source of retirement savings for all our employees, including our named executive officers. The Company makes discretionary contributions to the ESOP based on a percentage of each participant’s base compensation. The ESOP has also fostered a strong sense among our employees that they are owners with a vested interest in the success of the Company. We also offer our employees a 401(k) plan with a “safe harbor” match that enables them to supplement their retirement savings with elective deferral contributions. Certain NEOs are entitled to benefits at retirement under our tax-qualified, defined benefit pension plan and a related non-qualified excess benefits plan, both of which were frozen in 1999 and, following which, no additional benefits were accrued.

As noted above, certain of our named executive officers participate in a supplemental retirement benefit plan that was established at the time of our initial public offering in 1993 to provide benefits with respect to the ESOP that cannot be allocated as a result of applicable Internal Revenue Code limits. Although this plan was frozen as to annual contributions in 1999, the plan would provide a restoration benefit to the participants in the event of a change in control. For additional information regarding the supplemental retirement benefits plan, please see the section headed Executive Compensation Tables – Potential Post-Termination Payments and Benefits.

In addition to retirement programs, we provide our employees, including our named executive officers, with coverage under medical, dental, life insurance, and disability plans on the same terms as our general employee population. We also provide employees with access to a Section 125 Plan to pay their share of the cost of such coverage on a pre-tax basis.

☐	Perquisites

We provide our named executive officers with limited perquisites to further their ability to promote the business interests of the Company in our markets and to reflect competitive practices for similarly situated officers employed by our peers. The perquisites are reviewed periodically by the Compensation Committee and adjusted as necessary.

EXECUTIVE COMPENSATION

E. OTHER CONSIDERATIONS

➢ Risk Management and Our Compensation Programs

A central tenet of our compensation philosophy is to provide incentives that are consistent with prudent risk management while recognizing that some level of risk is inherent in the operation of our business. Our approach to risk management takes as a starting point the guidelines established by federal bank regulators:

✓	Incentive compensation should balance risk and financial results in a manner that does not provide incentives for excessive risk taking.

✓	Risk management processes and internal controls should reinforce and support the development of balanced incentive compensation arrangements.

✓	Banks should have strong and effective corporate governance to help ensure sound compensation practices.

Our Compensation Committee monitors our incentive compensation programs on an annual basis to ensure that the programs reflect a balanced mix of incentives that discourage unnecessary or excessive risk taking by our management team and by employees throughout the organization. In the event of material changes to our program, the Committee obtains an independent review that benchmarks the revised program to the regulatory guidelines. An important element of our risk management process is the identification of the Company’s risk appetite, which establishes the baseline for the design of our incentive programs. We also maintain a comprehensive risk management process and strong internal controls to manage risk generally, an approach that limits the risk arising out of our incentive compensation program. Within the incentive programs, we incorporate performance measures that reflect an inherent sensitivity to risk.

Based on our assessment, we do not believe that the risks arising out of our incentive compensation programs are reasonably likely to have a material adverse effect on the Company. We believe our programs are balanced and do not encourage excessive risk taking by the participants that could threaten the value of the Company. This determination is based on our consideration of (i) the Board’s role in establishing the Company’s risk appetite, (ii) the extensive controls we place on our business operations, and (iii) the nature of the specific incentive plans and programs we maintain for our employees.

➢ Stock Ownership Requirements

Our executive officers have, for many years, held stock in the Company at levels that are far in excess of any stock ownership guidelines that would be considered best practice. We do, however, maintain formal share ownership guidelines for our CEO and other named executive officers to affirm our commitment to stock ownership and retention as a central element of our compensation philosophy. A summary of our policy and the status of our officers under the policy is provided below:

Executive	Multiple of Salary	Compliance Status

CEO	6x Base Salary	In compliance
Other Named Executive Officers	4x Base Salary	In compliance

Under the stock ownership policy, officers have five years from the point of initial service to meet the ownership guidelines. We count awards under our equity compensation program, stock allocated through our ESOP, and shares acquired through our 401(k) plan toward the ownership guidelines. The Compensation Committee is charged with maintaining compliance with the stock ownership guidelines.

➢ Recoupment of Incentive Compensation

The Company maintains a formal recoupment or “clawback” policy that applies to both short- and long-term incentive awards made to our executive officers. Under our policy, the Company may recover or forfeit previously paid or awarded incentive compensation if the Compensation Committee determines that such compensation was paid on the basis of materially inaccurate financial metrics or financial statements, or if such compensation is attributable to actions on the part of an executive that result in, or are reasonably expected to expose the Company to, material actual or potential risk.

EXECUTIVE COMPENSATION

➢ Hedging and Pledging of Company Stock

Our directors and officers are prohibited from hedging the value of our stock pursuant to a formal policy that bars the purchase and sale of puts, calls, options, or other derivative securities based on Company stock, or other transactions related to the monetization of the value of our stock. In addition, our officers and directors are not allowed to pledge Company stock as collateral or acquire Company stock on margin. A pledging transaction entered into prior to the adoption of this policy in 2016 was grandfathered under the policy for the duration of the pledge obligation only.

➢ Tax and Accounting Considerations

In consultation with our advisors, we evaluate the tax and accounting treatment of each of our compensation programs at the time of adoption and periodically thereafter to ensure that we understand the financial impact of each program on the Company. Our analysis includes a detailed review of recently adopted and pending changes in tax and accounting requirements. As part of our review, we consider modifications and/or alternatives to existing programs to take advantage of favorable changes in the tax or accounting environment or to avoid adverse consequences.

To the greatest extent possible, we structure our compensation programs in a tax-efficient manner. Prior to January 1, 2018, Section 162(m) of the Internal Revenue Code generally disallowed a federal income tax deduction for compensation over $1 million paid for any fiscal year to the Chief Executive Officer and the three other highest paid executive officers other than the Chief Financial Officer unless the compensation qualified as “performance-based” for Section 162(m) purposes. Historically, our executive incentive plans were structured to satisfy the requirements of the “performance-based” exception under Section 162(m). However, for taxable years beginning on and after January 1, 2018, the Tax Cuts and Jobs Act pf 2017 eliminated the “performance-based” compensation exception under Section 162(m) and expanded the $1 million per covered employee annual limitation on deductibility to cover all named executive officers. While the Company has sought to preserve deductibility of compensation paid to the named executive officers to the extent permitted by law, we have retained the flexibility to provide nondeductible compensation arrangements if we believe it is necessary to attract, incentivize, and retain key executives. However, we do not intend to change our pay-for-performance approach to awarding executive compensation even though recent tax law changes have eliminated the specific tax benefits under the prior law associated with awards of performance-based compensation.

➢ Equity Compensation Grant and Award Practices

Our named executive officers are typically considered for equity compensation awards only in connection with our long-term incentive compensation program. The awards are generally made in March of each year based on the Compensation Committee’s evaluation of the Company’s performance relative to the financial performance objectives established for the prior year. However, grants or awards may be made at other times during the year based on specific circumstances such as a new hire, a specific contractual commitment, or a change in position or responsibility. As a general matter, the Compensation Committee’s process is independent of any consideration of the timing of the release of material non-public information, including with respect to the determination of grant dates. Similarly, the Company has never timed the release of material non-public information with the purpose or intent of affecting the value of executive compensation. In general, the release of such information reflects long-established timetables for the disclosure of material non-public information such as earnings releases or, with respect to other events reportable under federal securities laws, the applicable requirements of such laws with respect to the timing of disclosure. The Company has not granted stock options since 2006.

II. COMPENSATION COMMITTEE REPORT

The Compensation Committee is a committee of independent directors that is responsible for oversight and review of our compensation and benefit plans, including plans that cover our named executive officers. The foregoing Compensation Discussion and Analysis is management’s report on the Company’s executive compensation program. The Compensation Committee has reviewed the Compensation Discussion and Analysis with management. Based on this review and the Committee’s discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

John M. Tsimbinos, Chair

Leslie D. Dunn

Lawrence Rosano, Jr.

EXECUTIVE COMPENSATION TABLES

III. EXECUTIVE COMPENSATION TABLES

➢ Summary Compensation Table

The following information is furnished for the Company’s principal executive officer, principal financial officer, and the next three highest compensated executive officers of the Company (the “named executive officers” or “NEOs”) for the 2019 fiscal year:

Name and Principal Position	Year	Salary ($)	Stock Awards (2) ($)	Non-Equity Incentive Plan Compensation (3) ($)	All Other Compensation (4) ($)	Total Compensation ($)

Joseph R. Ficalora	2019	$1,400,000	$2,800,000	$1,863,000	$1,562,061	$7,625,061
President and CEO	2018	1,400,000	—	656,000	2,515,698	4,571,690
	2017	1,400,000	1,750,000	1,094,000	3,427,742	7,671,742

Robert Wann	2019	$1,100,000	$1,375,002	$1,054,000	$ 692,158	$4,221,160
Senior EVP and COO	2018	1,100,000	—	371,000	1,087,920	2,558,920
	2017	1,100,000	859,996	619,000	1,474,549	4,053,545

Thomas R. Cangemi	2019	$ 850,000	$ 850,002	$ 633,000	$ 416,681	$2,749,683
Senior EVP and CFO	2018	850,000	—	223,000	677,317	1,750,317
	2017	850,000	531,999	372,000	978,819	2,732,818

James J. Carpenter(1)	2019	$ 775,000	$ 774,995	$ 577,000	$ 371,957	$2,498,952
Senior EVP and CLO	2018	775,000	—	203,000	589,955	1,567,955
	2017	775,000	485,006	339,000	859,490	2,458,496

John J. Pinto	2019	$ 575,000	$ 575,008	$ 428,000	$ 285,959	$1,863,967
EVP and CAO	2018	575,000	—	151,000	464,636	1,190,636
	2017	575,000	360,000	252,000	668,214	1,853,214

(1)

Mr. Carpenter transitioned to a consulting relationship with the Company effective January 1, 2020. He served as Senior EVP and Chief Lending Officer during the entire 2019 fiscal year. Effective January 1, 2020, Mr. Carpenter entered into a 3-year consulting agreement with the Company. As consideration for his services, he is receiving a monthly retainer and will continue to vest in certain equity awards granted while he served as Chief Lending Officer. As a consultant, Mr. Carpenter remains an integral part of the Company’s commercial real estate lending operations, serving as an important resource for the lending department and as a participant in the deliberations of the Community Bank board committees that oversee the lending process.

(2)

Amounts in this column for 2019 reflect the aggregate grant date value of restricted stock awards (“RSAs”) and performance-based restricted stock unit (“PBRSUs”) awards granted in April 2019 under the Company’s 2019 long-term incentive plan (“LTIP”) covering the NEOs. The fair value of the awards has been calculated in accordance with FASB Topic ASC 718 using the valuation methodology and assumptions set forth in Note 15 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. For the PBRSUs, the amounts above were calculated based on the probable outcome of the performance conditions as of the inception date and represent the value of the target number of units granted to each NEO consistent with the estimate of the aggregate compensation cost to be recognized as of the service inception date under ASC 718. The value of the PBRSUs granted to each NEO assuming the highest level of performance (150% of the grant date target value) is as follows: Mr. Ficalora ($3,150,000); Mr. Wann ($1,546,874); Mr. Cangemi ($956,254); Mr. Carpenter ($871,883); and Mr. Pinto ($646,886). For additional information regarding the 2019 LTIP and a breakdown of all 2019 equity awards, see “Compensation Discussion and Analysis and the 2019 Grants of Plan-Based Awards” table.

(3)

Represents a cash award for 2019 performance under the Company’s 2019 short-term incentive compensation plan (“STIP”). See Compensation Discussion and Analysis and the 2019 Grants of Plan-Based Awards table below for additional information concerning the 2019 award.

(4)	The following table sets forth the components of the All Other Compensation column in 2019:

Executive	Dividends on Unvested Restricted Stock ($)	Tax Reimbursement Related to Restricted Stock Vesting (a) ($)	Life Insurance Imputed Income ($)	Annual ESOP Allocation (b) ($)	Total ($)

Mr. Ficalora	$346,841	$1,073,599	$134,487	$7,134	$1,562,061
Mr. Wann	165,806	472,314	46,904	7,134	692,158
Mr. Cangemi	102,993	301,697	4,857	7,134	416,681
Mr. Carpenter	93,793	266,421	4,609	7,134	371,957
Mr. Pinto	69,843	206,290	2,692	7,134	285,959

(a)

Prior to 2015, the Company maintained a legacy program that provided tax reimbursement payments to the named executive officers to encourage their retention of all stock granted under the Company’s long-term incentive programs. Beginning with the 2015 performance period, the Company discontinued this practice prospectively with respect to new awards. However, the Company continued to provide such payments with respect to awards granted for performance periods prior to the 2015 performance period. The final tax reimbursement payment was made in March 2020 following the vesting of the last installment of restricted stock awards granted to the NEOs in early 2015 for the 2014 performance period.

(b)	Based on the $12.02 closing price of the Common Stock on December 31, 2019.

EXECUTIVE COMPENSATION TABLES

➢ Grants of Plan-Based Awards

The following table provides information concerning the 2019 award opportunities for the named executive officers under the Company’s non-equity incentive plans.

Executive	Award Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Award: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock Awards and PBRSUs ($) (4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Ficalora	Cash	3/17/20	875,000	1,750,000	2,625,000
	RSA	4/29/19							61,296	700,000
	PBRSU	4/29/19				91,944	183,888	275,832		2,100,000
Mr. Wann	Cash	3/17/20	495,000	990,000	1,336,500
	RSAs	4/29/19							30,101	343,753
	PBRSU	4/29/19				45,151	90,302	135,453		1,031,249
Mr. Cangemi	Cash	3/17/20	297,500	595,000	893,500
	RSA	4/29/19							18,608	212,503
	PBRSU	4/29/19				27,912	55,823	83,735		637,499
Mr. Carpenter	Cash	3/17/20	271,250	542,500	813,750
	RSA	4/29/19							16,965	193,740
	PBRSU	4/29/19				25,449	50,898	76,347		581,255
Mr. Pinto	Cash	3/17/20	201,250	402,500	603,750
	RSA	4/29/19							12,588	143,755
	PBRSU	4/29/19				18,882	37,763	56,645		431,253

(1)

Represents award opportunity levels under the STIP. Actual awards were determined by the Compensation Committee on March 24, 2020. See Compensation Discussion and Analysis for additional information on the 2019 program and the Committee’s award determinations.

(2)

Amounts in this column represent award opportunities with respect to PBRSUs granted under the LTIP covering the NEOs for the performance period 2019-2021. The awards will be earned based one-half on the Company’s 3-year earnings per share growth and one-half on the Company’s 3-year return on average tangible common equity over the performance period, in each cash measuring the Company’s performance relative to an index consisting of banks with assets between $25 and $250 billion that are included in the KBW Banking Index and Regional Banking Index. The awards were granted at the target opportunity level and are subject to adjustment based on actual performance, which will be determined in early 2022. Dividend equivalents are accrued on these awards over the performance period and are paid only to the extent that the related PBRSUs are earned based on performance. The awards are settled in shares of Common Stock. See Compensation Discussion and Analysis for additional information on the LTIP and the Committee’s award determinations.

(3)	Represents an April 29, 2019 grant of restricted stock that vests ratably over three years. Cash dividends are paid to participants at the same time dividends are paid to other shareholders.
(4)

Amounts in this column for 2019 reflect the grant date value of RSAs and PBRSUs granted in April 2019 under the LTIP. The fair value of the awards has been calculated in accordance with FASB Topic ASC 718 using the valuation methodology and assumptions set forth in Note 15 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. For the PBRSUs, the amounts shown above were calculated based on the probable outcome of the performance conditions as of the inception date and represent the value of the target number of units granted to each NEO consistent with the estimate of the aggregate compensation cost to be recognized as of the service inception date under ASC 718.

EXECUTIVE COMPENSATION TABLES

➢ Stock Vested

The following table provides information concerning RSA vesting for the named executive officers during the 2019 fiscal year:

	Restricted Stock Vesting
Executive	Shares Acquired on Vesting	Value Realized on Vesting ($) (1)
Mr. Ficalora	222,108	$2,644,629
Mr. Wann	102,904	1,224,217
Mr. Cangemi	64,487	767,336
Mr. Carpenter	58,090	691,008
Mr. Pinto	43,875	522,124

(1)

Represents the aggregate value realized in 2019 upon the vesting of restricted stock awarded in prior years under the Company’s incentive programs based on the value of the Company’s stock on the applicable 2019 vesting date for each award. The value realized by the executive upon vesting is also the amount realized by the executive as 2019 taxable income.

➢ Outstanding Equity Awards at Fiscal Year-End

The following table provides certain information with respect to unvested RSAs and PBRSUs held by the named executive officers as of December 31, 2019. The market value of the reported shares is based on the $12.02 closing price of the Common Stock on December 31, 2019. As of December 31, 2019, the named executive officers did not hold any stock options.

Executive	Award Type	Number of Shares of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested ($) (1)
Mr. Ficalora	RSA	469,857	$5,647,681
	PBRSU	183,888	2,210,334
Mr. Wann	RSA	225,631	2,712,085
	PBRSU	90,302	1,085,430
Mr. Cangemi	RSA	139,990	1,682,680
	PBRSU	55,823	670,992
Mr. Carpenter	RSA	127,650	1,534,353
	PBRSU	50,898	611,794
Mr. Pinto	RSA	94,899	1,140,686
	PBRSU	37,763	453,911

(1)

The PBRSU award will be earned over the performance period 2019-2021 based one-half on the Company’s 3-year earnings per share growth and one-half on the Company’s 3-year return on average tangible common equity, in each case measuring the Company’s performance on a percentile basis relative to an index of banks with assets between $25 and $250 billion that are included in the KBW Banking Index and Regional Banking Index. The market value of the PBRSUs shown in this table reflects the market value of the number of PBRSUs awarded at the target opportunity level.

EXECUTIVE COMPENSATION TABLES

➢ Pension Benefits

The following table provides certain information as of December 31, 2019 with respect to each pension plan that provides for payments or other benefits to the named executive officers at retirement:(1)

Executive	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit ($)

Mr. Ficalora	Supplemental Retirement Plan	33	$6,842,437

Mr. Wann	Retirement Plan	17	818,828
	Supplemental Retirement Plan	17	236,221

Mr. Cangemi	Retirement Plan	0.4	12,791
Mr. Carpenter	Retirement Plan	9	225,577

Mr. Pinto	Retirement Plan	—	—

(1)

The Company sponsors a tax-qualified defined benefit pension plan, the Retirement Plan, and the related Supplemental Retirement Plan, both of which were frozen as to future benefit accruals in 1999 as to employees of Queens County Savings Bank, or in Mr. Carpenter’s case, at the time of the Company’s 2000 acquisition of Haven Bancorp. The indicated benefit represents the present value of the executive’s accumulated benefit as of the date the plans were frozen. All amounts accrued by the Company with respect to the Plans subsequent to the freeze date reflect the effect of actuarial adjustments only and do not increase the executive’s frozen accrued benefit. Mr. Pinto did not participate in either plan. Mr. Ficalora received an in-service distribution of his Retirement Plan benefit in 2009 in accordance with applicable plan provisions.

➢ Non-Qualified Defined Contribution Plan Benefits

The following table represents the value of the executive’s account balance at December 31, 2019 under certain ESOP-related provisions of the Company’s Supplemental Executive Retirement Plan:

Executive	Value of Aggregate Balance at Last Fiscal Year-End(1) ($)

Mr. Ficalora	$13,921,828

Mr. Wann	3,473,936

(1)

The plan, which was frozen as to annual allocations in 1999, credited the executive with shares of the Common Stock that could not be allocated to them directly under the Company’s ESOP as a result of applicable federal tax limitations. The frozen plan is the only non-qualified deferred compensation plan maintained by the Company for its executives. A change in control-related ESOP benefit was retained for certain officers. No annual allocations have been made since 1999. Messrs. Cangemi, Carpenter and Pinto were not employees of the Company in 1999. The value presented is based on the $12.02 closing price of the Common Stock on December 31, 2019. The share totals reflect the cumulative effect of nine stock splits in the form of stock dividends since the Company’s 1993 initial public offering and also include shares credited as a result of dividend reinvestment. For additional information regarding the plan, see Potential Post-Termination Payments and Benefits below.

➢ Potential Post-Termination Payments and Benefits

☐	Severance Under Employment Agreements

The Company has entered into employment agreements with each of the named executive officers. (Mr. Carpenter’s agreement terminated upon his transition to a consulting relationship with the Company on January 1. 2020.) The agreements, which are identical in form and have been in place without modification since 2006, provide for an initial three-year term and daily extensions so that the contract term is always three years from the then-current date, unless either party provides written notice of non-renewal or termination, at which time the expiration date becomes fixed at three years from the date of notice or termination. The employment agreements also provide for the payment and annual review of base salary, the provision of employee benefits applicable to executive personnel, and eligibility to participate in incentive and stock-based compensation programs. The employment agreements allow the Company to terminate the executive’s employment for cause, as defined in, and subject to, procedures outlined in the agreements. The executive receives no further payments or benefits under his agreement following a termination for cause. Upon the executive’s voluntary termination or death, the executive or his estate would receive only his base salary and other compensation or benefits earned through the date of termination.

Under the agreements, the Company has the right to terminate the executive’s employment if he becomes disabled. Upon the executive’s termination of employment by reason of his disability, the executive’s full base salary would be continued through the date the executive begins to receive benefits under the Company’s long-term disability program. When the executive begins to receive long-term disability benefits, the Company is obligated to (i) continue paying the executive the difference between 60% of his base salary and the long-term disability benefit, and (ii) continue the executive’s employee

EXECUTIVE COMPENSATION TABLES

benefits through the date the agreement would have otherwise expired. The amount shown in the tables that follow represents the undiscounted aggregate benefit of 100% base salary continuation for six months after termination by reason of disability and 60% of base salary continuation for an additional 30 months reduced by the maximum annual long-term disability payments under the Company’s disability plan ($180,000).

Each executive may also terminate employment under the agreements for good reason (i.e., under circumstances outlined in the agreement and equivalent to constructive termination), and the Company may also terminate the executive without cause. Upon termination for good reason or termination without cause, the executive receives a lump sum benefit equal to the sum of base salary and other compensation earned through the termination date, plus the executive’s pro rata share of his annual incentive compensation for the year of termination determined by reference to the highest annual aggregate annual amounts of bonuses or other cash incentive compensation paid to the executive in any of the three calendar years preceding termination of employment. The executive also becomes entitled to a lump sum payment equal to the sum of (i) three times the highest total compensation paid to the executive during the three preceding years, including bonuses, cash, and stock compensation, and other amounts reported on the executive’s Form W-2 (but excluding income realized from the exercise or disqualifying disposition of stock options); and (ii) three times the average amount contributed by or allocated to the executive under all tax-qualified benefit plans during the three preceding years. The executive also receives continued medical, dental, and life insurance benefits for a period of 36 months following termination of employment. In addition, if the executive’s termination of employment for good reason or without cause occurs on or after the effective date of a change in control, as defined in the agreement, all stock awards and stock options will accelerate and vest in full as of the executive’s termination date.

If the executive terminates employment due to disability or death within one year after the occurrence of a change in control or within one year after the commencement of preliminary steps leading to an eventual change of control, with the actual change in control taking place within two years after the executive’s termination of employment, the executive or his estate will receive the severance benefits described above, in the same manner as if the executive had terminated employment with good reason.

Section 280G of the Internal Revenue Code of 1986 provides that payments or benefits contingent upon a change in control that equal or exceed three times an executive’s “base amount” (i.e., three times average annual taxable compensation over the five taxable years preceding the change in control) are “excess parachute payments.” Under Section 4999 of the Code, an executive who receives an excess parachute payment is subject to a 20% excise tax on the amount received in excess of the base amount, and the Company is unable to deduct a corresponding amount. In the event that any payments or benefits provided to the executives are subject to the excise tax, the employment agreements provide the executives with indemnification for these excise taxes and any additional income, employment, and excise taxes imposed as a result of the initial indemnification payment.

➢ Potential Payments Upon Termination or Change in Control

The following table provides information on the estimated post-termination payments and benefits available to each executive in the event of their termination of employment as of December 31, 2019 in the indicated circumstances:

EXECUTIVE COMPENSATION TABLES

	Termination Without Cause or For Good Reason ($)	Disability ($)	Code Section 4999 Indemnification (1) ($)

Joseph R. Ficalora

Cash severance	$33,376,773	$3,750,000	$25,377,982

In-kind benefits	60,000	60,000

Robert Wann

Cash severance	16,455,954	2,850,000	10,421,128

In-kind benefits	60,000	60,000

Thomas R. Cangemi

Cash severance	11,158,455	2,100,000	6,590,504

In-kind benefits	80,000	80,000

James J. Carpenter

Cash severance	9,845,199	1,905,000	5,244,763

In-kind benefits	80,000	60,000

John J. Pinto

Cash severance	7,863,006	1,305,000	3,943,257

In-kind benefits	80,000	80,000

(1)

The tax indemnification right is triggered only in the context of the executive’s involuntary termination of employment or voluntary termination of employment for good reason following a change in control of the Company and only if the executive’s severance payments and benefits, when aggregated with other payments and benefits made or provided in connection with the change in control, result in an excess parachute payment under Section 280G. The calculation of the indemnification payment reflected in the table above takes into account possible excess parachute payments triggered under plans or arrangements other than the employment agreements, including the accelerated vesting of restricted stock awards, performance-based restricted stock unit awards and other payments triggered solely by the occurrence of a change in control.

☐	Accelerated Vesting of RSAs and PBRSU

In the event of death, disability, or upon the occurrence of a change in control of the Company (as defined in our 2012 Stock Incentive Plan), all unvested shares of restricted stock held by our named executive officers would vest. However, vesting does not accelerate if, absent a change in control, the executive’s employment is terminated by the Company without cause (as defined in the executive’s employment agreement) or if the executive terminates employment voluntarily with good reason (as defined in the executive’s employment agreement). In addition, vesting does not accelerate if the executive’s employment is terminated by the Company with cause or if the executive terminates employment voluntarily without good reason. If a triggering event had occurred on December 31, 2019, the value (based on the $12.02 closing price of the Common Stock on December 31, 2019) of the unvested shares subject to acceleration would have been as follows: Mr. Ficalora ($5,647,681); Mr. Wann ($2,712,085); Mr. Cangemi ($1,682,680); Mr. Carpenter ($1,534,353); and Mr. Pinto ($1,140,686). In addition, under the terms of the PBRSU awarded to the NEOs in 2019, upon a change in control of the Company, the awards are deemed to be earned at a level equal to the greater of the level based on the Company’s actual performance relative to the designated performance metrics and bank index group prior to the change in control or at the target level. If a triggering event had occurred at December 31, 2019, assuming the awards were deemed to be earned at the target level, the value (based on the $12.02 closing price of the Common Stock on December 31, 2019) of the PBRSUs would have been as follows: Mr. Ficalora ($2,210,334); Mr. Wann ($1,085,430); Mr. Cangemi ($670,992); Mr. Carpenter ($611,794); and Mr. Pinto ($453,911).

☐	Supplemental ESOP Change in Control Benefit

Since 1993, the Company has maintained a nonqualified supplemental executive retirement plan in connection with the ESOP to provide certain of our officers with benefits that cannot be allocated to them directly through the ESOP as a result of certain limitations under the Internal Revenue Code. The plan was frozen in 1999 with respect to annual excess benefit allocations. Messrs. Ficalora and Wann received annual excess benefit allocations under the plan from 1993 to 1999 and maintain account balances under the plan related to those allocations. See the Non-Qualified Defined Contribution Plan Benefits table for additional information. The plan was amended in December 2002 to add Mr. Cangemi as a participant but only with respect to the separate change in control provision described below. In the event of a change in control of the Company (as defined in the plan), Messrs. Ficalora, Wann, and Cangemi would be credited with the value of the allocations they would have received under the plan had it been in effect on an annual basis since 1999 (2002 for Mr. Cangemi). The change in control benefit would also be adjusted to reflect stock dividends and the reinvestment of cash dividends over the same period. Assuming a change in control had occurred at December 31, 2019, the value of the additional benefits payable under the plan

EXECUTIVE COMPENSATION TABLES

(based on the $12.02 closing price of the Common Stock on December 31, 2019) would have been follows: Mr. Ficalora ($12,176,452); Mr. Wann ($2,527,481); and Mr. Cangemi ($1,041,833).

➢ CEO Pay Ratio

The Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC regulations require us to report information about the ratio between the annual total compensation of our median employee and Mr. Ficalora, our Chief Executive Officer. For 2019, our last completed fiscal year:

☐	Mr. Ficalora’s annual total compensation was $7,640,224.

☐	The annual total compensation of the employee we identified as our median employee was $82,420.

☐	Based on the foregoing, the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was 93 to 1.

We used the following methodology to identify our median employee and determine our median employee’s total compensation:

☐	We selected December 31, 2019 as our determination date. As of December 31, 2019, we had 2,953 employees, including all full time, part-time, seasonal and temporary employees.

☐

As permitted by SEC regulations, we selected a “consistently applied compensation measure” to identify our median employee. The compensation measure we used to identify our median employee was “gross pay” as reported on the IRS Form W-2 issued to employees for federal tax purposes. We used gross pay since this measure applies uniformly to all of our employees. We annualized gross pay for full-time and part-time employees who did not work for us the entire year. No full-time equivalent adjustments were made for part-time employees.

☐

After identifying the median employee, an assistant branch manager, we analyzed the median employee’s total compensation by applying the methodology applicable to determining our CEO’s total compensation in the Summary Compensation Table, subject to the adjustment described below. Based on this analysis, the annual total compensation of our median employee was $82,420.

☐

In calculating the annual total compensation of the median employee, we included the amount of the Company’s contribution to the employee’s health care coverage expense, which we believe is a significant component of the compensation package we offer to our employees, This amount is in addition to the amount we calculated in accordance with the rules for the Summary Compensation Table. Because we included this amount in the annual total compensation of the median employee, we also included it in calculating the CEO’s annual total compensation for pay ratio purposes, although SEC rules permit us to exclude this amount from the Summary Compensation Table because the benefit is available generally to all eligible employees. Therefore, the CEO’s annual total compensation for pay ratio purposes differs slightly from the amount reported for the CEO in the Summary Compensation Table.

The pay ratio identified above is a reasonable estimate calculated in a manner consistent with SEC regulations. Our peers may report pay ratios that are not directly comparable to ours as a result of differences in the composition of each company’s workforce and the assumptions and methodologies used in calculating the pay ratio as permitted by SEC regulations.

PROPOSALS TO BE VOTED ON AT THE MEETING

PROPOSAL 1: ELECTION OF DIRECTORS

All persons standing for election as directors were unanimously nominated by the Nominating and Corporate Governance Committee of the Board of Directors. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

The Board of Directors currently consists of 11 members. All directors presently serve as directors of the Company and the Community Bank. Directors of the Company Board are elected for staggered terms of three years each, with the term of office of one of the three classes of directors expiring each year. Directors serve until their successors are elected and qualified.

The nominees proposed for election at this year’s Annual Meeting are Dominick Ciampa, Leslie D. Dunn, Lawrence Rosano, Jr., and Robert Wann.

The Nominating and Corporate Governance Committee approved, and recommended to the Board of Directors, the director nominees standing for election at the 2020 Annual Meeting. All of the nominees proposed for election at the 2020 Annual Meeting are current members of the Board, and the Company received no nominations from shareholders for the election of directors to the Board.

In the event that any such nominee is unable to serve or declines to serve for any reason, it is intended that the proxies will be voted for the election of such other person as may be designated by the Nominating and Corporate Governance Committee of the Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve. If a nominee is not elected by the requisite vote, he must tender his resignation, and the Board of Directors, through a process managed by the Nominating and Corporate Governance Committee, will decide whether to accept the resignation. It is intended that the shares represented by the enclosed proxy card, if executed, dated, and returned without voting instructions, will be voted “FOR” the election of each of the nominees proposed by the Board of Directors.

PROPOSALS TO BE VOTED ON AT THE MEETING

The following table presents a summary of the various experience, expertise, and/or attributes of our Board members on the various Board Committees1 as of April 7, 2020:

Director	Age	Director Since	Experience, Expertise, or Attribute

Dominick Ciampa†	86	1995				🌑	🌑	🌑	🌑

Hanif “Wally” M. Dahya#	64	2007		🌑		🌑	🌑

Leslie D. Dunn	74	2015		🌑	🌑	🌑	🌑

Joseph R. Ficalora	73	1989						🌑	🌑

Michael J. Levine*@	75	2004		🌑				🌑	🌑

James J. O’Donovan	77	2003				🌑	🌑		🌑

Lawrence Rosano, Jr.	67	2014			🌑	🌑	🌑	🌑	🌑

Ronald A. Rosenfeld	80	2012		🌑		🌑	🌑

Lawrence J. Savarese*#	63	2013				🌑	🌑		🌑

John M. Tsimbinos	82	1999				🌑		🌑	🌑

Robert Wann	65	2007

(1)	All Company Board Committees are replicated at the Community Bank level. Additionally, the Community Bank Board maintains a Mortgage and Real Estate Committee and a Commercial Credit Committee.
Chairman of the Committee
🌑	Member of the Committee
†	Chairman of the Board of Directors – attends all Committee meetings (per Bylaws)
*	Designated as Audit Committee Financial Expert
@	Designated independent Presiding Director
#	Designated as Risk Committee Expert

= Leadership	= Finance/Banking	= Business Operations

= Technology/Systems	= Risk Management	= Government Relations/Legal

= Real Estate/Housing	= Corporate Governance	= Ethnic, Gender, Nationality, or other Diversity

= Investments	= Sustainability, Charitable, or other Corporate Responsibility

PROPOSALS TO BE VOTED ON AT THE MEETING

DIRECTOR QUALIFICATIONS AND BUSINESS EXPERIENCE

The following provides information about each member of the Company’s Board of Directors, including their business experience, and additional information about the specific experience, qualifications, attributes, or skills that led to the Board’s conclusion that each should serve as a director of the Company.

Nominees:

Dominick Ciampa Director since: 1995 Age: 86 Chairman of the Board Committees: Nominating and Corp. Governance Risk Assessment Mortgage & Real Estate (Bank Board) Commercial Credit (Bank Board)

Mr. Ciampa is the founder of, and a former Partner in, the Ciampa Organization, a Queens-based real estate development and management firm founded in 1975 which continues to be operated by other family members. Mr. Ciampa was appointed Chairman of the Board of the Company, the Community Bank, and the former Commercial Bank on December 21, 2010. In addition, Mr. Ciampa served as the President of the Queens Chamber of Commerce from 1989 to 1991.

Mr. Ciampa’s combined experience with the Company, and in leading a large commercial real estate development firm with significant ownership interests in our markets, brings valuable insight to the Board in overseeing a wide range of banking and real estate matters, in furtherance of the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company and the Community Bank.

Leslie D. Dunn Director since: 2015 Age: 74 Committees: Audit Compensation Nominating and Corp. Governance Risk Assessment Other Public Company Directorships: Federal Home Loan Bank of Cincinnati

An experienced executive, legal, and governance professional, Ms. Dunn has been an independent director of the Federal Home Loan Bank of Cincinnati since 2007, serving not only on its Audit and Compensation Committees, but also as Governance Committee Chair. Ms. Dunn most recently served as an independent director of E&H Family Group, Inc., an Ohio-based business that operates chains of retail stores. A member of the firm’s Finance Committee, she also served as Compensation Committee Chair. Ms. Dunn’s board experience also includes over 15 years as a director of Telarc International Corporation, a Grammy Award-winning recording company.

From 1997 through 2004, Ms. Dunn was Senior Vice President of Business Development at Cole National Corporation, a New York Stock Exchange-listed specialty retailer with over 10,000 employees and 3,000 locations in Canada, Europe, and the United States. Her responsibility focused on implementation of the Company’s acquisition growth strategy. Ms. Dunn also served as Cole’s General Counsel and Secretary, overseeing the company’s government relations and law departments, ensuring its compliance with SEC regulations, and serving as principal corporate governance advisor to the board. Prior to joining Cole, Ms. Dunn was a partner in the Business Practice Group in the Cleveland office of Jones Day, a global law firm with more than 40 locations, and before then, was a partner in the corporate practice of Squire Sanders & Dempsey (now Squire Patton Boggs), also in Cleveland.

A graduate of Case Western Reserve University School of Law, Ms. Dunn is also an active civic leader and philanthropist in her home state of Ohio, including serving as the immediate past President of the Board of the Cleveland Museum of Contemporary Art, the President-elect and Trustee of the David and Inez Myers Foundation, a Life Trustee and Past Chair of the Mt. Sinai Health Care Foundation, a member of the President’s Advisory Committee of Case Western Reserve University, and Co-Chair of the Northeast Ohio Chapter of Women Corporate Directors. Ms. Dunn’s experience and contributions advance the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company and the Community Bank.

In addition, Ms. Dunn previously served as a member of the Advisory Board of the New York Community Bank’s Ohio Savings Bank Division until its disbandment during the first quarter of 2019.

PROPOSALS TO BE VOTED ON AT THE MEETING

Lawrence Rosano, Jr. Director since: 2014 Age: 67 Committees: Compensation Nominating and Corp. Governance Risk Assessment Mortgage & Real Estate (Bank Board) Commercial Credit (Bank Board)

Since May 1974, Mr. Rosano has served as a principal, owner, and operator of various real estate development and management businesses in the New York metropolitan area, including Associated Development Corp. (since 1984), Associated Properties, Inc. (since 2002), and 460 Grand Street Realty LLC (since August 2013). In addition, he is currently a member of the Board of the Queens & Bronx Building Association, a regional trade group for which he formerly served as president.

Additionally, in November 2016 he was appointed a member of the Contractor & Expert Committee of the MS4 Policy Group formed by the New York City Department of Environment & Protection, the Urban Green Council, and the Real Estate Board of New York whose mission is to develop a storm water management program for the City of New York in order to make it compliant with the New York State and Federal standard for MS4 Stormwater Permitting Process.

With his extensive experience in real estate development and executive management, Mr. Rosano brings valuable insight to the Board of the Company in overseeing a wide range of banking and real estate matters, and furthers the Board’s objectives of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company and the Community Bank.

Robert Wann Director since: 2007 Age: 65

Mr. Wann has been the Senior Executive Vice President and Chief Operating Officer of the Company since 2003. Prior to his appointment as Chief Operating Officer, Mr. Wann served as the Company’s Chief Financial Officer. Mr. Wann is a key member of the management team that led the Company’s conversion to stock form in 1993. Mr. Wann has played, and continues to play, a crucial role in the development and growth of the Company, including in connection with the numerous strategic business combinations it has undertaken.

Mr. Wann is a member of the American Bankers Association and the New York Bankers Association, and serves on the Board of Directors of various organizations. A graduate of Queens College with a degree in accounting, Mr. Wann is on the Board of Trustees of the Queens College Foundation and is a past Chairman of its Audit Committee. An active member of the community, Mr. Wann previously served as president of the Flushing Central Lions Club and as a member of the Board of Trustees of the Queens Museum of Art, and currently serves on the Board of Directors of a private charitable foundation based in New York.

With over 30 years of experience at the Company, Mr. Wann has a deep understanding and thorough knowledge of the Company, its subsidiaries, and its lines of business. Mr. Wann has consistently demonstrated his leadership abilities and his commitment to the Company through his long service in numerous roles. Mr. Wann’s extensive financial and operating experience, commitment, knowledge, and leadership make him well-suited to serve on the Board and contribute to its objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company and the Community Bank.

PROPOSALS TO BE VOTED ON AT THE MEETING

Current Directors:

Hanif (“Wally”) Dahya Director since: 2007 Age: 64 Committees: Audit Nominating and Corp. Governance Risk Assessment Commercial Credit (Bank Board) (Chair)

Mr. Dahya is the Chief Executive Officer of The Y Company LLC, a private investment firm that focuses on emerging-market companies in the information, communications, financial, and environmental services industries. The company also is involved in distressed assets in the emerging markets. Prior to forming The Y Company, Mr. Dahya spent 14 years on Wall Street, having started his career in investment banking at E.F. Hutton and Co., Inc. Thereafter, Mr. Dahya was Managing Director at L.F. Rothschild Co. Inc., headed the Mortgage-Backed Securities Group at UBS Securities Inc., and was a partner at Sandler O’Neill + Partners L.P. Mr. Dahya previously served as an independent director of TerraForm Power, Inc. and TerraForm Global, Inc., affiliated companies which own clean power generation assets for utility, commercial, and residential customers.

Mr. Dahya is a graduate of Harvard Business School and earned his undergraduate degree at Loughborough University of Technology in the United Kingdom.

With his extensive financial and risk management experience in investments, capital markets, asset and liability management, emerging markets, real estate, and bank and thrift investments, Mr. Dahya provides the Board with valuable insight on these and others matters that are beneficial to the Company in furtherance of the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company and the Community Bank.

PROPOSALS TO BE VOTED ON AT THE MEETING

Joseph R. Ficalora Director since: 1989 Age: 73 Committees: Mortgage & Real Estate (Bank Board) Commercial Credit (Bank Board) Other Public Company Directorships: Federal Home Loan Bank of New York

Mr. Ficalora has been President and Chief Executive Officer and a Director of the Company since its inception on July 20, 1993, and President and Chief Executive Officer of the Community Bank since January 1, 1994. On January 1, 2007, Mr. Ficalora was appointed Chairman of the Board of the Company, the Community Bank, and the former Commercial Bank, a position he held until December 21, 2010. In addition, Mr. Ficalora previously served as President and Chief Executive Officer of the Commercial Bank since its inception on December 30, 2005 until its merger into the Community Bank on November 30, 2018.

Under Mr. Ficalora’s leadership, the Company has evolved from a mutual savings bank with seven branches in Queens and Nassau Counties to a publicly traded multi-bank holding company with 238 branch offices serving consumers and businesses throughout Metro New York, New Jersey, Florida, Ohio, and Arizona.

A graduate of Pace University with a degree in business and finance, Mr. Ficalora provides leadership to several professional banking organizations. He currently serves as a Member Director of the Federal Home Loan Bank of New York, a member of the American Bankers Council of the American Bankers Association, a member of the American Bankers Association’s Government Relations Council Administrative Committee, a member of the American Bankers Association Federal Home Loan Bank Committee, and is a director of the New York Bankers Association, also serving as Chairman of its Metropolitan Area Division. Mr. Ficalora also serves on the Board of Trustees of Pace University, as well as on their Investment/Pension Committee, the Boards of Directors of the New York Community Bank Foundation, the Richmond County Savings Foundation, and Pentegra Retirement Trust. In addition, he is a member of the Board of Pentegra Services, Inc. He is a former Director of Peter B. Cannell and Co., Inc., an investment advisory firm, and the former President and Director of the Asset Management Fund Large Cap Equity Institutional Fund, Inc.

Mr. Ficalora also is an active participant in community affairs. He has been a member of the Board of Directors of the Queens Chamber of Commerce since 1990, and previously served on its Executive Committee. In addition, Mr. Ficalora serves on the Boards of Directors of the Foreign Policy Association, Partnership for New York City, and Flushing Cemetery, the Board of Directors, the Executive Committee, and the Development Committee of New York-Presbyterian/Queens, the Board of Trustees, the Finance and Audit Committee, and Vice Chair of the President’s Council of the New York Hall of Science, the Advisory Council of the Queens Museum of Art, and is a Board member of Nassau County Crime Stoppers, Inc. He is an Honorary Chairman of the Associazione Culturale Italiana Di New York and was recently bestowed the title of Commendatore (Knight) of the Italian Republic by the government of Italy.

Additionally, Mr. Ficalora is a Vietnam War veteran, serving his country with distinction in the U.S. Army on a three-year enlistment, beginning in March 1968.

Mr. Ficalora is the former Vice Chairman of the Federal Home Loan Bank of New York, a former member of the Board of Directors of the American Bankers Association, the Thrift Institutions Advisory Council of the Federal Reserve Board in Washington, and the Federal Reserve Bank of New York Thrift Institutions Advisory Panel. He is also the former Chairman of the New York State Savings Forum for Operations Audit Control, the former Chairman of Community Bankers Association of New York State (“CBANYS”), as well as the former Chairman of CBANYS’ Auditors and Comptrollers Forum, the former Chairman of the SBLI Fund, the former Director of Computhrift Corporation, a former Trustee of the Museum of the Moving Image, and past President and Director of the MSB Fund. In addition, he has previously served as President of the Queens Library Foundation and as Chairman of the Board and of the Administrative Committee of the Queens Borough Public Library.

PROPOSALS TO BE VOTED ON AT THE MEETING

Michael J. Levine Director since: 2004 Age: 75 Committees: Audit Nominating and Corp. Govern. (Chair) Risk Assessment (Chair) Mortgage & Real Estate (Bank Board) Commercial Credit (Bank Board)

Mr. Levine is both the President of Norse Realty Group, Inc. and Affiliates and a certified public accountant and retired partner with the firm Levine & Schmutter. With his years of financial and managerial experience, Mr. Levine brings to the Board of Directors demonstrated management ability and fiscal responsibility at a senior level, and an extensive knowledge of our lending business, including the New York real estate market. In addition, as President of the Norse Realty Group, Inc. and Affiliates, Mr. Levine has insight into the operational requirements of a real estate company with significant assets.

As a certified public accountant, he also has valuable experience in dealing with accounting principles, financial reporting rules, and regulations; evaluating financial results; and overseeing the financial reporting processes of a corporate organization having significant assets. Finally, Mr. Levine brings valuable insight and advice both to the Board and to his role as Chairman of the Board’s Risk Assessment Committee, where his experience contributes to building strong and effective risk management. Mr. Levine has served as the Company’s Independent Presiding Director since 2014, providing valuable leadership and independence of thought in various corporate governance and other matters.

James J. O’Donovan Director since: 2003 Age: 77 Committees: Nominating and Corp. Governance Risk Assessment Committee Mortgage & Real Estate (Bank Board) (Chair) Commercial Credit (Bank Board)

Mr. O’Donovan was named Chief Lending Officer of the Community Bank in January 1987 and of the Company in July 1993. From November 1, 2003 through January 31, 2005, Mr. O’Donovan served as Senior Executive Vice President and Chief Lending Officer of the Company and Community Bank, having previously held the corporate titles of Executive Vice President from 2001 and Senior Vice President from 1987. Following his retirement on January 31, 2005, Mr. O’Donovan served as a senior lending consultant to the Company and Community Bank from February 1, 2005 until February 1, 2008.

Mr. O’Donovan’s experience as a former executive officer of the Company and as current Chairman of the Mortgage and Real Estate Committee of the Community Bank Board not only brings valuable management and leadership skills, extensive industry knowledge, and business acumen to the Board, but also significant insight in overseeing matters critical to the Company’s lending businesses. Mr. O’Donovan’s experience and contributions advance the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company and the Community Bank.

Ronald A. Rosenfeld Director since: 2012 Age: 80 Committees: Audit Nominating and Corp. Governance Risk Assessment

Mr. Rosenfeld has been a member of the Boards of Directors of the Company, the Community Bank, and the former Commercial Bank since January 1, 2012, and previously served as Chairman of the Advisory Board of the Community Bank’s Ohio Savings Bank division until its disbandment during the first quarter of 2019. Mr. Rosenfeld also served as Chairman of the Federal Housing Finance Board from 2005 through 2008. From 2001 through 2004, he was President of the Government National Mortgage Association. In addition to serving four years as Secretary of Commerce for the State of Oklahoma, Mr. Rosenfeld previously served one year as Deputy Assistant Secretary for Corporate Finance at the U.S. Treasury Department. Before joining the Treasury Department, he spent three years at the Department of Housing and Urban Development, having served as the Deputy Assistant Secretary for Single-Family Housing, Acting Deputy Assistant Secretary for Multi-Family Housing, and General Deputy Assistant Secretary for the Office of Housing-Federal Housing Commissioner. Prior to his career in public service, Mr. Rosenfeld was an executive with the investment banking firms, Prescott, Ball & Turben, Inc. in Cleveland, Ohio, and Zappala & Company in Pittsburgh, Pennsylvania, and the president of a company that developed more than 10,000 apartment units and managed approximately 6,000 apartment units in a six-state region.

A graduate of Harvard Law School and The Wharton School, University of Pennsylvania, Mr. Rosenfeld also lends his expertise to several not-for-profit organizations in the housing, education, and cultural arenas. In addition to serving on the Housing Commission of the Bi-Partisan Policy Center, Mr. Rosenfeld is a Trustee of Howard University. With his extensive experience in housing and development, corporate finance, and investment banking, Mr. Rosenfeld brings valuable insight to the Board of the Company in overseeing a wide range of banking and real estate matters, and furthers the Board’s objectives of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company and the Community Bank.

PROPOSALS TO BE VOTED ON AT THE MEETING

Lawrence J. Savarese Director since: 2013 Age: 63 Committees: Audit (Chair) Nominating and Corp. Governance Risk Assessment Commercial Credit (Bank Board)

Mr. Savarese has been a member of the Boards of Directors of the Company, the Community Bank, and the former Commercial Bank since March 4, 2013. From 1978 through 2012, Mr. Savarese was with the independent public accounting firm KPMG LLP. For 19 years, he was an Audit Partner in KPMG’s Financial Services Practice, serving as partner in charge of audits of both community banks (including the Company and the Community Bank) and international banks with branches and agencies in the United States. During this time, Mr. Savarese served as KPMG’s representative to the New York Bankers Association and The Institute of International Bankers.

From 2008 to 2012, Mr. Savarese served as Audit Partner, Risk Management, for KPMG’s Advisory Practice, where he managed risk at KPMG and developed and applied complex risk management objectives; risk management policies for model development; advisory service protocols in connection with certain requirements of the Public Company Accounting Oversight Board; policies for internal controls over financial reporting services provided to non-audit clients; and reviewed engagement letters and management risk performance.

Prior to his retirement in 2012, Mr. Savarese was an Audit Partner in KPMG’s Global Services Centre, where he designed and developed the standardized approach for auditing banks now used by the firm’s Global Bank Practice. With his extensive experience in accounting principles, financial reporting rules and regulations, commercial banking, risk management, and corporate finance, Mr. Savarese brings valuable insight to both the Board and to his role as Chairman of the Audit Committee of the Board and as a member of the Board’s Risk Assessment Committee in overseeing a wide range of banking and financial reporting matters, and furthers the Board’s objectives of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company and the Community Bank.

John M. Tsimbinos Director since: 1999 Age: 82 Committees: Compensation (Chair) Nominating and Corp. Governance Mortgage & Real Estate (Bank Board) Commercial Credit (Bank Board)

Mr. Tsimbinos has been a member of the Boards of Directors of the Company and the Community Bank since the merger of Roslyn Bancorp, Inc. with and into the Company and of the Roslyn Savings Bank with and into the Community Bank on October 31, 2003. In addition, he served as a member of the Board of Directors of the former Commercial Bank since its establishment on December 30, 2005 and has been a member of the Atlantic Bank Divisional Board since its formation in 2006. From 1999 until the merger with the Company, Mr. Tsimbinos served as Chairman of the Board of Roslyn Bancorp and as Vice Chairman of the Board of The Roslyn Savings Bank until his retirement in July 2002.

Prior to Roslyn’s acquisition of TR Financial Corp. in February 1999, Mr. Tsimbinos was the Chairman of the Board and Chief Executive Officer of Roosevelt Savings Bank, a position he assumed in 1983. He also served as Chairman of the Board and Chief Executive Officer of TR Financial Corp. from the time of its inception in 1993. In addition to his service to the Company, the Community Bank, and the former Commercial Bank, Mr. Tsimbinos served on the Board of the Federal Home Loan Bank of New York from 1989 through 1995 and as Vice Chairman of the Board for two three-year terms.

Mr. Tsimbinos holds a B.A. from the City College of New York, an M.B.A. from the Baruch School of Business and Public Administration, and is a graduate of the Program for Management Development at Harvard University. Also, Mr. Tsimbinos was a lecturer in Economics at Queens College for a number of years, teaching courses in Basic Economics, Money and Banking, and Corporate Finance. As the former Chairman of the Board and Chief Executive Officer of two bank holding companies and savings banks, Mr. Tsimbinos offers a wealth of management experience, business understanding, and knowledge of banking regulations along with a deep understanding of the role of the Board of Directors. Additionally, Mr. Tsimbinos’ prior experience as a senior executive officer of a publicly traded bank holding company has given him front-line exposure too many of the issues facing the Company as well as extensive and valuable experience in overseeing, among other matters, the Company’s banking business.

PROPOSALS TO BE VOTED ON AT THE MEETING

BUSINESS EXPERIENCE OF NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Thomas R. Cangemi. Senior Executive Vice President and Chief Financial Officer of New York Community Bancorp, Inc. and New York Community Bank since April 5, 2005. He joined the Company on July 31, 2001 as Executive Vice President and Director of the Capital Markets Group, and was named Senior Executive Vice President on October 31, 2003.

Prior to joining the Company, Mr. Cangemi was Executive Vice President, Chief Financial Officer, and Treasurer of both Richmond County Financial Corp. and Richmond County Savings Bank. Before joining Richmond County in 1997, Mr. Cangemi served as Senior Vice President, Chief Financial Officer, and Corporate Secretary of Continental Bank, a commercial bank based in Garden City, New York and, previously, as Director of Corporate SEC Reporting for an electronics corporation in Boca Raton, Florida. From 1993 to 1996, Mr. Cangemi was Vice President and Chief Financial Officer of Sunrise Bancorp, a publicly traded thrift headquartered on Long Island. Previously, Mr. Cangemi was a member of the SEC Professional Practice Group of KPMG Peat Marwick serving financial institutions.

Mr. Cangemi holds a B.B.A. from the School of Professional Accountancy at Dowling College, and is a certified public accountant and a member of the AICPA.

Mr. Cangemi serves as Treasurer and a member of the Board of Directors of both the Richmond County Savings Foundation and the New York Community Bank Foundation. In addition, Mr. Cangemi is a Board member and a member of the Development Committee of the Long Island Children’s Museum, and a member of the Board of Trustees of the The Whaling Museum & Education Center of Cold Spring Harbor. Previously, Mr. Cangemi was on the Board of Directors of Friends of the Arts, a member of the Council of Overseers of the Tilles Center for the Performing Arts; and a member of the Board of Trustees of the East Woods School.

James J. Carpenter. Senior Executive Vice President and Chief Lending Officer of the Company and the Community Bank from January 1, 2006 to December 31, 2019, and Senior Executive Vice President of the former Commercial Bank from December 30, 2005 to November 30, 2018: Executive Vice President and Chief Lending Officer of the Community Bank from February 1, 2005 to December 31, 2005; Executive Vice President and Assistant Chief Lending Officer of the Community Bank from January 1, 2003 to February 1, 2005; Senior Vice President and Mortgage Lending Officer of the Community Bank from November 30, 2000 to January 1, 2003.

Prior to joining the Company, Mr. Carpenter served as Senior Vice President responsible for Multifamily and Commercial Real Estate Lending for Haven Bancorp, Inc. and CFS Bank from November 1994 to November 2000 and its Commercial Real Estate and Asset Management departments from December 1991 to November 1994. Prior to CFS Bank, Mr. Carpenter worked for both Beneficial Finance and The Minnesota Mutual Life Insurance Company in credit insurance sales.

Mr. Carpenter holds an MBA in Accounting from Fordham University, a Bachelor of Science in Business Administration/Finance from the University of Richmond and is a graduate of the National School of Banking at Fairfield University.

Mr. Carpenter is a member of the Boards of Directors of the Real Estate Practitioners Institute at Stony Brook University and the Long Island Museums. Previously, he served on the Boards of the Family Service League of Long Island and the Long Island Housing Partnership.

Mr. Carpenter retired from his position of Chief Lending Officer as of December 31, 2019 and transitioned to a consulting relationship with the Company effective January 1, 2020. Executive Vice President John T. Adams has succeeded Mr. Carpenter as Chief Lending Officer of the Company.

John J. Pinto. Executive Vice President and Chief Accounting Officer of the Company and New York Community Bank, since April 5, 2005. Mr. Pinto joined the Company on July 31, 2001 in connection with the Richmond County merger, and served as Senior Vice President, and then First Senior Vice President, in the Capital Markets Group.

Prior to joining the Company, Mr. Pinto served as Senior Vice President and General Auditor of Richmond County Financial Corp. and Richmond County Savings Bank. From 1997 to 1998, Mr. Pinto served as Director, Financial Reporting at American Express Bank, a multinational bank based in New York City. From 1993 to 1997, he was a member of the Financial Services Group of Ernst & Young, LLP, based in New York City, providing auditing and consulting services to financial institutions throughout the Northeast.

Mr. Pinto holds a Bachelor’s degree from Fairfield University. He is a certified public accountant and a member of the AICPA.

Mr. Pinto serves as a member of the Board of Directors of the Noble Maritime Collection in Staten Island.

PROPOSALS TO BE VOTED ON AT THE MEETING

DIRECTOR SUCCESSION

The Nominating and Corporate Governance Committee of the Board periodically reviews with the Board the skills and characteristics appropriate for Board members. The Board seeks diversity in its members with respect to background, skills and expertise, industry knowledge, experience, gender, age, race, and ethnicity. In accordance with the Company’s Bylaws, an individual may not be elected, appointed, or nominated as a Director after December 31 of the year in which an individual attains the age of 80, provided, however, that the Board, by written resolution approved by a majority of the disinterested members of the whole Board, may exclude an incumbent director from such age limitation.

DIRECTORS’ COMPENSATION

➢ Our Approach to Director Compensation

Our directors are compensated with three basic objectives in mind:

✓

The director compensation program should recognize the significant amount of work expected from a director at an institution the size of the Company, taking into account the significant time commitment necessary to prepare for meetings that cover complex strategic and operational matters and the duration and frequency of such meetings.

✓

The director compensation program should include a meaningful equity component that helps align the interests of directors with our shareholders and should encourage retention of equity through stock ownership guidelines.

✓	The structure of the program should be transparent to shareholders so they can understand the business reasons for specific director compensation decisions.

Our directors fulfill a critical oversight role for the Company and the Community Bank, in part, through their service on board committees that have been assigned specific functional responsibilities. We believe it is important for our shareholders to understand the significant extent to which our directors engage directly with the business of the Company and its subsidiaries through our Company Board and, particularly, our Community Bank board committees, and how the structure and level of our board compensation directly reflects the unique characteristics of our Board. The directors’ high level of engagement reflects both an awareness of their responsibilities as directors of a publicly traded financial institution that operates within a complex business and regulatory environment and the Company’s desire to take advantage of the breadth of their experience in areas of critical importance to the Company’s business.

The frequency of Community Bank Board committee meetings is directly related to specific operational needs. Directors who serve on the Community Bank’s Mortgage and Real Estate Committee and/or the Commercial Credit Committee are directly involved in credit management, loan review, and loan administration. The committee members work closely with key management personnel in the lending area to ensure that lending activity is consistent with the Community Bank’s lending policies and committee members are direct participants in the loan approval process through review of loan proposals, analysis of borrower due diligence findings, and inspection of properties that serve as loan collateral. This partnership of experienced directors and experienced lending professionals is a key factor in the Community Bank’s success and is directly reflected in the Community Bank’s minimal exposure to loan losses. The commitment of our directors to the success of our lending operation is demonstrated by the fact that the committees meet almost weekly throughout the year (52) meetings for the Mortgage and Real Estate Committee and (51) meetings for the Commercial Credit Committee). Each meeting represents a substantial time commitment for committee members (typically in the range of 3-6 hours), requiring not only attendance but significant preparation in advance of each meeting to facilitate an understanding of each loan subject to committee approval. The Board’s key committees, such as the Audit, Risk Assessment, and Compensation, also meet frequently to ensure appropriate oversight of the areas that fall within the scope of their respective charters. Given the complexity of the matters considered by these committees, these meetings also require significant preparation and a significant time commitment for attendance.

➢ 2020 Director Compensation Review

The Compensation Committee has continued to monitor director pay to ensure consistency with best practices and to ensure that our directors are appropriately compensated for the extensive services they provide to the Company and the Bank. The Committee understands that some companies, including peer banks, have eliminated the use of meeting fees as an element of director compensation and moved to a retainer-only approach. However, the Committee believes that this approach would undermine the Company’s long-standing and highly successful practice of involving directors with management on a weekly basis in key operational matters, including lending. Nevertheless, the Committee has made adjustments to the pay structure for our Chairman and for key committee chairs (Audit and Risk Assessment) to

PROPOSALS TO BE VOTED ON AT THE MEETING

improve the alignment of their compensation with emerging trends (see below), while ensuring that their level of compensation remains consistent with the significance of their roles.

In 2018, the Compensation Committee made significant modifications to the director compensation schedule after considering pay practices at peer institutions. In early 2019, the Compensation Committee again reviewed peer data and concluded that further modifications to director pay were appropriate to improve the alignment of director pay with peer practices. This review resulted in the introduction of a fixed annual $75,000 retainer for the Chairs of the Company’s Audit and Risk Assessment Committees and the Chair of the Community Bank’s Mortgage and Real Estate Committee. In addition, separate meeting fees, which were $9,000 per meeting through March 2019 and which were paid in addition to a quarterly retainer, were eliminated for the Chairs of the Audit and Risk Assessment Committees. Further, in recognition of the increasingly significant role played by the Risk Assessment Committee, meeting fees were increased from $450 to $1,800 per meeting to match the meeting fee received by Audit Committee members. Finally, the Committee authorized equity grants at the same per director share levels as 2018. All of these changes were reviewed and confirmed by the full Board. The revised cash compensation schedule took effect on April 1, 2019. In early 2020, the Committee again reviewed and approved the director compensation schedule without modification.

The Committee believes that, taking into account the unique responsibilities of the Company’s directors, and particularly the duties that several directors assume through their membership on Community Bank Board committees that have a substantive role in the management of the Community Bank’s core lending business, the current director compensation structure reflects an appropriate balance of business needs and best practices.

➢ 2019 Director Compensation

The following table provides details of the 2019 compensation received by directors of the Company for service on the Company Board and the Board of the Community Bank. Directors who are also employees do not receive separate compensation for their service on either the Company or Bank Board.

Non-Employee Directors	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($) (2)	Total ($)

Dominick Ciampa	$255,000	$158,125	$36,000	$449,625
Hanif “Wally” Dahya	110,850	94,875	36,330	242,055

Leslie D. Dunn	109,600	37,950	7,888	155,438
Michael J. Levine	183,950	94,875	102,930	381,750

James J. O’Donovan(3)	73,650	105,225	186,195	365,070
Lawrence Rosano, Jr.	85,950	42,090	110,294	238,334

Ronald A. Rosenfeld	87,750	42,090	8,640	138,480
Lawrence J. Savarese	185,725	105,225	44,450	335,400

John M. Tsimbinos	71,190	42,090	101,790	215,070

(1)

In accordance with SEC disclosure requirements for equity compensation, the reported amount represents the full grant date fair value of each award calculated in accordance with FASB ASC Topic 718. All 2019 awards were made in the form of restricted stock vesting over a five-year period.

(2)	The following table sets forth the components of the All Other Compensation column in 2019:

PROPOSALS TO BE VOTED ON AT THE MEETING

Director	Dividends on Unvested Restricted Stock ($)	Community Bank Mortgage and Real Estate Committee Retainers, Meeting Fees and Inspection Fees (a) ($)	Community Bank Commercial Credit Committee Meeting Fees (b) ($)	Perquisites ($)		Total ($)

Mr. Ciampa	$36,550	—	—	—		$36,550

Mr. Dahya	21,930	—	$14,400	—		36,330

Ms. Dunn	7,888	—	—	—		7,888

Mr. Levine	21,930	$59,400	21,600	—		102,930

Mr. O’Donovan	21,080	243,350	20,250	19,928	(c)	304,608

Mr. Rosano, Jr.	6,698	64,800	21,600	—		93,098

Mr. Rosenfeld	6,018	—	—	—		6,018

Mr. Savarese	21,930	—	20,250	—		42,180

Mr. Tsimbinos	7,038	64,800	21,600	—		93,438

a.

Mortgage and Real Estate Committee members receive a $1,350 fee for each meeting attended. In 2019, the Committee held 52 meetings. Mr. O’Donovan, who serves as Chairman of the Committee, also receives a quarterly retainer of $18,750. As part of the Committee’s loan review process, directors receive fees in connection with their inspection of properties that collateralize certain loans. The fees are $2,000 for a full day and $1,500 for a half day inspection. In 2020, Mr. O’Donovan conducted 63 property inspections on behalf of the Committee.

b.	Commercial Credit Committee members receive a $450 fee for each meeting attended. In 2020, the Committee held 51 meetings.
c.

To facilitate the performance of his duties as Chairman of the Mortgage and Real Estate Committee, the Community Bank paid certain costs associated with Mr. O’Donovan’s membership in a golf club. No other director had perquisites in excess of $10,000.

(3)

Upon his retirement as a senior executive officer of the Company in 2006, Mr. O’Donovan entered into a retirement agreement with the Company providing for supplemental retirement compensation and his acceptance of certain restrictive covenants relating to his future business activities in the banking industry. In 2019, he received monthly payments of $22,917 under the agreement.

Director Compensation Schedule. Effective April 1, 2019, directors of the Company received a quarterly retainer of $10,350 and a fee of $2,250 per Board meeting attended. Directors also received fees ranging from $450 to $1,800 for each committee meeting attended. The Chairs of the Audit and Risk Assessment Committees received a quarterly retainer of $18,750 but did not receive meeting fees. The Company Chairman, Mr. Ciampa, received a quarterly retainer of $62,500 but did not receive Board or committee meeting fees.

Director Stock Ownership Guidelines. Our directors are subject to stock ownership guidelines that require them to hold Company stock with a value equal to five times their annual cash retainer. All non-employee directors are either in compliance with this requirement or within the phase-in period applicable to new directors.

Director Benefits. The Company provides limited life insurance coverage for directors. Mr. Ciampa participates in a legacy director retirement plan that was sponsored by the Community Bank. No other directors are eligible to participate in the plan.

Director Equity Compensation. Directors participate in the Company’s equity compensation programs and such awards are an integral part of each director’s annual compensation. Typically, awards are made in the form of restricted stock that vests over a five-year period. Awards are determined by the Compensation Committee and confirmed by the full Board. The 2019 director equity grants are included in the Director Compensation Table.

Compensation Committee Interlocks and Insider Participation. No executive officer of the Company or the Community Bank serves, or has served, as a member of the compensation committee of another entity, one of whose executive officers serves on the Compensation Committee of the Company. No executive officer of the Company or the Community Bank serves, or has served, as a director of another entity, one of whose executive officers serves on the Compensation Committee of the Company.

PROPOSALS TO BE VOTED ON AT THE MEETING

TRANSACTIONS WITH CERTAIN RELATED PERSONS

The federal banking laws require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms (including interest rates and collateral) and follow substantially the same credit underwriting procedures as those prevailing at the time for comparable transactions with other persons. Furthermore, they must not involve more than the normal risk of repayment or present other unfavorable features. The Community Bank, from time to time, may make mortgage loans to its directors, officers, and employees, including consumer loans or loans to purchase or refinance personal residences, and may make loans secured by income-producing properties to entities in which a director or officer has an ownership interest (or, in the case of directors, a management interest), provided that all such loans are made in accordance with federal banking laws and are made in the ordinary course of business; do not involve a more than normal risk of collectability, or present other unfavorable features; and are made on substantially the same terms (including interest rates and collateral requirements) as those prevailing at the same time for comparable transactions with unaffiliated persons. The Community Bank has made a commercial loan with a principal balance of $2,850,000.00 to Pacific Norse LLC, a limited liability company owned by Michael Levine’s son, which was considered a problem loan and was subject to workout provisions at December 31, 2019.

From time to time, in accordance with written policies, the Board of Directors reviews a summary of the Company’s transactions with its directors and executive officers and with firms that employ directors, as well as any other related-person transactions, for the purpose of recommending to the disinterested members of the Board of Directors that the transactions are fair, reasonable, and within Company policy, and should be ratified and approved. The Board of Directors also reviews any transactions reported to the Board by the Company’s Corporate Secretary that are required to be reported under SEC regulations. Additionally, in accordance with federal regulations, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceeds the greater of $25,000 or 5% of the Company’s capital and surplus (up to a maximum of $500,000), and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors. Further, pursuant to the Company’s Code of Business Conduct and Ethics and other business standards applicable to them, all executive officers and directors of the Company must disclose any existing or emerging conflicts of interest to the Chief Executive Officer. Such potential conflicts of interest include, but are not limited to, any position or interest (financial or otherwise) which could materially conflict with an executive officer’s or director’s performance or which affects such executive officer’s or director’s independence or judgment concerning transactions between the Company, its customers, suppliers, or competitors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors, and greater than 10% shareholders are required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Delinquent Section 16(a) Reports. Based solely on its review of copies of the reports of ownership furnished to the Company, or written representations that no other reports were required, the Company believes that during the 2019 fiscal year, its executive officers and directors complied with applicable reporting requirements for transactions in the Company’s securities, except for a late Form 4 filing by Mr. Dahya with respect to the purchase of shares of the Company’s Series A preferred stock in May 2019.

PROPOSALS TO BE VOTED ON AT THE MEETING

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s independent registered public accounting firm for the fiscal year ended December 31, 2019 was KPMG LLP. The Company’s Audit Committee has reappointed KPMG LLP to continue as the independent registered public accounting firm of the Community Bank and the Company for the year ending December 31, 2020, subject to ratification of such appointment by the Company’s shareholders. Representatives of KPMG LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders present at the Annual Meeting. If the ratification and appointment of the independent registered public accounting firm is not approved by shareholders at the Annual Meeting, the Audit Committee will consider other independent registered accounting firms.

Unless marked to the contrary, the shares represented by the enclosed proxy card, if properly signed and dated, will be voted FOR ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company.

The Audit Committee will consider on a case-by-case basis and, if appropriate, approve all audit and non-audit services to be provided by the Company’s independent registered public accounting firm. Alternatively, the Audit Committee may adopt a policy for pre-approval of audit and permitted non-audit services by the independent registered public accounting firm. In 2019, all audit-related services, tax services, and other services were approved by the Audit Committee, which concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm’s independence in the conduct of its audit functions.

AUDIT COMMITTEE REPORT TO SHAREHOLDERS

The Audit Committee of the Company’s Board of Directors is composed of Messrs. Savarese, Levine, Rosenfeld, Dahya, and Ms. Dunn, all of whom are non-employee, independent directors, and operates under a written charter adopted by the Board of Directors.

The Company’s management is responsible for the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements to generally accepted accounting principles. The independent registered public accounting firm is also responsible for issuing an opinion on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm for 2019. Management has discussed with and represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed under Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 1301, Communications with Audit Committees (AS 1301), including discussing with the Audit Committee in detail the independent registered public accounting firm’s evaluation and conclusions about significant and critical accounting policies and practices, critical accounting estimates, significant unusual transactions, and the Company’s financial reports.

In addition, the Audit Committee has received from the independent registered public accounting firm written disclosures regarding the auditors’ independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent registered public accounting firm its independence from the Company and its management. In concluding that the independent registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the independent registered public accounting firm in 2019 were compatible with its independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its 2019 audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluation of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting process.

PROPOSALS TO BE VOTED ON AT THE MEETING

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, which, in its reports, expresses an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles, and an opinion on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal control over financial reporting designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with the standards of the PCAOB, or that the Company’s independent registered public accounting firm is in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC. The Audit Committee and the Board of Directors also have approved, subject to shareholder ratification, the selection of the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2020.

The Audit Committee

Lawrence J. Savarese, Chair

Hanif “Wally” Dahya

Leslie D. Dunn

Michael J. Levine

Ronald A. Rosenfeld

AUDIT AND NON-AUDIT FEES

The following table presents fees for professional services rendered by KPMG LLP for the audit of the Company’s consolidated financial statements for fiscal years 2019 and 2018, and fees billed for audit-related services, tax services, and all other services rendered by KPMG LLP for fiscal years 2019 and 2018.

	Year Ended
	2019		2018

Audit Fees	$2,970,000	(1)	$2,765,000	(1)(4)
Audit-Related Fees	198,000	(2)(3)	159,000	(2)

Tax Fees	—		—
All Other Fees	3,500	(5)	—

(1)

Includes fees for professional services rendered in connection with the audit of the Company’s annual financial statements and the review of its financial statements included in the Company’s quarterly reports to shareholders on SEC Form 10-Q.

(2)	Includes fees billed for professional services rendered in connection with audits of the Company’s stock ownership, employee benefit, and retirement plans’ financial statements.
(3)

Includes fees for professional services rendered in connection with the reading of the Company’s Form S-3 related to its Dividend Reinvestment And Stock Purchase Plan and Form S-3 related to its shelf registration statement and providing consents for inclusion of such reports in the consolidated financial statements of the Company as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 incorporated by reference in the prospectuses and in the registration statements filed with the Securities and Exchange Committee on April 12, 2019.

(4)

Includes fees for professional services rendered in connection with comfort and consent letters issued in connection with the Company’s public offering of Fixed-to-Floating Rate subordinated notes, preliminary offering prospectus, and final prospectus supplement dated November 1, 2018.

(5)	Includes fees for renewal of a license for the KPMG Accounting Research Online service and automated disclosure checklist for the period June 30, 2019 to June 30, 2020.

PROPOSALS TO BE VOTED ON AT THE MEETING

PROPOSAL 3: ADVISORY VOTE ON APPROVAL OF COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

As required under Section 14A of the Securities Exchange Act of 1934, we provide our shareholders with the opportunity to express their views, on a non-binding, advisory basis, on the compensation of our named executive officers as disclosed in this proxy statement. The Board has determined that shareholders should be provided with this opportunity on an annual basis. This vote, which is often referred to as the “say-on-pay” vote, provides shareholders with the opportunity to endorse or not endorse the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K and Section 14A of the Securities Exchange Act of 1934, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

The Compensation Committee annually reviews our executive compensation program to ensure that the program demonstrates a proper alignment of pay and performance, operates within a framework of sound governance and is consistent with industry best practices. The affirmative steps we took in 2018 to realign our executive compensation program with our peers and with industry best practices continued in 2019 with the full implementation of our revised short- and long-term incentive plans. We believe that our current program effectively addresses the material concerns we heard from our shareholders in prior years. As described more fully in the Compensation Discussion and Analysis, our executive compensation program is structured (i) to align of the interests of executives with the interests of our shareholders, (ii) to attract, retain and motivate an effective executive team, (iii) to provide a direct link between pay opportunities and financial results over the short- and long-term and (iv) to reduce incentives for unnecessary and excessive risk-taking. The Board of Directors strongly endorses the Company’s executive compensation practices and asks shareholders to approve the “say-on-on-pay” resolution.

Because your vote on this Proposal is an advisory vote, it is not binding on the Board or the Compensation Committee. However, shareholders should be assured that the Compensation Committee will seriously consider the vote of our shareholders on this Proposal when determining the nature and scope of future executive compensation programs.

PROPOSALS TO BE VOTED ON AT THE MEETING

PROPOSAL 4: APPROVAL OF AMENDMENTS TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND BYLAWS TO ELIMINATE THE SUPERMAJORITY VOTING REQUIREMENTS.

The Board of Directors recommends that the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Amended and Restated Bylaws (the “Bylaws,” and together with the Certificate of Incorporation, the “Governance Documents”) be amended to remove all supermajority voting requirements. Our Governance Documents currently require that the holders of 80% of the voting power of the then-outstanding shares of Company capital stock entitled to vote generally in the election of directors approve certain fundamental corporate governance provisions, including:

➢ director terms (currently three-year staggered terms);

➢ approval of certain transactions between the Company and Interested Stockholders (which include shareholders who beneficially own, and affiliates of the Company that at any time in the two years preceding such a transaction have beneficially owned, at least 10% of the voting power of the Company’s stock);

➢ director removal (currently only for cause and only by a vote of shareholders), and

➢ amendment of certain provisions of the Certificate of Incorporation and amendment of the Bylaws.

At the 2019 Annual Meeting of the Company’s shareholders, our shareholders approved a proposal submitted by one of our common shareholders requesting that the Board of Directors take the steps necessary to eliminate the supermajority voting provisions in the Company’s Governance Documents. Approximately 73% of our shareholders voted to approve the proposal.

After careful consideration of the vote results at the 2019 Annual Meeting and the Company’s discussions with shareholders, the Board is recommending amendments to our Governance Documents to eliminate all supermajority voting requirements. If the proposal is approved, under Delaware law, future amendments to the Governance Documents would require approval by shareholders representing a majority of the votes cast or entitled to be cast, as applicable, on a matter.

The Board recommends this Proposal 4 due in significant part to the results of the shareholder proposal which passed at the 2019 Annual Meeting and the feedback received from shareholders during the course of the Company’s 2019 shareholder outreach efforts.

In advocating against the shareholder proposal at the 2019 Annual Meeting, the Board explained that it believed the supermajority requirements in our Governance Documents protect key provisions of the Governance Documents from arbitrary amendment and prevent a simple majority of shareholders from taking actions that may be harmful to other shareholders or making changes to certain provisions of our Governance Documents that are intended to protect all shareholders. With respect to amending the Governance Documents, the Board explained that the supermajority provisions included were limited to the few fundamental corporate governance provisions outlined above and, by adopting the proposal, shareholders could seek to remove a director, approve a transaction between the Company and an Interested Stockholder, or approve amendments to certain provisions of the Governance Documents which could have a harmful long-lasting effects on the Company and its corporate governance. The Board further explained that it believes it is reasonable and appropriate to ensure that a broad consensus of shareholders agree that a change is prudent and in the best interests of the Company and its shareholders, adding that the supermajority voting provisions included in our Governance Documents do not apply to a vast majority of the matters on which our shareholders may vote, and do not pose an obstacle to changes that are broadly supported by shareholders.

The text of the proposed amendments to our Governance Documents to eliminate these supermajority requirements is set forth below.

PROPOSALS TO BE VOTED ON AT THE MEETING

CERTIFICATE OF INCORPORATION

Proposed amendments to certain provisions of Article SIXTH, Article SEVENTH, Article EIGHTH, Article NINTH, Article TENTH, and Article TWELFTH of the Certificate of Incorporation are set forth as follows:

SIXTH: D. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any Directors, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the ~~voting power of all of the then outstanding~~ shares of capital stock ~~of the Corporation~~then entitled to vote ~~generally in the~~at an election of Directors (after giving effect to the provisions of Article FOURTH of this Certificate of Incorporation (“Article FOURTH”), voting together as a single class.

*     *     *

SEVENTH: The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the corporation by the Board of Directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the ~~holders of the voting power of all of the then outstanding~~majority of shares of ~~the~~ capital stock ~~of the Corporation~~present in person or represented by proxy at the meeting and entitled to vote ~~generally in the election of Directors~~thereon (after giving effect to the provisions of Article FOURTH), voting together as a single class, shall be required to adopt, amend or repeal any provisions of the Bylaws of the Corporation.

*     *     *

EIGHTH: A. In addition to any affirmative vote required by law or this Certificate of Incorporation, and except as otherwise expressly provided in this Article EIGHTH:

5. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder; shall require the affirmative vote of the holders of ~~the voting power~~ a majority of the ~~then outstanding~~ shares of capital stock ~~of the Corporation~~outstanding and entitled to vote ~~in the election of Directors~~thereon (the “Voting Stock”) (after giving effect to the provisions of Article FOURTH), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by any other provisions of this Certificate of Incorporation or any Preferred Stock Designation or in any agreement with any national securities exchange or otherwise.

F. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which-might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of ~~the voting power of all~~a majority of the ~~then outstanding~~ shares of ~~the Voting Stock~~capital stock outstanding and entitled to vote thereon (after giving effect to the provisions of Article FOURTH), voting together as a single class, shall be required to alter, amend or repeal this Article EIGHTH.

*     *     *

TWELFTH: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of ~~of the voting power of all of the then outstanding~~a majority of the shares of ~~the~~capital stock ~~of the Corporation~~ outstanding and entitled to vote ~~generally in the election of Directors~~thereon (after giving effect to the provisions of Article FOURTH), voting together as a single class, shall be required to amend or repeal this Article TWELFTH, Section C of Article FOURTH, Sections C or D of Article FIFTH, Article SIXTH, Article SEVENTH, Article EIGHTH, Article NINTH or Article TENTH.

PROPOSALS TO BE VOTED ON AT THE MEETING

BYLAWS

Article VII of the Bylaws currently requires the affirmative vote of 80% of the total number of shares outstanding to amend, alter, change or repeal the Bylaws.

Upon the approval by our shareholders of the proposed amendment, Article VII of our Bylaws would be amended as follows, with the proposed deletion stricken through as indicated below:

ARTICLE VIII – AMENDMENTS

The Board of Directors, by a resolution adopted by a majority of the Whole Board, may, except as otherwise expressly provided herein, amend, alter, or repeal these Bylaws at any meeting of the Board, provided notice of the proposed change was given not less than two days prior to the meeting. The stockholders shall also have power to amend, alter, or repeal these Bylaws at any meeting of stockholders provided notice of the proposed change was given in the notice of the meeting; provided, however, that, notwithstanding any other provisions of the Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the voting stock required by law, the Certificate of Incorporation, any Preferred Stock Designation, or these Bylaws, the affirmative ~~votes~~vote of the ~~holders of a~~ majority of ~~the voting shares of Common Stock of the Company for a quorum at a regular or special meeting of the shareholders~~ shares of capital stock present in person or represented by proxy at a meeting and entitled to vote thereon, shall be required to alter, amend, or repeal any provisions of these Bylaws..

If the amendments to our Governance Documents are approved, under Delaware law, amendments to the Governance Documents would require approval by shareholders representing a majority of the votes cast, or entitled to be cast, on a matter, as applicable.

VOTE REQUIRED FOR APPROVAL

The proposed amendments to eliminate the supermajority voting requirement of the Company’s Governance Documents will be approved if 80% of the shares outstanding as of the Record Date are voted in favor of the Proposal and the Proposal will become effective upon (i) the filing of the amendments to our Certificate of Incorporation with the Secretary of State of the State of Delaware and (ii) the subsequent approval of the amendment to our Bylaws by our Board of Directors following the receipt of shareholder approval of the proposed amendments.

PROPOSALS TO BE VOTED ON AT THE MEETING

PROPOSAL 5: APPROVAL OF THE NEW YORK COMMUNITY BANCORP, INC. 2020 OMNIBUS INCENTIVE PLAN.

We are seeking shareholder approval of the New York Community Bancorp, Inc. 2020 Omnibus Incentive Plan (the “2020 Plan”), including the authority to issue up to 12,000,000 shares of our common stock under the 2020 Plan, subject to adjustment as described below.

The principal goals of the 2020 Plan are to attract and retain outstanding individuals to serve as our officers, directors, employees, and consultants and to increase shareholder value. Through the approval of the 2020 Plan, we seek to provide a direct link between shareholder value and incentive compensation. We believe that providing officers, directors, employees, and consultants with an equity interest in our Company encourages superior individual performance and enhances shareholder value. We also believe that a significant portion of the compensation of our senior management team should be directly linked to our performance. Consistent with this philosophy, during 2019, 76% of the total target compensation of our CEO, and 65% of the average total target compensation of our other NEOs was delivered in the form of performance-based short-term and long-term incentive awards.

Our Current Stock Incentive Plan is Almost Depleted

We currently grant long-term incentive awards annually to our executives and key employees under our 2012 Stock Incentive Plan (the “2012 Plan”). However, we anticipate that, as of the date of the 2020 Annual Meeting, there will be less than 200,000 shares of common stock available for grant under the 2012 Plan. If the 2020 Plan is approved by our shareholders, no additional awards will be made from the 2012 Plan. However, all awards granted under the 2012 Plan that are still outstanding upon the approval of the 2020 Plan will remain outstanding and will continue to be subject to all of the terms and conditions of the 2012 Plan.

If the 2020 Plan is not approved by our shareholders, we will not have sufficient shares to support our long-term incentive program, which covers our NEOs and wide range of key employees who serve in significant roles at the Company. Consistent with the long-term incentive program applicable to our NEOs for 2020, our NEOs received time-based vesting restricted stock awards in March 2020 with a value representing 25% of their total award opportunity at the target level. The award opportunities under the 2020 program were the same as the award opportunities under the 2019 program. See 2019 Executive Incentive Compensation Program in the Compensation Discussion and Analysis section of this proxy statement. However, if shareholders do not approve the 2020 Plan, we will be unable to make performance-based awards to our NEOs for the 2020-2022 performance period and we will have to curtail future grants to the over 400 key employees who receive equity compensation as a significant part of their annual compensation. Consequently, the Company may be required to increase significantly the cash component of our incentive compensation program in order to remain competitive and adequately compensate our employees. We believe that this development would seriously undermine our ability to attract and retain key employees and our goal of creating an alignment of executive and shareholder interests. If the 2020 Plan is approved by shareholders, the Compensation Committee will consider performance-based restricted stock unit awards for the NEOs in June 2020 for the 2020-2022 performance period. See New Plan Benefits below.

Our Grant Practices Support Our Strategic Objectives

We use performance-based equity awards for our senior management team to reinforce the connection between results achieved and compensation earned. Our long-term incentive plan provides our NEOs with 75% of their annual awards in the form of performance-based restricted stock units that are earned over a three-year, forward looking performance period. For purposes of these awards, performance is measured relative to a comprehensive peer index using metrics that are critical to an investor’s evaluation of the Company such as 3-year earnings per share growth and 3-year average return on tangible common equity. Other key employees are considered annually for the grant of restricted stock awards. The awards are based on an evaluation of the individual employee’s role and performance assessment and provide a significant retention incentive through the use of a five-year vesting period.

PROPOSALS TO BE VOTED ON AT THE MEETING

The Share Reserve for the 2020 Plan is Consistent with Market Practice

The share reserve under the 2020 Plan reflects a balancing of the Company’s desire to continue granting equity awards with the interests of our shareholders in minimizing dilution. In determining the appropriate number of shares to make available under the Plan, the Compensation Committee considered the recommendation of Meridian Compensation Partners, LLC, its independent compensation consultant, and reviewed potential dilution and burn rate data, as well as the estimated value transfer cost of the 2020 Plan. The Company believes that the 2020 Plan share reserve represents an acceptable level of dilution to our existing shareholders in light of the benefits to our future performance that we expect the 2020 Plan to support.

Burn Rate. Burn rate refers to how fast a company uses the supply of shares authorized for awards under its stock plans. The burn rate is calculated by dividing the number of shares subject to equity awards (stock and options) granted in a particular year by the weighted-average number of shares outstanding during the year. Over the last three years we have maintained an average burn rate of 1.66% of shares of common stock outstanding. Based on our current burn rate and anticipating shares that will become available through forfeiture or cancellation, the additional 12,000,000 shares authorized upon approval of the 2020 plan are expected to cover awards over the next 4-5 years, a period which is consistent with market practice.

Overhang. Overhang is a measure commonly used to assess the dilutive impact of equity programs such as the proposed 2020 Plan. A plan’s overhang is equal to the number of equity award shares outstanding plus the number of shares available to be granted, divided by a company’s total shares of common stock outstanding. Overhang shows how much existing shareholder ownership would be diluted if all outstanding stock and option awards and all authorized but unissued shares were introduced into the market. The additional 12,000,000 million shares being requested in this proposal would bring our aggregate overhang to approximately 4.5%, which we believe aligns with market practice in the banking sector.

The 2020 Plan Reflects a Strong Corporate Governance Framework

The design of the 2020 Plan reflects the Compensation Committee’s commitment to ensuring that the Company’s equity compensation program incorporates a strong corporate governance framework that is consistent with best practices. The 2020 Plan includes many provisions designed to protect shareholder interests and promote effective corporate governance, including the following:

➢

The 2020 Plan expressly requires shareholder approval to increase the share reserve and does not include any “evergreen” provisions relating to the share reserve. The 2020 Plan also has a fixed term of 10 years.

➢	The 2020 Plan is administered by the Compensation Committee, which consists solely of independent directors.

➢	The 2020 Plan follows best practices with respect to share counting:

✓	Any shares surrendered to pay the option exercise price or satisfy tax withholding, or repurchased by the Company with option exercise proceeds, will not be added back to the 2020 Plan reserve.

✓

The Plan provides that the gross number of SARs exercised or settled, and not just the net shares issued upon exercise or settlement, will count against the aggregate limit on the number of shares that may be issued under the 2020 Plan.

➢	Awards under the 2020 Plan are subject to a minimum one-year vesting period with a limited exception for up to 5% of the available shares.

➢	Stock options and stock appreciation rights must be granted at the fair market value of the Company’s common stock on the grant date.

➢	Repricing of stock options and stock appreciations rights is prohibited without shareholder approval including by means of an exchange for a different type of award.

➢

The 2020 Plan incorporates a definition of “change in control” that relies on customary triggers to establish the occurrence of a “change in control” with respect to the Company, i.e., (i) a person acquiring beneficial ownership of Company securities representing 25% or more of Company common stock or the combined voting power of then outstanding securities of the Company; (ii) specified

PROPOSALS TO BE VOTED ON AT THE MEETING

changes in the majority of the Board (not including the election of directors whose election or nomination was approved by a majority of the then incumbent Board); (iii) consummation of a reorganization, merger, share exchange, consolidation or other similar transaction, or a sale or other distribution of all or substantially all of the assets of the Company, unless the Company’s shareholders prior to the transaction continue to own at least 50% of the common stock or voting securities, no person owns greater than 25% of the common stock or voting securities, and a majority of the board of directors remain; or (iv) shareholder approval of a complete liquidation or dissolution.

➢

The 2020 Plan incorporates “double trigger” vesting for awards that are not replaced or assumed in connection with a change in control. If the awards are replaced or assumed, full vesting will only occur upon the participant’s subsequent involuntary termination, other than for cause (as defined in the 2020 Plan) or termination for good reason (as defined in the 2020 Plan) within two years of the change in control effective date.

➢	The 2020 Plan includes clawback provisions that are consistent with Company policy and applicable law.

➢	The 2020 Plan places an annual limit of $350,000 on the value of equity grants that can be made to any individual non-employee directors.

Summary of the 2020 Plan

The following is a summary of the material provisions of the 2020 Plan. A copy of the 2020 Plan is attached to this Proxy Statement as Appendix A and is incorporated by reference into this Proxy Statement in its entirety. This summary is subject to the language of the 2020 Plan and the 2020 Plan will control if there is any inconsistency between this summary and the 2020 Plan.

Administration. The 2020 Plan will be administered by the Board or the Compensation Committee (the “Committee”), or any other committee of the Board or one or more of our officers to whom the Board or Committee has delegated authority, which are collectively referred to as the “Administrator.” The Administrator will have the authority to interpret the 2020 Plan or award agreements entered into with respect to the 2020 Plan; make, change, and rescind rules and regulations relating to the 2020 Plan; make changes to, or reconcile any inconsistency in, the 2020 Plan or any award or agreement covering an award; and take any other needed to administer the 2020 Plan.

Eligibility; Non-Employee Director Award Limits. The Administrator may designate any of the following as a participant under the 2020 Plan: any officer or employee, or individuals engaged to become an officer or employee, of the Company or our affiliates; and consultants of the Company or our affiliates, and our directors, including our non-employee directors. Subject to adjustment described below, no non-employee director may be granted awards that could result in such Participant receiving awards with a fair market value in excess of $350,000 in respect of any fiscal year of the Company. In general, fair market value is, on any date, based on the closing price of a share of Common Stock on the national securities exchange where the shares are traded or the preceding trading date if no trades occurred on the specified date.

Types of Awards. The 2020 Plan permits the Administrator to grant stock options, stock appreciation rights, performance shares, performance units, shares of common stock, restricted stock, restricted stock units, cash incentive awards, dividend equivalent units, or any other type of award permitted under the 2020 Plan. If the 2020 Plan is approved, then the Administrator may grant any type of award to any participant it selects, but only our employees or our subsidiaries’ employees may receive grants of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Awards may be granted alone or in addition to, in tandem with, or (subject to the repricing prohibition described below) in substitution for any other award (or any other award granted under another plan of our Company or any affiliate, including the plan of an acquired entity).

Shares Reserved under the 2020 Plan. The 2020 Plan provides that 12,000,000 shares of our common stock are reserved for issuance under the 2020 Plan, plus the amount of shares available for issuance under the 2012 Plan on the effective date of the 2020 Plan, all of which are subject to adjustment as described below. It is estimated that less than 200,000 shares will be available for issuance under the 2012 Plan as of the date of the 2020 Annual Meeting. We may only issue 12,000,000 shares pursuant to the exercise of incentive stock options. Furthermore, if any shares subject to awards granted under the 2012 Plan would again become available for new grants under the terms of the 2012 plan if such plan were still in effect, i.e., such as in the event of a forfeiture of a 2012 Plan award, then those shares will be available under the 2020 Plan (but only up to a maximum of 250,000 shares in each 12-month period beginning on the effective date of the plan), unless (1) we purchase the shares using proceeds of option exercises, (2) they are shares tendered or withheld in payment of the exercise price of an option or in settlement of an outstanding stock appreciation

PROPOSALS TO BE VOTED ON AT THE MEETING

right, or (3) they are shares tendered or withheld to satisfy federal, state, or local tax withholding obligations. The average rate of forfeiture under the 2012 Plan of shares that would be subject to the rules described in the preceding sentence is approximately 300,000 shares per year.

The number of shares reserved for issuance under the 2020 Plan will be reduced on the date of the grant of any award by the maximum number of shares, if any, with respect to which such award is granted. However, an award that may settled solely in cash will not deplete the 2020 Plan share reserve at the time the award is granted. If (i) an award expires, is canceled, or terminates without issuance of shares or is settled in cash, (ii) the Administrator determines that the shares granted under an award will not be issuable because the conditions for issuance will not be satisfied, (iii) shares are forfeited under an award, or (iv) shares are issued under any award and we reacquire them pursuant to our reserved rights upon the issuance of the shares, then those shares are added back to the reserve and may again be used for new awards under the 2020 Plan. Shares that are tendered or withheld in payment of the exercise price of a stock option or as a result of the net settlement of an outstanding stock appreciation right, shares we purchase using proceeds from stock option exercises, and shares tender or withheld to satisfy any federal, state, or local tax withholding obligations may not reissued under the 2020 Plan.

Options. The Administrator may grant stock options and determine all terms and conditions of each stock option, which include the number of stock options granted, whether a stock option is to be an incentive stock option or non-qualified stock option, and the grant date for the stock option. However, the exercise price of a stock option may never be less than the fair market value of a share of common stock on the date of grant and the expiration date may not be later than 10 years after the date of grant. Stock options will be exercisable and vest at such times and be subject to such restrictions and conditions as are determined by the Administrator, including with respect to the manner of payment of the exercise price of such stock options.

Stock Appreciation Rights. The Administrator may grant stock appreciation rights (“SARs”). A SAR is the right of a participant to receive cash in an amount, and/or common stock with a fair market value, equal to the appreciation of the fair market value of a share of common stock during a specified period of time. The 2020 Plan provides that the Administrator will determine all terms and conditions of each SAR, including, among other things: (i) whether the SAR is granted independently of a stock option or relates to a stock option, (ii) the grant price, which may never be less than the fair market value of our common stock as determined on the date of grant, (iii) a term that must be no later than 10 years after the date of grant, and (iv) whether the SAR will settle in cash, common stock or a combination of the two.

Performance and Stock Awards. The Administrator may grant awards of shares of common stock, restricted stock, restricted stock units (“RSUs”), performance shares, or performance units. Restricted stock means shares of common stock that are subject to a risk of forfeiture and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of performance goals (as described below) and/or upon the completion of a period of service. An RSU grants the participant the right to receive cash and/or shares of common stock the value of which is equal to the fair market value of one share of common stock, to the extent performance goals are achieved and/or upon the completion of a period of service. Performance shares give the participant the right to receive shares of common stock to the extent performance goals are achieved. Performance units gives the participant the right to receive cash and/or shares of common stock valued in relation to a unit that has a designated dollar value or the value of which is equal to the fair market value of one or more shares of common stock, to the extent performance goals are achieved.

The Administrator will determine all terms and conditions of the awards including (i) whether performance goals must be achieved for the participant to realize any portion of the benefit provided under the award, (ii) the length of the vesting and/or performance period, subject to the minimum vesting period requirement (described below), and, if different, the date that payment of the benefit will be made, (iii) with respect to performance units, whether to measure the value of each unit in relation to a designated dollar value or the fair market value of one or more shares of common stock, and (iv) with respect to performance shares, performance units, and RSUs, whether the awards will settle in cash, in shares of common stock (including restricted stock), or in a combination of the two.

Cash Incentive Awards. The Administrator may grant cash incentive awards. An incentive award is the right to receive a cash payment to the extent one or more performance goals are achieved. The Administrator will determine all terms and conditions of a cash incentive award, including, but not limited to, the performance goals (as described above), the performance period, the potential amount payable, and the timing of payment.

Performance Goals. For purposes of the 2020 Plan, the Administrator may establishes performance goals which relate to one or more of the following measures with respect to our Company or any one or more of our subsidiaries, affiliates, or other business units and such goals may be established on an absolute or relative basis. Performance goals may also relate to a participant’s individual performance. The Administrator reserves the right to adjust any performance goals or modify the manner of measuring or evaluating a performance goal for any reason the Administrator determines is appropriate, including but not limited to: (i) by excluding the effects of charges for

PROPOSALS TO BE VOTED ON AT THE MEETING

reorganizing and restructuring; discontinued operations; asset write-downs; gains or losses on the disposition of a business; or mergers, acquisitions or dispositions; and extraordinary, unusual and/or non-recurring items of gain or loss; (ii) excluding the costs of litigation, claims, judgments or settlements; (iii) excluding the effects of changes laws or regulations affecting reported results, or changes in tax or accounting principles, regulations or law; and (iv) excluding any accruals of amounts related to payments under the Plan or any other compensation arrangement maintained by the Company or an affiliate.

Dividend Equivalent Units. The Administrator may grant dividend equivalent units. A dividend equivalent unit gives the participant the right to receive a payment, in cash or shares of common stock, equal to the cash dividends or other distributions that we pay with respect to a share of common stock. The Administrator will determine all terms and conditions of a dividend equivalent unit award, except that dividend equivalent units may not be granted in connection with a stock option or SAR, dividend equivalent unit awards that relate to performance shares or performance units may not provide for payment prior to vesting of such shares or units, and dividend equivalent unit awards granted in tandem with another award may not include vesting provisions more favorable than the vesting provisions of the tandem award.

Other Stock-Based Awards. The Administrator may grant to any participant shares of unrestricted stock as a replacement for other compensation to which such participant is entitled, such as in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, or as a bonus.

Minimum Vesting. All awards granted under the 2020 Plan must have a minimum vesting period of one year from the grant date, except for awards with respect to up to 5% of the total number of shares of common stock reserved under the 2020 Plan. The Administrator may, however, accelerate the vesting or deem an award earned, in whole or in part, upon a participant’s death, disability, or, in the limited circumstances described below, at the time of a change of control.

Transferability. Awards are not transferable, including to any financial institution, other than by will or the laws of descent and distribution, unless the Administrator allows a participant to (i) designate in writing a beneficiary to exercise the award or receive payment under the award after the participant’s death, (ii) transfer an award to a former spouse as required by a domestic relations order incident to a divorce, or (iii) transfer an award without receiving any consideration.

Adjustments. If (i) we are involved in a merger or other transaction in which our shares of common stock are changed or exchanged; (ii) we subdivide or combines shares of common stock or declare a dividend payable in shares of common stock, other securities, or other property (other than stock purchase rights issued pursuant to a shareholder rights agreement); (iii) we effect a cash dividend that exceeds 10% of the fair market value of a share of common stock or any other dividend or distribution in the form of cash or a repurchase of shares of common stock that our Board determines is special or extraordinary, or that is in connection with a recapitalization or reorganization; or (iv) any other event occurs that in the Administrator’s judgment requires an adjustment to prevent dilution or enlargement of the benefits intended to be made available under the 2020 Plan, then the Administrator will, in a manner it deems equitable, adjust any or all of (A) the number and type of shares subject to the 2020 Plan and which may, after the event, be made the subject of awards; (B) the number and type of shares of common stock subject to outstanding awards; (C) the grant, purchase, or exercise price with respect to any award; and (D) the performance goals applicable to an award. In any such case, the Administrator may also provide for a cash payment to the holder of an outstanding award in exchange for the cancellation of all or a portion of the award, subject to the terms of the 2020 Plan. The Administrator may, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, authorize the issuance or assumption of awards upon terms and conditions we deem appropriate without affecting the number of shares of common stock otherwise reserved or available under the 2020 Plan.

Effect of a Change in Control.

Awards Assumed by Successor. Upon a change in control (as defined in the 2020 Plan), the successor or surviving corporation may agree to assume some or all outstanding awards or replace them with the same type of award with similar terms and conditions, without the consent of any participant, subject to the following requirements:

i.

Each assumed award must qualify as a “replacement award” (as defined in the 2020 Plan) such that (i) it is of the same type as the replaced award or, if it is of a different type than the replaced award, the Committee (as constituted immediately prior to the change in control) finds such type acceptable; (ii) it has a value at least equal to the value of the replaced award; (iii) it relates to publicly traded equity securities listed on a U.S. national securities exchange of the Company or its successor in the change in control or another entity that is affiliated with the Company or its successor following the change in control; and (iv) its other terms and conditions are not less favorable to the participant than the terms and conditions of the replaced award (including the provisions that would apply in the event of a subsequent change in control).

PROPOSALS TO BE VOTED ON AT THE MEETING

ii.

If the securities to which the awards relate after the change in control are not listed and traded on a national securities exchange, then (A) the participant will be provided the option, upon exercise or settlement of an award, to elect to receive, in lieu of the issuance of such securities, cash in an amount equal to the fair value equal of the securities that would have otherwise been issued and (B) for purposes of determining such fair value, no reduction will be taken to reflect a discount for lack of marketability, minority interest or any similar consideration.

iii.

With respect to replaced awards, upon the participant’s termination of employment within two years following the change in control (A) by the successor or surviving corporation without cause (as defined in the 2020 Plan), (B) by the participant for good reason (as defined in the 2020 Plan) or (C) by reason of death or disability (as defined in the 2020 Plan), all of the participant’s awards that are in effect as of the date of such termination will vest in full or be deemed earned in full (assuming the target performance goals specified under such award were met, if applicable) as of the effective date of termination. In the event of any other termination of employment within two years after a change in control that is not described above, the terms of the applicable award agreement will apply.

Awards Not Assumed by Successor. To the extent the successor as a result of the change in control transaction does not assume the awards or issue replacement awards, then immediately prior to the date of the change in control:

i.

Each Option or SAR, other than a performance-based Option or SAR, that is then held by a Participant who is employed by or in the service of the Company or an affiliate will immediately vest, and, unless otherwise determined by the Board or Administrator, all Options and SARs will be cancelled on the date of the change in control in exchange for a cash payment equal to the excess of the change in control price (as defined below) of the Shares covered by the Option or SAR that is so cancelled over the purchase or grant price of such Shares under the award; provided, however, that all Options and SARs that have a purchase or grant price that is greater than the change in control price will be cancelled for no consideration;

ii.	Restricted Stock and Restricted Stock Units that are not subject to performance-based vesting conditions will vest in full;

iii.

All performance-based awards for which the performance period has expired will be paid based on actual performance (and assuming all employment or other requirements had been met in full). All outstanding performance-based awards that are not vested and as to which the level of the award depends upon the satisfaction of one or more performance goals will immediately vest and all performance goals will be deemed satisfied (A) by reference to the Company’s actual performance relative to such performance goals through the most recent date prior to the change in control for which the level of attainment of such performance goals can be determined by the Committee (as constituted immediately prior to the change in control) in its sole discretion or (B) if the Committee is unable to make such determination, at the target level of performance. The award will be settled in cash, Shares or a combination thereof, as determined by the Committee, within ten (10) days following such change in control (except to the extent that settlement of the award must be made pursuant to its original schedule in order to comply with Code Section 409A), notwithstanding that the applicable performance period, retention period or other restrictions and conditions have not been completed or satisfied;

iv.	All Dividend Equivalent Units that are not vested will vest (to the same extent as the award granted in tandem with the Dividend Equivalent Unit, if applicable) and be paid; and

v.

All other awards not described in the foregoing paragraphs above that are not vested will vest and if an amount is payable under such vested award, such amount will be paid in cash based on the value of the award.

Term of Plan. Unless earlier terminated by the Board, the 2020 Plan for a period of 10 years from the date of shareholder approval.

Termination and Amendment. The Board or the Administrator may amend, alter, suspend, discontinue or terminate the 2020 Plan at any time, subject to the following limitations: (i) the Board must approve any amendment to the 2020 Plan if such approval is required by prior action of the Board, applicable corporate law, or any other applicable law; (ii) shareholders must approve any amendment to the 2020 Plan, which may include an amendment to materially increase the number of shares reserved under the 2020 Plan, if such approval is required by Section 16 of the Securities

PROPOSALS TO BE VOTED ON AT THE MEETING

Exchange Act of 1934, the Code, the listing requirements of any principal securities exchange or market on which the shares are then traded, or any other applicable law; and (iii) shareholders must approve any amendment to the 2020 Plan that would diminish the protections afforded by the participant award limits or repricing and backdating prohibition.

Subject to the requirements of the 2020 Plan, the Administrator may modify or amend any award or waive any restrictions or conditions applicable to any award or the exercise of the award, or amend, modify, or cancel any terms and conditions applicable to any award, in each case, by mutual agreement of the Administrator and the participant or any other person(s) that may have an interest in the award, so long as any such action does not increase the number of shares of common stock issuable under the 2020 Plan. The Administrator need not obtain participant (or other interested party) consent for any such action (i) that is permitted pursuant to the adjustment provisions of the 2020 Plan; (ii) to the extent the action is deemed necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which our common stock is then traded; (iii) to the extent the action is deemed necessary to preserve favorable accounting or tax treatment of any award for us; or (iv) to the extent the action does not materially and adversely affect the value of an award or that such action is in the best interest of the affected participant or any other person(s) as may then have an interest in the award.

The authority of the Board and the Committee to terminate or modify the 2020 Plan or awards, and to otherwise administer the 2020 Plan, with respect to outstanding awards, will extend beyond the termination date of the 2020 Plan. In addition, termination of the 2020 Plan will not affect the rights of participants with respect to awards previously granted to them, and all unexpired awards will continue in force and effect after termination of the 2020 Plan except as they may lapse or be terminated by their own terms and conditions.

Repricing Prohibited. Except for the adjustments provided for in the 2020 Plan, neither the Administrator nor any other person may amend the terms of outstanding stock options or SARs to reduce their exercise or grant price, cancel outstanding stock options or SARs in exchange for stock options or SARs with an exercise or grant price that is less than the exercise or grant price of the awards being cancelled, or cancel outstanding stock options or SARs with an exercise or grant price above the current fair market value of a share in exchange for cash or other securities. In addition, the Administrator may not grant a stock option or SAR with a grant date that is effective prior to the date the Administrator takes action to approve such award.

Certain Federal Income Tax Consequences.

The following summarizes certain U.S. federal income tax consequences relating to the 2020 Plan under current tax law.

Stock Options. The grant of a stock option will create no income tax consequences to us or the recipient. A participant who is granted a non-qualified stock option will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the common stock at such time over the exercise price. The Company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Upon the participant’s subsequent disposition of the shares of common stock received with respect to such stock option, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the common stock on the exercise date.

In general, a participant will recognize no income or gain as a result of exercise of an incentive stock option (except that the alternative minimum tax may apply). Except as described below, the participant will recognize a long-term capital gain or loss on the disposition of the common stock acquired pursuant to the exercise of an incentive stock option and the Company will not be allowed a deduction. If the participant fails to hold the shares of common stock acquired pursuant to the exercise of an incentive stock option for at least two years from the grant date of the incentive stock option and one year from the exercise date, then the participant will recognize ordinary compensation income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition, or (b) the excess of the fair market value of the shares of common stock on the exercise date over the exercise price. The Company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain.

Stock Appreciation Rights. The grant of a SAR will create no income tax consequences to us or the recipient. Upon the exercise or maturity of a SAR, the participant will recognize ordinary income equal to the amount of cash and the fair market value of any shares received. The Company generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If shares are delivered under the SAR, upon the participant’s subsequent disposition of the shares, the participant will recognize capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the disposition differs from the shares’ tax basis, i.e., the fair market value of the shares on the date the participant received the shares.

PROPOSALS TO BE VOTED ON AT THE MEETING

Restricted Stock. Generally, a participant will not recognize income and the Company will not be entitled to a deduction at the time an award of restricted stock is made, unless the participant makes the election described below. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time. The Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the common stock on the date the restrictions lapse. Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid and the Company will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award (less the amount, if any, the participant paid for such restricted stock). If the participant makes such an election, then the Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the participant makes the election, then any cash dividends the participant receives with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by us. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in a capital gain or loss. If the participant who has made an election subsequently forfeits the restricted stock, then the participant will not be entitled to deduct any loss. In addition, the Company would then be required to include as ordinary income the amount of any deduction that was originally claimed with respect to such shares.

Performance Shares. The grant of a performance share award will create no income tax consequences for us or the participant. Upon the participant’s receipt of shares after the end of the applicable performance period and any applicable vesting period, the participant will recognize ordinary income equal to the fair market value of the shares received, except that if the participant receives shares of restricted stock in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to restricted stock as described above. In addition, the participant will recognize ordinary compensation income equal to the dividend equivalents, if any, paid on performance shares. The Company will generally be entitled to a deduction in the same amount and at the same time as income is recognized by the participant. Upon the participant’s subsequent disposition of the shares, the participant will recognize capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the disposition differs from the shares’ tax basis, i.e., the fair market value of the shares on the date the participant received the shares.

Performance Units and RSUs. The grant of a performance unit or RSU will create no income tax consequences to us or the participant. Upon the participant’s receipt of cash and/or shares at the end of the applicable performance or vesting period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and the Company will generally be entitled to a corresponding deduction in the same amount and at the same time. If performance units or RSUs are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis, i.e., the fair market value of the shares on the date the employee received the shares.

Cash Incentive Awards. A participant who is paid an incentive award will recognize ordinary income equal to the amount of cash paid, and the Company will generally be entitled to a corresponding deduction in the same amount and at the same time.

Other Stock Based Awards. A participant who receives shares of common stock pursuant to a stock award will recognize ordinary income equal to the fair market value of the shares received and the Company will generally be entitled to a corresponding deduction in the same amount and at the same time. Upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the tax basis of the shares, i.e., the fair market value of the shares on the date the employee received the shares.

PROPOSALS TO BE VOTED ON AT THE MEETING

Tax Withholding. In the event that the Company or an affiliate is required to withhold any federal, state or local taxes or other amounts in respect of any income recognized by a participant as a result of the grant, vesting, payment or settlement of an award or disposition of any shares acquired under an award, we may satisfy such obligation by:

i.	If cash is payable under an award, deducting from such cash payment the amount needed to satisfy such obligation;

ii.

If shares are issuable under an award, then to the extent that the Administrator approves, (A) withholding shares of common stock having a fair market value equal to such obligation, or (B) allowing the participant to elect to (1) have the Company or an affiliate withhold shares otherwise issuable under the award, (2) tender back shares received in connection with such award, or (3) deliver other previously owned shares, in each case having a fair market value equal to the amount to be withheld. However, the amount to be withheld may not exceed the total statutory maximum federal, state, and local tax withholding obligations associated with the transaction to the extent needed for the Company or an affiliate to avoid an accounting charge; or

iii.

Deducting the amount needed to satisfy such obligation from any wages or other payments owed to the participant, requiring such participant to pay the obligation in cash, or making other arrangements satisfactory to us or our affiliate.

No Guarantee of Tax Treatment. Notwithstanding any provisions of the 2020 Plan, we do not guarantee that (i) any award intended to be exempt from Section 409A of the Code is so exempt, (ii) any award intended to comply with Section 409A or Section 422 of the Code does so comply, or (iii) any award will otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or an affiliate be required to indemnify, defend, or hold harmless any individual with respect to the tax consequences of any award.

Section 162(m) Limit on Deductibility of Compensation. Section 162(m) of the Code limits the Company’s deduction to $1 million of compensation paid per person per year, including compensation arising from awards granted under the 2020 Plan, with respect to any individual who served as the Company’s Chief Executive Officer or Chief Financial Officer at any point during the year, or who was otherwise included as one of the three other highest paid officers in the Company’s proxy for the fiscal year.

New Plan Benefits

Assuming shareholder approval of the 2020 Plan, the Compensation Committee intends to grant performance-based RSUs (“PBRSUs) to our CEO and other named executive officers covering the 2020-2022 performance period at the target level shown in the following table with award opportunities ranging from 50% to 150% of the target. The number of shares underlying each PBRSU award will be determined by reference to the closing price of the Company’s common stock on the grant date, which is expected to occur in mid-June 2020. The awards will be granted under terms consistent with awards with the 2020 Plan and will utilize the same performance metrics that the Committee applied to awards made in 2019 for the 2019-2021 performance period. See Compensation Discussion and Analysis for additional detail on the PBRSU awards made in 2019. These awards would have been made under the 2012 Plan in March 2020 as part of the Committee’s annual cycle for consideration of senior management long-term incentive awards but there were insufficient shares available under the 2012 plan to reserve for these grants. Except as noted in the table below, if the 2020 Plan is approved by shareholders, grants of awards to eligible participants will be made in the future by the Compensation Committee as it deems necessary or appropriate.

Executive	Grant Date Value of Expected PBRSU Award at Target ($)

Mr. Ficalora	2,100,000

Mr. Wann	1,031,250

Mr. Cangemi	637,500

Mr. Pinto	432,250

Mr. Adams*	412,500

*

Executive Vice President. John T. Adams was appointed to the position of Chief Lending Officer on January 1, 2020. The Compensation Committee has designated Mr. Adams as a participant in the Long-Term Incentive Program applicable to the Company’s named executive officers.

PROPOSALS TO BE VOTED ON AT THE MEETING

Equity Compensation Plan Information

The following table provides information about our equity compensation plans as of December 31, 2019.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants, and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by security holders	—	—	2,507,490
Equity compensation plans not approved by security holders	—	—	—
Total	—	—	2,507,490

Vote Required

The affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting will be required to approve the New York Community Bancorp, Inc. 2020 Omnibus Incentive Plan. Abstentions will be treated as votes “against” the proposal. Broker non-votes will have no effect on the outcome of the vote.

PROPOSALS TO BE VOTED ON AT THE MEETING

SHAREHOLDER PROPOSALS[1]

PROPOSAL 6:
Board Action to Eliminate the Classified Board in the Company’s Amended and Restated Certificate of Incorporation	78

PROPOSAL 7:
Director Age and Term Limits	81

[1]

The names, addresses and beneficial holdings of the proponents and any co-sponsors to a proposal are available to shareholders upon request by writing to the Corporate Secretary at the address listed on page 19 of this proxy statement.

PROPOSALS TO BE VOTED ON AT THE MEETING

PROPOSAL 6: SHAREHOLDER PROPOSAL REQUESTING BOARD ACTION TO ELIMINATE THE CLASSIFIED BOARD BY AMENDING THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY.

The following proposal was submitted by Kenneth Steiner of 14 Stoner Ave., 2M, Great Neck, NY 11021. Mr. Steiner owns at least 500 shares of our common stock.

Shareholder Proposal

Proposal 6 – Elect Each Director Annually

RESOLVED, shareholders ask that our Company take all the steps necessary to reorganize the Board of Directors into one class with each director subject to election each year for a one-year term.

Arthur Levitt, former Chairman of the Securities and Exchange Commission said, “In my view it’s best for the investor if the entire board is elected once a year. Without annual election of each director shareholders have far less control over who represents them.”

A total of 79 S&P 500 and Fortune 500 companies, worth more than $ One trillion dollars, also adopted this important proposal topic since 2012. Annual elections are widely viewed as a corporate governance best practice. Annual election of each director could make directors more accountable, and thereby contribute to improved performance and increased company value.

Adoption of this proposal would be facilitated by the adoption of the simple majority vote shareholder proposal which won 75%-support at the 2019 NYCB annual meeting. The 2019 NYCB proxy hyped the “shareholder outreach” of NYCB. This so-called outreach was apparently clueless by not foreseeing the 75%-vote.

NYCB failed to cite any governance improvement as a result of its so-called “outreach.” NYCB directors seem to have abdicated in regard to governance and shareholder proposals have taken the lead in improving the governance of NYCB. NYCB adopted shareholder proxy access due to a shareholder proposal submitted by The City of New York Office of the Comptroller.

The timing is right to enhance the corporate governance of NYCB with this proposal and the other governance improvement proposal mentioned in this proposal that received 75%-support in 2019. In less than 5-years our stock price has fallen from $19 to $11. It is especially important for each director to stand for election annually since our Lead Director, Michael Levine, was rejected by 8% of shares in 2019 – double the typical director rejection vote.

Shareholder proposals have taken the lead in improving the governance of NYCB. NYCB did away with plurality voting after shareholders gave 54%-support to a proposal by the California Public Employees’ Retirement System.

Elect Each Director Annually – Proposal 6

The Board’s Statement in Opposition

The Board of Directors believes that proposal is not in the best interests of shareholders and recommends a vote “Against” the proposal for the following reasons:

✓	The Company’s Classified Board Provides Stability and Continuity and promotes Long-Term Goals and Objectives.

✓	The Company’s Classified Board is Designed to Protect Shareholder Value and Provide Accountability to Shareholders.

The Board of Directors recommends that shareholders vote against this shareholder proposal for a number of reasons, as discussed below.

PROPOSALS TO BE VOTED ON AT THE MEETING

Our Board, as stewards of shareholder interests, is committed to maximizing long-term shareholder value creation and to maintaining sound corporate governance principles consistent with current rules and practices. Under the leadership of the Nominating and Corporate Governance Committee, we have concentrated significant efforts and resources on ensuring that our overall corporate governance practices serve the best interests of the Company and its shareholders, focusing on the changing needs for financial institution boards in the current regulatory environment; we have taken into consideration the governance policies and practices of our peers; and we have also developed an active shareholder outreach program to better understand the views and concerns of our large shareholders. Our management and Board value direct and transparent engagement with our shareholders and regularly seek opportunities to obtain feedback in connection with our governance, management compensation, and strategies. We embrace shareholder engagement as an important tenet of good governance and we value the views of our shareholders and other stakeholders.

Despite the proponent’s assertion that shareholder proposals have taken the lead in improving the Company’s governance, we have voluntarily implemented numerous corporate governance enhancements in recent years in response to our shareholder outreach program. For example, following the Company’s 2018 annual meeting of shareholders, shareholder feedback indicated that the Company’s Compensation Committee should be refreshed. In response to that feedback, our Board appointed three new members of the Compensation Committee, replacing the previous Chairman and all other members. Additionally, in 2016 we encouraged our shareholders to approve an amendment to our certificate of incorporation that would eliminate our classified board structure and allow all directors to be elected annually. The proposed amendment did not receive the requisite vote required to pass, and our Board of Directors has continued to assess the potential for the adoption of such a measure at a future annual meeting.

Through our ongoing shareholder outreach program, we have learned that, although some consistent themes exist, our shareholders have varying views on governance topics, and we have made efforts to balance the differing and sometimes contrasting viewpoints. Specifically, we have learned that while some shareholders favor declassification of our Board of Directors, others favor a Board whose members are elected to multiple classes every three years. Accordingly, after continued careful consideration, the Board has determined that the approval of the proposal would not serve to enhance shareholder value at this time for the reasons discussed below and, therefore, it is not in the best interests of the Company or its shareholders.

The Company’s Classified Board Provides Stability and Continuity and Promotes Long-Term Goals and Objectives

As provided for in the Company’s certificate of incorporation, the Company’s Board of Directors is currently divided into three separate classes, with each class of directors serving for a three-year term. Our Board of Directors believes that our classified Board structure creates stability and continuity that is in the best interests of the Company and its shareholders. This classified Board structure ensures that, at any given time, our Board of Directors is comprised of experienced directors who are familiar with the Company’s business, strategic goals and objectives, history, culture and market area. In addition, our three-year director terms are tailored to enable our existing and future directors to develop a substantive and meaningful understanding of the Company’s specific operations and goal, which better allows them to make long-term strategic decisions that are in the best interests of the Company and its shareholders.

Our classified Board structure also provides for orderly change alongside continuity as new directors with fresh perspectives interact and work with experienced directors. In the absence of a classified Board structure, the entire Board of Directors could be replaced in a single year with new directors who are not familiar with the Company’s business, strategic goals and objectives, history, culture and market area.

Our Board of Directors also believes that the Company’s classified Board structure also encourages directors to make decisions that are in the long-term interests of the Company and its shareholders by strengthening the independence of non-employee directors against the short-term focus of certain investors or special interest groups. In contrast, the annual election of all directors can, in some cases, lead to short-term focus or a concentration on only immediate results, which can discourage or impair long-term strategic objectives and initiatives.

PROPOSALS TO BE VOTED ON AT THE MEETING

The Company’s Classified Board is Designed to Protect Shareholder Value and Provide Accountability to Shareholders

Our Board of Directors believes that the Company’s classified Board structure is also in the best interests of the Company and its shareholders because it helps protect shareholder value and provides accountability to shareholders. The classified Board structure reduces the Company’s vulnerability to hostile and potentially abusive takeover tactics and better positions the Board to negotiate effectively on behalf of all of the Company’s shareholders. While a classified Board alone does not preclude a successful takeover offer, staggered director terms may provide the Company with the time and opportunity to evaluate the fairness of a takeover proposal, to negotiate on behalf of all shareholders, and to weigh alternatives with the objective of maximizing overall shareholder value.

In addition, our Board of Directors believes that our current classified Board structure does not in any way diminish the accountability of directors to our shareholders. Our directors are committed to acting in the best interests of the Company and our shareholders, and are required by law to fulfill fiduciary duties owed to both, regardless of the length of their terms. Our Nominating and Corporate Governance Committee plays a significant role in ensuring director accountability by compiling data from the Board’s self-evaluation and peer review processes, evaluating shareholder communications and shareholder voting results, and reviewing commentary about Board governance and individual director performance from a variety of sources. The Nominating and Corporate Governance Committee also uses this information to inform the Board’s succession planning process in order to develop a thoughtful process that will enhance accountability by facilitating orderly change without disrupting the Company’s financial or operational performance.

Furthermore, our Board of Directors believes that, even with a classified Board, shareholders have considerable influence over the composition of the Company’s Board of Directors. It is important to note that, our certificate of incorporation requires that nominees for director in uncontested elections receive a majority of the votes cast in respect of their election as directors. If an election is uncontested, each of our director nominees has agreed to tender his or her irrevocable contingent resignation if he or she is not elected by a majority of votes cast by shareholders. Our Nominating and Corporate Governance Committee will promptly consider the director’s resignation and recommend to our Board whether to accept or reject the resignation. Our Board will act on the Nominating and Corporate Governance Committee’s recommendation within ninety days of the applicable shareholder meeting and will then publically disclose its decision. This majority vote standard increases our directors’ accountability to our shareholders and provides our shareholders with increased influence over the election of directors serving on our classified Board.

Conclusion

The Board believes that the proposal’s request for the Company to take action to effect the annual election of directors is unnecessary and will eliminate the benefits of a classified Board of Directors discussed above. The Board, therefore, recommends a vote AGAINST this proposal.

PROPOSALS TO BE VOTED ON AT THE MEETING

PROPOSAL 7: SHAREHOLDER PROPOSAL REGARDING DIRECTOR AGE AND TERM LIMITS

The following proposal was submitted by Jeffrey L. Doppelt of 6 Grassfield Road, Great Neck, NY 11024. Mr. Doppelt owns at least 3,000 shares of our common stock.

Shareholder Proposal

To recommend to the Board of Directors to adopt a term limit to restrict the length of time an independent director may serve on the Board of Directors, as follows:

An independent director may not stand for election or re-election at an annual meeting that follows either (i) his or her 72nd birthday, or (ii) the 12th year anniversary of such director’s service on the Board.

Supporting Statement

NYCB does not have any specific minimum qualification standards for director nominees, although the goal of the Nominating and Governance Committee is to nominate people who will “enhance the Company’s success and represent shareholder interests.” The committee, however, has relied chiefly on re-nominating the same incumbent individual directors over and over again. As a result, six of the nine non-executive directors have served for over twelve years and more than half of the board members are in their 70s and 80s. This situation is not optimal. A board functions best when it is refreshed with new board members, who can bring fresh ideas and new perspectives to the job of steering the company towards improving shareholder value. This proposal, which imposes an age limit and service limit, is beneficial in refreshing the board, while reasonably accommodating the goal of maintaining institution knowledge.

The Board’s Statement in Opposition

The Board of Directors believes that the proposal is not in the best interests of shareholders and recommends a vote “Against” the proposal for the following reasons:

✓	Experienced Directors Support the Company’s Long-Term Approach to Creating Shareholder Value.

✓	Our Board of Directors Adequately Considers Director Tenure.

The Board of Directors recommends that shareholders vote against this shareholder proposal for a number of reasons, as discussed below.

At the Company’s 2019 annual meeting of shareholders, a shareholder proponent submitted a similar shareholder proposal requesting that the Company adopt director term limits. That shareholder proposal was opposed by our Board of Directors and was overwhelmingly rejected by our shareholders, with 89.4% of the votes cast on the matter voting against the approval of the proposal. The Board continues to believe that the adoption of director term limits, based on either age or tenure, would not serve to enhance shareholder value and, therefore, it is not in the best interests of the Company or its shareholders.

The Board believes that imposing a mandatory director retirement age or mandatory limits on director tenure is not in the best interests of the Company and its shareholders because such term limits would arbitrarily deprive the Company of qualified, experienced and effective directors. The proponent cites no evidence that the Company’s performance has been hampered by director age or tenure, that arbitrary limits on director age or tenure would lead to improved results, or that the Company’s existing processes cannot be relied upon to ensure a proper composition of the Board of Directors going forward. The Board further understands that only a small minority of public companies in the United States has mandatory director term limits.

PROPOSALS TO BE VOTED ON AT THE MEETING

Experienced Directors Support the Company’s Long-Term Approach to Creating Shareholder Value

The Company’s Board of Directors takes a long-term approach to generate shareholder value. Our longest-tenured directors, whose terms exceed 12 years, have overseen the growth of the Company from a modest financial institution serving Queens County, New York, to a financial services company with total consolidated assets of $53.6 billion at December 31, 2019 and with eight local divisions and 238 branches in Metro New York, New Jersey, Ohio, Florida, and Arizona. These long-serving outside directors continue to bring important experience and institutional knowledge to the Board regarding the Company and its operations, which is a valuable asset to the Company and its shareholders due to the complex nature of the issues that our Board faces in connection with its oversight of the Company. The imposition of director term limits would deprive the Company of directors whose tenure has given them an important perspective on the development and implementation of the Company’s historical operations and long-term growth strategies.

Our Board of Directors Adequately Considers Director Age and Tenure

Rather than adopting fixed term limits, the Board of Directors believes it is more beneficial to periodically review the Board’s effectiveness and composition to ensure that the skill mix of directors adequately matches the evolving nature of the Company’s business. The Board appreciates that an increasing number of shareholders view the age and tenure of directors, individually and as a group, as a relevant consideration in director elections. Our Nominating and Corporate Governance Committee, which is composed exclusively of independent directors with an average tenure of less than 10 years, oversees an annual evaluation process for the Board of Directors and its committees. That evaluation process includes consideration of director age and tenure. The Nominating and Corporate Governance Committee also reviews director age and tenure for purposes of director succession planning and as factors in determining whether Board members should be nominated for re-election.

As a result of these practices, and the Company’s growth, the Company has replenished its Board with new members who bring unique perspectives, including by adding five independent directors since 2007, reducing the average tenure for all independent directors to less than 14 years. Two of the longest-tenured Board members (over 20 years) are the Company’s Chief Executive Officer, Joseph R. Ficalora, and Chairman of the Board, Dominick Ciampa, both of whom the Board believes currently make invaluable contributions to the Board.

Conclusion

The Board believes that the proposal’s request to implement director term limits is unnecessary and counterproductive to the Board’s ability to nominate for shareholder approval the best candidates to lead the Company. The Board, therefore, recommends a vote AGAINST this proposal.

ADDITIONAL INFORMATION

ADDITIONAL INFORMATION

Shareholder Proposals

To be considered for inclusion in the Company’s proxy statement and form of proxy relating to the annual meeting of shareholders to be held in 2021, a shareholder proposal must be received by the Corporate Secretary of the Company, at the address set forth on page 19 of this proxy statement, no later than December 25, 2020. If such annual meeting is held on a date more than 30 days from June 3, 2021, a shareholder proposal must be received within a reasonable time before the Company begins to print and mail its proxy solicitation materials for such annual meeting. Any such proposal will be subject to the proxy rules adopted by the SEC.

Proxy Access Nominations

Any shareholder (or group of no more than 20 shareholders) meeting the Company’s continuous ownership requirements set forth in our Bylaws who wishes to nominate a candidate or candidates for election for up to 20% of our Board and to require the Company to include such nominee(s) in our 2021 proxy statement, must submit such nomination and request by no earlier than November 25, 2020 nor later than December 25, 2020. The nomination and supporting materials must also comply with the requirements set forth in our By-laws for inclusion of director nominees in the proxy statement.

Notice of Business to be Conducted at an Annual Meeting

The Bylaws of the Company, a copy of which may be obtained from the Company, set forth the procedures by which a shareholder may properly bring business before a meeting of shareholders. Pursuant to the Bylaws, only business brought by, or at the direction of, the Board of Directors may be conducted at a special meeting. The Bylaws of the Company provide an advance notice procedure for a shareholder to properly bring business before an annual meeting. The shareholder must give written advance notice to the Corporate Secretary of the Company not less than 90 days before the date originally fixed for such meeting; provided, however, that in the event that less than 100 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder, to be timely, must be received not later than the close of business on the tenth day following the date on which the Company’s notice to shareholders of the annual meeting date was mailed or such public disclosure was made.

Attendance at the Annual Meeting

The 2020 Annual Meeting of Shareholders will be a virtual meeting conducted exclusively via live webcast at www.virtualshareholdermeeting.com/NYCB2020. We are committed to ensuring that shareholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/NYCB2020. We will try to answer as many shareholder-submitted questions as time permits that comply with the meeting rules of conduct. However, we reserve the right to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

To participate in the virtual meeting, you will need the 16-digit control number included on your Notice, proxy card or voting instruction form. The meeting webcast will begin promptly at 10:00 a.m., Eastern Daylight Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:00 a.m., Eastern Daylight Time, and you should allow ample time for the check-in procedures. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting login page. Technical support will be available beginning at 9:30 a.m. Eastern Daylight Time on June 3, 2020 and will remain available until the meeting has ended.

Other Matters Which May Properly Come Before the Annual Meeting

The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Shareholders. If, however, other matters are properly brought before the Meeting, it is the intention of the members of the Proxy Committee to vote the shares represented thereby on such matters in accordance with their best judgment.

Whether or not you intend to be present at the Annual Meeting, you are urged to sign, date, and return your proxy card, or to vote via the Internet or by telephone, promptly. If you are then present and wish to vote your shares in person, your original proxy may be revoked by voting at the Annual Meeting.

ADDITIONAL INFORMATION

Online Delivery of Proxy and Other Materials

We have elected to take advantage of SEC rules that allow companies to furnish proxy materials to their shareholders on the Internet. We believe that these rules allow us to provide our shareholders with the information they need to vote at our Annual Meeting, while also reducing the costs of delivery and reducing the environmental impact of producing and distributing the related proxy materials.

Since April 24, 2020, the proxy materials for the 2020 Annual Meeting (which include the 2019 Annual Report to Shareholders) have been available at the following web site: www.proxyvote.com. Shareholders who wish to receive a printed copy of the proxy materials available on this web site may request copies in any of the following ways: (i) via the Internet, at www.proxyvote.com; (ii) by telephone, at 1-800-579-1639; or (iii) by sending an e-mail to sendmaterial@proxyvote.com. Shareholders who are not eligible to vote at the Annual Meeting may find our 2019 Annual Report to Shareholders and the Notice of 2020 Annual Meeting of Shareholders and Proxy Statement on the Investor Relations portion of our Company website, www.myNYCB.com.

We encourage all of our shareholders who have Internet access to receive future proxy materials online rather than through the U.S. mail delivery system. By electing to receive our materials electronically, you will be supporting our efforts to reduce expenses and thus add to shareholder value. Other benefits of this service include:

✓

Receiving shareholder communications, including the Company’s annual report to shareholders and proxy statement, as soon as they are available, thus eliminating the need to wait for them to arrive by mail;

✓	Enjoying easier access to convenient online voting; and

✓	Eliminating bulky paper documents from your personal files.

Householding of Proxy Statements and Annual Reports

The SEC has adopted rules that permit companies to mail a single proxy statement and a single annual report to two or more shareholders sharing the same address. This practice is known as “householding.” Householding provides greater convenience to shareholders and saves the Company money by reducing excess printing costs. You may have been identified as living at the same address as another Company shareholder. If this is the case, and unless the Company receives contrary instructions from you, we will continue to “household” your proxy statement and annual report for the reasons stated above.

If you are a shareholder or a beneficial owner at a shared address to which a single copy of both the proxy statement and the annual report has been delivered, and you would like to receive your own copy of this proxy statement and the annual report, you may obtain them electronically from the Investor Relations portion of our website, www.myNYCB.com, by selecting “SEC Documents”; by contacting the Investor Relations Department of the Company by phone (516-683-4420) or by e-mail (ir@myNYCB.com); or by writing to the Investor Relations Department of the Company and indicating that you are a shareholder at a shared address and would like an additional copy of each document.

If you are a recordholder and would like to receive a separate proxy statement or annual report in the future, please contact Computershare Shareowner Services LLC either by phone at (866) 293-6077, online at www.computershare.com/investor, or by mail at P.O. Box 30170, College Station, Texas 77842. If you are a beneficial owner and would like to receive a separate proxy statement or annual report in the future, please contact your broker, bank, or other nominee.

If, on the other hand, you are a shareholder of record sharing an address, and are receiving multiple copies of this proxy statement or the annual report, please contact Computershare Ltd. at the number or addresses listed above so that all shareholders at the shared address can request that only a single copy of each document be mailed to your address in the future. If you are the beneficial owner, but not the recordholder, of Company shares, and you wish to receive only one copy of the proxy statement and annual report in the future, you will need to contact your broker, bank, or other nominee so that all shareholders at the shared address can request that only a single copy of each document be mailed to your address in the future.

ADDITIONAL INFORMATION

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC, accompanies this proxy statement. An additional copy will be furnished without charge to shareholders upon written request to New York Community Bancorp, Inc., Investor Relations Department, 615 Merrick Avenue, Westbury, New York 11590.

By Order of the Board of Directors,

Westbury, New York April 24, 2020	R. Patrick Quinn Executive Vice President, Chief Corporate Governance Officer, and Corporate Secretary

YOU ARE CORDIALLY INVITED TO ATTEND THE VIRTUAL ANNUAL MEETING.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED

TO PROMPTLY COMPLETE, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY CARD

IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR TO VOTE VIA THE INTERNET OR BY TELEPHONE.

APPENDIX A

APPENDIX A

Discussion and Reconciliation of GAAP and non-GAAP

Financial Measures

While stockholders’ equity, return on stockholders’ equity and total assets are financial measures that are recorded in accordance with U.S. generally accepted accounting principles (“GAAP”), tangible stockholders’ equity, return on average tangible stockholders’ equity and tangible assets are not. Nevertheless, it is management’s belief that these non-GAAP measures should be disclosed to investors for the following reasons: (i) tangible stockholders’ equity is an important indication of the Company’s ability to grow organically and through business combinations, as well as its ability to pay dividends and to engage in various capital management strategies; and (ii) returns on average tangible assets and average tangible stockholders’ equity are among the profitability measures considered by current and prospective investors, both independent of, and in comparison with, the Company’s peers.

The following table provides information to reconcile to GAAP those non-GAAP financial metrics used by the Compensation Committee in the determination of awards under our short- and long-term incentive program as described in greater detail under the heading 2019 Performance Metrics in the Compensation Discussion and Analysis.

Reconciliation of GAAP and non-GAAP Financial Measures

(in thousands)	At or for the Twelve Months Ended December 31, 2019

Total Stockholders’ Equity	$6,711,694

Less: Goodwill	(2,426,379)

Preferred stock	(502,840)

Tangible common stockholders’ equity	$3,782,475

Total Assets	$53,640,821

Less: Goodwill	(2,426,379)

Tangible assets	$51,214,442

Average Common Stockholders’ Equity	$6,161,146

Less: Average goodwill	(2,428,703)

Average tangible common stockholders’ equity	$3,732,443

Average Assets	$52,109,095

Less: Average goodwill	(2,428,703)

Average tangible assets	$49,680,392

Net Income	$395,043

Net income available to common shareholders	$362,215

GAAP Measures

Return on average assets	0.76%

Return on average common stockholders’ equity	5.88

Common stockholders’ equity to total assets	11.57

Non-GAAP Measures

Return on average tangible assets	0.80%

Return on average tangible common stockholders’ equity	9.70

Tangible common stockholders’ equity to tangible assets	7.39

APPENDIX B

APPENDIX B

NEW YORK COMMUNITY BANCORP, INC.

2020 OMNIBUS INCENTIVE PLAN

1.	Purposes; Effective Date; Prior Plan.

(a)    Purpose. The New York Community Bancorp, Inc. 2020 Omnibus Incentive Plan has two principal purposes: (i) to assist with the objective of attracting and retaining outstanding individuals to serve as officers, directors, employees and consultants and (ii) to increase shareholder value. The Plan will provide participants with incentives to increase shareholder value by offering the opportunity to acquire shares of the Company’s common stock, receive monetary payments based on the value of such common stock, or receive other incentive compensation, on the terms that this Plan provides.

(b)    Effective Date. This Plan will become effective, and Awards may be only be granted under this Plan, on and after the Effective Date. This Plan will terminate as provided in Section 15.

(c)    Effect on Prior Plan. On the Effective Date, the Prior Plan will terminate such that no new awards may be granted under the Prior Plan, although awards previously granted under the Prior Plan and still outstanding will continue to be subject to all terms and conditions of the Prior Plan.

2.    Definitions. Capitalized terms used and not otherwise defined in this Plan or in any Award agreement have the following meanings:

“Administrator” means the Board or the Committee; provided that, to the extent the Board or the Committee has delegated authority and responsibility as an Administrator of the Plan to one or more committees or officers of the Company as permitted by Section 3(b), the term “Administrator” shall also mean such committee(s) and/or officer(s).

“Affiliate” has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act. Notwithstanding the foregoing, for purposes of determining those individuals to whom an Option or a Stock Appreciation Right may be granted, the term “Affiliate” means any entity that, directly or through one or more intermediaries, is controlled by or is under common control with, the Company within the meaning of Code Sections 414(b) or (c); provided that, in applying such provisions, the phrase “at least 20 percent” shall be used in place of “at least 80 percent” each place it appears therein.

“Award” means a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Stock, Restricted Stock, Restricted Stock Units, a Cash Incentive Award, or any other type of award permitted under this Plan.

“Board” means the Board of Directors of the Company.

“Cash Incentive Award” means the right to receive a cash payment to the extent Performance Goals are achieved (or other requirements are met), as described in Section 10.

“Cause” means, with respect to a Participant, the occurrence of any one of the following, (i) the repeated failure or refusal of the Participant to follow the lawful directives of the Company or an Affiliate (except due to sickness, injury or disabilities), (ii) gross inattention to duty or any other willful, reckless or grossly negligent act (or omission to act) by the Participant, which, in the good faith judgment of the Company, could result in a material injury to the Company or an Affiliate including but not limited to the repeated failure to follow the policies and procedures of the Company, or (iii) the commission by the Participant of a felony or other crime involving moral turpitude or the commission by the Participant of an act of financial dishonesty against the Company or an Affiliate.

“Change in Control” shall mean the occurrence of any of the following events:

APPENDIX B

(i)

the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d) (2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than twenty five (25) percent of the combined voting power of the Company’s then outstanding securities; provided, however, that, for purposes of this paragraph (i), of this definition, the following acquisitions shall not constitute a Change in Control: (A) any acquisition of securities directly from the Company, (B) any acquisition of securities by the Company, (C) any acquisition of securities by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition of securities by any corporation or entity pursuant to a transaction that does not constitute a Change in Control under paragraph (iv) of this definition; or

(ii)

individuals who, as of the Effective Date constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual’s initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board; or

(iii)

the Company disposes of all or substantially all of the business of the Company to a party or parties other than a subsidiary or other affiliate of the Company pursuant to a partial or complete liquidation of the Company, sale of assets (including stock of a subsidiary of the Company) or otherwise; or

(iv)

consummation of a reorganization, merger ,or consolidation (including a merger, or consolidation of the Company or any direct or indirect subsidiary of the Company), or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Company’s outstanding Common Stock and the Company’s voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect beneficial ownership, respectively, of more than 50 percent of the then outstanding shares of common stock, and more than 50 percent of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the corporation resulting from such Business Combination (which, for purposes of this subparagraph, shall include a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), and (B) except to the extent that such ownership existed prior to the Business Combination, no person (excluding any corporation resulting from such Business Combination or any employee benefit plan or related trust of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty five (25) percent or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or twenty five (25) percent or more of the combined voting power of the then outstanding voting securities of such corporation, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

Notwithstanding the above and solely with respect to any Award that constitutes “deferred compensation” subject to Section 409A of the Code and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership”, “change in effective control”, and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time or form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for purposes of determining whether a Participant’s rights to such Award become vested or otherwise unconditional upon the Change in Control.

“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

APPENDIX B

“Committee” means the Compensation Committee of the Board, any successor committee thereto or such other committee of the Board that is designated by the Board with the same or similar authority. The Committee shall consist only of Non-Employee Directors (not fewer than two (2)) who also qualify as Outside Directors to the extent necessary for the Plan to comply with Rule 16b-3 promulgated under the Exchange Act.

“Company” means New York Community Bancorp, Inc., a Delaware corporation, or any successor thereto.

“Director” means a member of the Board.

“Dividend Equivalent Unit” means the right to receive a payment, in cash or Shares, equal to the cash dividends or other cash distributions paid with respect to a Share.

“Effective Date” means the date of shareholder approval of the Plan

“Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

“Fair Market Value” means, per Share on a particular date, (i) if the Shares are listed on a national securities exchange, the last sales price for such date on the national securities exchange on which the Stock is then traded, or if no sales of Stock occur on such date, then on the last preceding date on which there was a sale on such exchange; or (ii) if the Shares are not listed on a national securities exchange, but are traded in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on such date, or on the last preceding date on which there was a sale of Shares on that market; or (iii) if the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Administrator, in its discretion. Notwithstanding the foregoing, in the case of the sale of Shares, the actual sale price shall be the Fair Market Value of such Shares.

“Good Reason” means the occurrence of any of the following events, without the Participant’s advance written consent: (i) a material reduction in the Participant’s base salary, cash bonus opportunity or long-term incentive opportunity; (ii) a material adverse change in the Participant’s duties, responsibilities, authority, title, status or reporting structure; or (iii) a geographical relocation of the Participant’s principal office location by more than fifty (50) miles that materially increases the distance of the Participant’s commute.

“Non-Employee Director” means a Director who is not also an employee of the Company or its Subsidiaries.

“Option” means the right to purchase Shares at a stated price for a specified period of time.

“Participant” means an individual selected by the Administrator to receive an Award.

“Performance Goals” means any objective or subjective goals the Administrator establishes with respect to an Award. Performance Goals may include, but are not limited to, the performance of the Company or any one or more of its Subsidiaries, Affiliates or other business units and may be established on an absolute or relative basis. Performance Goals may also relate to a Participant’s individual performance. The Administrator reserves the right to adjust Performance Goals, or modify the manner of measuring or evaluating a Performance Goal, for any reason the Administrator determines is appropriate, including but not limited to: (i) by excluding the effects of charges for reorganizing and restructuring; discontinued operations; asset write-downs; gains or losses on the disposition of a business; or mergers, acquisitions or dispositions; and extraordinary, unusual and/or non-recurring items of gain or loss; (ii) excluding the costs of litigation, claims, judgments or settlements; (iii) excluding the effects of changes laws or regulations affecting reported results, or changes in tax or accounting principles, regulations or law; and (iv) excluding any accruals of amounts related to payments under the Plan or any other compensation arrangement maintained by the Company or an Affiliate.

“Performance Shares” means the right to receive Shares to the extent Performance Goals are achieved (or other requirements are met).

APPENDIX B

“Performance Unit” means the right to receive a cash payment and/or Shares valued in relation to a unit that has a designated dollar value or the value of which is equal to the Fair Market Value of one or more Shares, to the extent Performance Goals are achieved (or other requirements are met).

“Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, or any group of Persons acting in concert that would be considered “persons acting as a group” within the meaning of Treas. Reg. § 1.409A-3(i)(5).

“Plan” means this New York Community Bancorp, Inc. 2020 Omnibus Incentive Plan, as it may be amended from time to time.

“Prior Plan” means the New York Community Bancorp, Inc. 2012 Stock Incentive Plan.

“Restricted Stock” means Shares that are subject to a risk of forfeiture or restrictions on transfer, or both a risk of forfeiture and restrictions on transfer, which may lapse upon the achievement or partial achievement of Performance Goals or upon the completion of a period of service, or both.

“Restricted Stock Unit” means the right to receive a Share or a cash payment the value of which is equal to the Fair Market Value of one Share

“Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

“Share” means a share of Stock.

“Stock” means the Common Stock of the Company, $.01 par value.

“Stock Appreciation Right” or “SAR” means the right to receive a cash payment, and/or Shares with a Fair Market Value, equal to the appreciation of the Fair Market Value of a Share during a specified period of time.

“Subsidiary” means any corporation, limited liability company or other limited liability entity in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entities in the chain) owns the stock or equity interest possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or other equity interests in one of the other entities in the chain.

3.	Administration.

(a)    Administration. In addition to the authority specifically granted to the Administrator in this Plan, the Administrator has full discretionary authority to administer this Plan, including but not limited to the authority to: (i) interpret the provisions of this Plan or any agreement covering an Award; (ii) prescribe, amend and rescind rules and regulations relating to this Plan; (iii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan or such Award into effect; and (iv) make all other determinations necessary or advisable for the administration of this Plan. All Administrator determinations shall be made in the sole discretion of the Administrator and are final and binding on all interested parties.

APPENDIX B

(b)    Delegation to Other Committees or Officers. To the extent applicable law permits, the Board may delegate to another committee of the Board, or the Committee may delegate to one or more officers of the Company, any or all of their respective authority and responsibility as an Administrator of the Plan; provided that no such delegation is permitted with respect to Stock-based Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consisting entirely of Non-Employee Directors. If the Board or the Committee has made such a delegation, then all references to the Administrator in this Plan include such other committee or one or more officers to the extent of such delegation.

(c)    No Liability; Indemnification. No member of the Board or the Committee, and no officer or member of any other committee to whom a delegation under Section 3(b) has been made, will be liable for any act done, or determination made, by the individual in good faith with respect to the Plan or any Award. The Company will indemnify and hold harmless each such individual as to any acts or omissions, or determinations made, in each case done or made in good faith, with respect to this Plan or any Award to the maximum extent that the law and the Company’s By-Laws permit.

Eligibility; Certain Award Limits.

(a)    Eligibility. The Administrator may designate any of the following as a Participant from time to time, to the extent of the Administrator’s authority: any officer or other employee of the Company or its Affiliates; any individual that the Company or an Affiliate has engaged to become an officer or employee; any consultant or advisor who provides services to the Company or its Affiliates; or any Director, including a Non-Employee Director. The Administrator’s designation of, or granting of an Award to, a Participant will not require the Administrator to designate such individual as a Participant or grant an Award to such individual at any future time. The Administrator’s granting of a particular type of Award to a Participant will not require the Administrator to grant any other type of Award to such individual.

(b)    Non-Employee Director Award Limits. Subject to adjustment as provided in Section 17, no Participant who is a Non-Employee Director may be granted Awards that could result in such Participant receiving Awards with a Fair Market Value in excess of $350,000 in respect of any fiscal year of the Company.

4.    Types of Awards. Subject to the terms of this Plan, the Administrator may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary may receive grants of incentive stock options within the meaning of Code Section 422. Awards may be granted alone or in addition to, in tandem with, or (subject to the prohibition on repricing set forth in Section 15(e)) in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate, including the plan of an acquired entity).

5.	Shares Reserved under the Plan.

(a)    Plan Reserve. Subject to adjustment as provided in Section 17, an aggregate of twelve million (12,000,000) Shares, plus the number of Shares available for issuance under the Prior Plan that had not been made subject to outstanding awards as of the Effective Date (but not to exceed 150,000 Shares), plus the number of Shares described in Section 6(c), are reserved for issuance under this Plan, of which twelve million (12,000,000) Shares may be issued pursuant to the exercise of incentive stock options. The Shares reserved for issuance may be either authorized and unissued Shares or Shares reacquired at any time and now or hereafter held as treasury stock.

(b)    Reduction and Recycling of Shares under the Plan.

(i)

The aggregate number of Shares reserved under Section 6(a) shall be reduced on the date of grant of an Award by the maximum number of Shares, if any, with respect to which such Award is granted. Notwithstanding the foregoing, an Award that may be settled solely in cash shall not cause any reduction of the Plan’s Share reserve at the time such Award is granted.

(ii)

To the extent (i) an Award lapses, expires, terminates or is cancelled without the issuance of Shares under the Award (whether due currently or on a deferred basis) or is settled in cash, (ii) it is determined during or at the conclusion of the term of an Award that all or some portion of the Shares with respect to which the Award was granted will not be issuable on the basis that the conditions for such issuance will not be satisfied, (iii) Shares are forfeited under an Award or (iv) Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, then such Shares shall be recredited to the Plan’s reserve and may again be used for new

APPENDIX B

Awards under this Plan, but Shares recredited to the Plan’s reserve pursuant to clause (iv) may not be issued pursuant to incentive stock options. Notwithstanding the foregoing, in no event shall the following Shares be recredited to the Plan’s reserve: (i) Shares purchased by the Company using proceeds from Option exercises; (ii) Shares tendered or withheld in payment of the exercise price of an Option or as a result of the net settlement of an outstanding Stock Appreciation Right; or (iii) Shares tendered or withheld to satisfy federal, state or local tax withholding obligations.

After the Effective Date, if any Shares subject to awards granted under the Prior Plan again become available for new grants under the terms of such plan if such plan were still in effect (taking into account such Prior Plan’s provisions concerning termination or expiration, if any), then those Shares will be available for the purpose of granting Awards under this Plan, thereby increasing the number of Shares available for issuance under this Plan as determined under the first sentence of Section 6(a) (but not in excess of 250,000 shares in each 12-month period beginning on the Effective Date); provided that no Shares subject to awards granted under the Prior Plan shall be available for purposes of granting Awards under this Plan to the extent they are (i) Shares purchased by the Company using proceeds from Option exercises, (ii) Shares tendered or withheld in payment of the exercise price of an Option or as a result of the net settlement of an outstanding Stock Appreciation Right, or (iii) Shares tendered or withheld to satisfy federal, state or local tax withholding obligations. Any such Shares will not be available for future awards under the terms of the Prior Plan.

6.    Options. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each Option, including but not limited to: (a) whether the Option is an “incentive stock option” which meets the requirements of Code Section 422, or a “nonqualified stock option” which does not meet the requirements of Code Section 422; (b) the grant date, which may not be any day prior to the date that the Administrator approves the grant; (c) the number of Shares subject to the Option; (d) the exercise price, which may never be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant; (e) the terms and conditions of vesting and exercise; (f) the term, except that an Option must terminate no later than ten (10) years after the date of grant; and (g) the manner of payment of the exercise price. In all other respects, the terms of any incentive stock option should comply with the provisions of Code Section 422 except to the extent the Administrator determines otherwise. If an Option that is intended to be an incentive stock option fails to meet the requirements thereof, the Option shall automatically be treated as a nonqualified stock option to the extent of such failure. To the extent permitted by the Administrator, and subject to such procedures as the Administrator may specify, the payment of the exercise price of Options may be made by (w) delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, (x) by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price, (y) by surrendering the right to receive Shares otherwise deliverable to the Participant upon exercise of the Award having a Fair Market Value at the time of exercise equal to the total exercise price, or (z) by any combination of (w), (x) and/or (y). Except to the extent otherwise set forth in an Award agreement, a Participant shall have no rights as a holder of Stock as a result of the grant of an Option until the Option is exercised, the exercise price and applicable withholding taxes are paid and the Shares subject to the Option are issued thereunder.

7.    Stock Appreciation Rights. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each SAR, including but not limited to: (a) the grant date, which may not be any day prior to the date that the Administrator approves the grant; (b) the number of Shares to which the SAR relates; (c) the grant price, which may never be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant; (d) the terms and conditions of exercise or maturity, including vesting; (e) the term, provided that an SAR must terminate no later than ten (10) years after the date of grant; and (f) whether the SAR will be settled in cash, Shares or a combination thereof.

8.    Performance and Stock Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Shares, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, including but not limited to: (a) the number of Shares and/or units to which such Award relates; (b) whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Administrator specifies; (c) the length of the vesting and/or performance period and, if different, the date on which payment of the benefit provided under the Award will be made; (d) with respect to Performance Units, whether to measure the value of each unit in relation to a designated dollar value or the Fair Market Value of one or more Shares; and (e) with respect to Restricted Stock Units and Performance Units, whether to settle such Awards in cash, in Shares (including Restricted Stock), or in a combination of cash and Shares.

APPENDIX B

9.    Cash Incentive Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of a Cash Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, and the timing of payment.

10.    Dividend Equivalent Units. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Dividend Equivalent Units, including but not limited to whether: (a) such Award will be granted in tandem with another Award; (b) payment of the Award will be made concurrently with dividend payments or credited to an account for the Participant which provides for the deferral of such amounts until a stated time; (c) the Award will be settled in cash or Shares; and (d) as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Administrator specifies; provided that Dividend Equivalent Units may not be granted in connection with an Option or Stock Appreciation Right.

Other Stock-Based Awards. Subject to the terms of this Plan, the Administrator may grant to a Participant shares of unrestricted Stock as replacement for other compensation to which the Participant is entitled, such as in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, or as a bonus.

11.	Minimum Vesting Period; Discretion to Accelerate Vesting.

(a)      Minimum Vesting Period. All Awards granted under the Plan shall have a minimum vesting period of one year from the date of grant, provided that such minimum vesting period will not apply to Awards with respect to up to 5% of the total number of Shares reserved pursuant to Section 6(a).

(b)      Discretion to Accelerate. Notwithstanding Section 13(a), the Administrator may accelerate the vesting of an Award or deem an Award to be earned, in whole or in part, in the event of a Participant’s death or disability (as defined by the Administrator in an Award Agreement), or as provided in Section 17(c).

12.    Transferability. Awards are not transferable, including to any financial institution, other than by will or the laws of descent and distribution, unless and to the extent the Administrator allows a Participant to: (a) designate in writing a beneficiary to exercise the Award or receive payment under the Award after the Participant’s death; (b) transfer an Award to the former spouse of the Participant as required by a domestic relations order incident to a divorce; or (c) transfer an Award; provided, however, that with respect to clause (c) above the Participant may not receive consideration for such a transfer of an Award.

13.	Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

(a)    Term of Plan. Unless the Board earlier terminates this Plan pursuant to Section 15(b), this Plan will terminate upon the tenth anniversary of the Effective Date. Notwithstanding the foregoing, the authority of the Board and the Administrator under this Section 15 and to otherwise administer the Plan with respect to then-outstanding Awards will extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

(b)    Termination and Amendment. The Board or the Administrator may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

(i)

the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) prior action of the Board, (B) applicable corporate law, or (C) any other applicable law;

(ii)

shareholders must approve any amendment of this Plan (which may include an amendment to materially increase any number of Shares specified in Section 6(a), except as permitted by Section 17) to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded, or (D) any other applicable law; and

(iii)	shareholders must approve an amendment that would diminish the protections afforded by Section 4(b) or Section 15(e).

APPENDIX B

(c)	Amendment, Modification, Cancellation and Clawback.

(i)

Except as provided in Section 16(e) and subject to the requirements of this Plan, the Administrator may modify, amend or cancel any Award, or waive any restrictions or conditions applicable to any Award or the exercise of the Award; provided that, except as otherwise provided in the Plan or the Award agreement, any modification or amendment that materially diminishes the rights of the Participant, or the cancellation of an Award, shall be effective only if agreed to by the Participant or any other person(s) as may then have an interest in such Award, but the Administrator need not obtain Participant (or other interested party) consent for the modification, amendment or cancellation of an Award pursuant to the provisions of subsection (ii) or Section 17 or as follows: (A) to the extent the Administrator deems such action necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded; (B) to the extent the Administrator deems necessary to preserve favorable accounting or tax treatment of any Award for the Company; or (C) to the extent the Administrator determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Participant (or any other person(s) as may then have an interest in the Award). Notwithstanding the foregoing, unless determined otherwise by the Administrator, any such amendment shall be made in a manner that will enable an Award intended to be exempt from Code Section 409A to continue to be so exempt, or to enable an Award intended to comply with Code Section 409A to continue to so comply.

(ii)

Notwithstanding anything to the contrary in an Award agreement, the Administrator shall have full power and authority to terminate or cause the Participant to forfeit the Award, and require the Participant to restore to the Company any gains attributable to the Award, if the Participant engages in any action constituting, as determined by the Administrator in its discretion, Cause for termination, or a breach of any Award agreement or any other agreement between the Participant and the Company or an Affiliate concerning noncompetition, nonsolicitation, confidentiality, trade secrets, intellectual property, nondisparagement or similar obligations.

(iii)

Any Awards granted pursuant to this Plan, and any Stock issued or cash paid pursuant to an Award, shall be subject to any recoupment or clawback policy that is adopted by, or any recoupment or similar requirement otherwise made applicable by law, regulation or listing standards to, the Company from time to time.

(d)    Repricing and Backdating Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided for in Section 18, neither the Administrator nor any other person may (i) amend the terms of outstanding Options or SARs to reduce the exercise or grant price of such outstanding Options or SARs; (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise or grant price that is less than the exercise or grant price of the original Options or SARs; or (iii) cancel outstanding Options or SARs with an exercise or grant price above the current Fair Market Value of a Share in exchange for cash or other securities. In addition, the Administrator may not make a grant of an Option or SAR with a grant date that is effective prior to the date the Administrator takes action to approve such Award.

14. Taxes.

(a)    Withholding. In the event the Company or one of its Affiliates is required to withhold any Federal, state or local taxes or other amounts in respect of any income recognized by a Participant as a result of the grant, vesting, payment or settlement of an Award or disposition of any Shares acquired under an Award, the Company may satisfy such obligation by:

(i)	If cash is payable under an Award, deducting (or requiring an Affiliate to deduct) from such cash payment the amount needed to satisfy such obligation;

(ii)

If Shares are issuable under an Award, then to the extent previously approved by the Administrator (which approval may be set forth in an Award agreement or in administrative rules) (A) withholding Shares having a Fair Market Value equal to such obligations; or (B) allowing the Participant to elect to (1) have the Company or its Affiliate withhold Shares otherwise issuable under the Award, (2) tender back Shares received in connection with such Award or (3) deliver other previously owned Shares, in each case having a Fair Market Value equal to the amount to be withheld; provided that the amount to be withheld under this clause (ii) may not exceed the total maximum statutory tax withholding obligations associated with the transaction to the extent needed for the Company and its Affiliates to avoid an accounting charge. If an election is provided, the election must be made on or before the date

APPENDIX B

as of which the amount of tax to be withheld is determined and otherwise as the Administrator requires; or

(iii)

Deducting (or requiring an Affiliate to deduct) the amount needed to satisfy such obligation from any wages or other payments owed to the Participant, requiring such Participant to pay to the Company or its Affiliate, in cash, promptly on demand, or make other arrangements satisfactory to the Company or its Affiliate regarding the payment to the Company or its Affiliate of the amount needed to satisfy such obligation.

(b)    No Guarantee of Tax Treatment. Notwithstanding any provisions of this Plan to the contrary, the Company does not guarantee to any Participant or any other Person with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, or (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate be required to indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

15.	Adjustment and Change in Control Provisions.

(a)    Adjustment of Shares. If (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities (other than stock purchase rights issued pursuant to a shareholder rights agreement) or other property; (iii) the Company shall effect a cash dividend the amount of which, on a per Share basis, exceeds ten percent (10%) of the Fair Market Value of a Share at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur, which, in the case of this clause (iv), in the judgment of the Administrator necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Administrator shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, adjust any or all of: (A) the number and type of Shares subject to this Plan (including the number and type of Shares described in Sections 6(a), (b) and (c)) and which may after the event be made the subject of Awards; (B) the number and type of Shares subject to outstanding Awards; (C) the grant, purchase, or exercise price with respect to any Award; and (D) the Performance Goals of an Award. In any such case, the Administrator may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) in an amount determined by the Administrator effective at such time as the Administrator specifies (which may be the time such transaction or event is effective). However, in each case, with respect to Awards of incentive stock options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number. In any event, previously granted Options or SARs are subject to only such adjustments as are necessary to maintain the relative proportionate interest the Options and SARs represented immediately prior to any such event and to preserve, without exceeding, the value of such Options or SARs.

Without limitation, in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change in Control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Administrator may substitute, on an equitable basis as the Administrator determines, for each Share then subject to an Award and the Shares subject to this Plan (if the Plan will continue in effect), the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction.

Notwithstanding the foregoing, in the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the Shares (including a reverse stock split), if no action is taken by the Administrator, adjustments contemplated by this subsection that are proportionate shall nevertheless automatically be made as of the date of such stock dividend or subdivision or combination of the Shares.

(b)    Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Administrator may authorize the issuance or assumption of awards under this Plan upon such terms and conditions as it may deem appropriate.

APPENDIX B

(c)	Effect of Change in Control.

(i)

Upon a Change in Control, if the successor or surviving corporation (or parent thereof) so agrees, then, without the consent of any Participant (or other person with rights in an Award), some or all outstanding Awards (a “Replaced Award”) may be assumed, or replaced with the same type of award with similar terms and conditions (a “Replacement Award”), by the successor or surviving corporation (or parent thereof) in the Change in Control transaction, subject to the following requirements:

(A)

Each Award which is assumed by the successor or surviving corporation (or parent thereof) shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Participant upon the consummation of such Change in Control had the Award been exercised, vested or earned immediately prior to such Change in Control, and such other appropriate adjustments in the terms and conditions of the Award shall be made.

(B)

If the securities to which the Awards relate after the Change in Control are not listed and traded on a national securities exchange, then (1) the Participant shall be provided the option, upon exercise or settlement of an Award, to elect to receive, in lieu of the issuance of such securities, cash in an amount equal to the fair value equal of the securities that would have otherwise been issued and (2) for purposes of determining such fair value, no reduction shall be taken to reflect a discount for lack of marketability, minority interest or any similar consideration.

(C)

Upon the Participant’s termination of employment within two years following the Change in Control (1) by the successor or surviving corporation without Cause, (2) by the Participant for Good Reason” or (3) by reason of death or Disability, all of the Participant’s Awards that are in effect as of the date of such termination shall vest in full or be deemed earned in full (assuming target performance goals provided under such Award were met, if applicable) as of the effective date of such termination. In the event of any other termination of employment within two (2) years after a Change in Control that is not described herein, the terms of the applicable Award agreement shall apply.

(D)

For purposes of this subparagraph (i), an award will constitute a Replacement Award if it is of the same type as the Replaced Award (or, if it is of a different type as the Replaced Award (such as a deferred cash equivalent award), the Committee (as constituted immediately prior to the Change in Control) finds such type acceptable); (ii) it has a value at least equal to the value of the Replaced Award; (iii) it relates to publicly traded equity securities listed on a U.S. national securities exchange of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control, except in the case of a Replacement Award granted in the form of a deferred cash equivalent award; and (iv) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of paragraph are satisfied shall be made by the Committee (as constituted immediately before the Change in Control), in its sole discretion. Without limiting the generality of the foregoing, the Committee may determine the value of Awards and Replacement Awards that are stock options or stock appreciation rights by reference to either their intrinsic value or their fair value.

(ii)

To the extent the purchaser, successor or surviving entity (or parent thereof) in the Change in Control transaction does not assume the Awards or issue replacement awards as provided in clause (i) (including, for the avoidance of doubt, by reason of a Participant’s termination of employment in connection with the Change in Control), then immediately prior to the date of the Change in Control:

(A)

Each Option or SAR, other than a performance-based Option or SAR, that is then held by a Participant who is employed by or in the service of the Company or an Affiliate shall become immediately and fully vested, and, unless otherwise determined by the Board or Administrator, all Options and SARs shall be cancelled on the date of the Change in Control in exchange for a cash payment equal to the excess of the Change in Control Price (as defined below) of the Shares covered by the Option or SAR that is so cancelled over the purchase or grant price of such Shares under the Award; provided, however, that all Options and SARs that have a purchase or grant price that is greater than the Change in Control Price shall be cancelled for no consideration;

APPENDIX B

(B)	Restricted Stock and Restricted Stock Units that are not subject to performance-based vesting conditions shall vest in full;

(C)

All performance-based Awards for which the performance period has expired shall be paid based on actual performance (and assuming all employment or other requirements had been met in full). All outstanding performance-based Awards that are not vested and as to which the level of the Award depends upon the satisfaction of one or more Performance Goals shall immediately vest and all Performance Goals shall be deemed satisfied (A) by reference to the Company’s actual performance relative to such Performance Goals through the most recent date prior to the Change in Control for which the level of attainment of such Performance Goals can be determined by the Committee (as constituted immediately prior to the Change in Control) in its sole discretion or (B) if the Committee is unable to make such determination, at the target level of performance. The award shall be settled in cash, Shares or a combination thereof, as determined by the Committee, within ten (10) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A), notwithstanding that the applicable performance period, retention period or other restrictions and conditions have not been completed or satisfied.

(D)	All Dividend Equivalent Units that are not vested shall vest (to the same extent as the Award granted in tandem with the Dividend Equivalent Unit, if applicable) and be paid; and

(E)

All other Awards not described in subparagraph (A)-(D) above that are not vested shall vest and if an amount is payable under such vested Award, such amount shall be paid in cash based on the value of the Award.

(F)

“Change in Control Price” shall mean the per-share price paid or deemed paid in the Change in Control transaction, as determined by the Administrator. If the value of an Award is based on the Fair Market Value of a Share, Fair Market Value shall be deemed to mean the Change in Control Price.

16.	Miscellaneous.

(a)    Other Terms and Conditions. The Administrator may provide in any Award agreement such other provisions (whether or not applicable to the Award granted to any other Participant) as the Administrator determines appropriate to the extent not otherwise prohibited by the terms of the Plan. No provision in an Award agreement shall limit the Administrator’s discretion hereunder unless such provision specifically so provides for such limitation.

(b)    Employment and Service. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a Director. Unless determined otherwise by the Administrator, for purposes of the Plan and all Awards, the following rules shall apply:

(i)	a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have terminated employment; and

(ii)	a Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.

Notwithstanding the foregoing, for purposes of an Award that is subject to Code Section 409A, if a Participant’s termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon his or her “separation from service” within the meaning of Code Section 409A. Notwithstanding any other provision in this Plan or an Award to the contrary, if any Participant is a “specified employee” within the meaning of Code Section 409A as of the date of his or her “separation from service” within the meaning of Code Section 409A, then, to the extent required by Code Section 409A, any payment made to the Participant on account of such separation from service shall not be made before a date that is six months after the date of the separation from service.

(c)    No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan. Unless otherwise determined by the Administrator or otherwise provided in any Award agreement, all fractional Shares that would otherwise be issuable under the Plan shall be canceled for no consideration.

APPENDIX B

(d)    Unfunded Plan; Awards Not Includable for Benefits Purposes. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors. Income recognized by a Participant pursuant to an Award shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) or group insurance or other benefit plans applicable to the Participant which are maintained by the Company or any Affiliate, except as may be provided under the terms of such plans or determined by resolution of the Board.

(e)    Requirements of Law and Securities Exchange. The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges.

(f)    Code Section 409A. Any Award granted under this Plan shall be provided or made in such manner and at such time as to either make the Award exempt from, or comply with, the provisions of Code Section 409A, to avoid a plan failure described in Code Section 409(a)(1), and the provisions of Code Section 409A are incorporated into this Plan to the extent necessary for any Award that is subject to Code Section 409A to comply therewith.

(g)    Governing Law; Venue. This Plan, and all agreements under this Plan, will be construed in accordance with and governed by the laws of the State of Delaware, without reference to any conflict of law principles. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any award agreement, may only be brought and determined in a court sitting in the State of New York and any party to such action or proceeding shall agree to waive its right to a jury trial.

(h)    Limitations on Actions. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.

(i)    Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Titles of sections are for general information only, and this Plan is not to be construed with reference to such titles.

(j)    Severability. If any provision of this Plan or any award agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would cause this Plan, any award agreement or any Award to violate or be disqualified under any law the Administrator deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan, award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such award agreement and such Award will remain in full force and effect.

C/O COMPUTERSHARE 480 WASHINGTON BOULEVARD JERSEY CITY, NJ 07310 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above If the shares you held at record date were held through a Company benefit plan, the deadline for providing voting instructions via the Internet is 11:59 p.m. Eastern Daylight Time on May 28, 2020.For all others, the deadline for voting via the internet is 11:59 p.m. Eastern Daylight Time on June 2, 2020. In either case, please be sure to have your proxy card in hand when you access the website, and follow the instructions provided to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/NYCB2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE – 1-800-690-6903 You may use any touch-tone phone to vote; just be sure to have proxy card in hand when you call, and then follow the instructions provided. Please Note: If the shares you held at the record date were held through a Company benefit plan, the deadline for providing voting by phone is11:59 p.m. Eastern Daylight Time on May 28, 2020.For all others, the deadline for voting by phone is 11:59 p.m. Eastern Daylight Time on June 2, 2020. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SHAREHOLDER MEETING REGISTRATION To vote and/or attend the meeting, go to the “Register for Meeting” link at www.proxyvote.com. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D14975-P36845 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY NEW YORK COMMUNITY BANCORP, INC. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: For Against Abstain 1a. Dominick Ciampa 1b. Leslie D. Dunn 1c. Lawrence Rosano, Jr. 1d. Robert Wann The Board of Directors recommends that you vote FOR the following proposals: 2. The ratification of the appointment of KPMG LLP as the independent registered public accounting firm of New York Community Bancorp, Inc. for the fiscal year ending December 31, 2020. 3. An advisory vote to approve compensation for our executive officers disclosed in the accompanying Proxy Statement. 4. A proposal to amend the Amended and Restated Certificate of Incorporation and Bylaws of the Company to eliminate the supermajority voting requirements. 5. Approval of the New York Community Bancorp, Inc. 2020 Omnibus Incentive Plan. The Board of Directors recommends that you vote AGAINST the following proposals: For Against Abstain 6. A shareholder proposal requesting board action to eliminate the classified board of directors and provide instead for the annual election of directors. 7. A shareholder proposal recommending the adoption of director age and term limits. NOTE: If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their best judgment. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give your full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

NEW YORK COMMUNITY BANCORP, INC. ANNUAL MEETING OF SHAREHOLDERS Wednesday, June 3, 2020 10:00 a.m., Eastern Daylight Time Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Meeting and Proxy Statement and the Annual Report to Shareholders, including the 2019 Form 10-K, are available at www.proxyvote.com. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS REVOCABLE PROXY NEW YORK COMMUNITY BANCORP, INC. ANNUAL MEETING OF SHAREHOLDERS Wednesday, June 3, 2020 10:00 a.m., Eastern Daylight Time Except for those shares of Common Stock of the Company held in the plans defined below, the undersigned hereby appoints the Proxy Committee of the Board of Directors of New York Community Bancorp, Inc. (the “Company”), with full power of substitution, to act as attorney and proxy for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Shareholders to be held on Wednesday, June 3, 2020, at 10:00 a.m., Eastern Daylight Time, virtually at www.virtualshareholdermeeting.com/NYCB2020, and at any and all adjournments thereof, as set forth on the reverse side. This proxy, when properly executed, will be voted in the manner directed herein. Except as set forth in the following paragraph, if no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. If you hold shares of Common Stock of the Company through the New York Community Bancorp, Inc. Employee Savings Plan (the “401(k) Plan”) or the New York Community Bancorp, Inc. Employee Stock Ownership Plan (collectively referred to as the “tax-qualified plans”), or you have been awarded shares of restricted stock under the New York Community Bancorp, Inc. 2012 Stock Incentive Plan (the “Stock Plan”), this proxy card covers all shares for which you have the right to give voting instructions to Pentegra Trust Company, the trustee for the tax-qualified plans and the Stock Plan (the “Trustee”). This proxy card, when properly executed and dated, will be voted by the Trustee as you direct. If you do not direct the Trustee how to vote the shares of Company Common Stock credited to the plan account(s) by 11:59 p.m., Eastern Daylight Time, on May 28, 2020, the Trustee will vote the shares held in the tax-qualified plans in the same proportion as the voting instructions it receives from other participants as of that date and time. All shares of Common Stock of the Company held in the Stock Plan for which timely instructions are not received will be voted by the Trustee as directed by the Company. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE VIA THE INTERNET OR BY TELEPHONE (Continued, and to be marked, dated, and signed on the reverse side)